     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2002
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
               SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO

         (Exact names of co-registrants as specified in their charters)
                       ----------------------------------

           TRANSDIGM INC.                                                 TRANSDIGM HOLDING COMPANY
              DELAWARE                            3728                            DELAWARE
   (State or other jurisdiction of          (Primary Standard          (State or other jurisdiction of
   incorporation or organization)              Industrial              incorporation or organization)
                                       Classification Code Number)

             34-1750032                                                          13-3733378
(I.R.S. Employer Identification No.)                                (I.R.S. Employer Identification No.)

                       ----------------------------------

                          26380 CURTISS WRIGHT PARKWAY
                          RICHMOND HEIGHTS, OHIO 44143
                                 (216) 289-4939

         (Address, including zip code, and telephone number, including area code, of TransDigm Inc. and TransDigm Holding Company's principal executive offices)
                       ----------------------------------

                                 GREGORY RUFUS
        VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY
                                 TRANSDIGM INC.
                          26380 CURTISS WRIGHT PARKWAY
                          RICHMOND HEIGHTS, OHIO 44143
                                 (216) 289-4939

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                                   COPIES TO:

                           KIRK A. DAVENPORT II, ESQ.
                                LATHAM & WATKINS
                                885 THIRD AVENUE
                                   SUITE 1000
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200
                       ----------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                   AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED              BE REGISTERED         PER NOTE(1)       OFFERING PRICE(1)   REGISTRATION FEE(1)
10 3/8% Senior Subordinated Notes due
  2008(2)....................................      $75,000,000           102.675%            $77,006,250            $7,085
Guarantees of the 10 3/8% Senior Subordinated
  Notes due 2008(3)..........................      $75,000,000              N/A                  N/A                  N/A

(1) The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933 and reflects the book value of the notes as of June 28, 2002. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.

(2) The 10 3/8% Senior Subordinated Notes due 2008 will be the obligations of TransDigm Inc.

(3) Each of TransDigm Holding Company, ZMP, Inc., Adams Rite Aerospace, Inc., Marathon Power Technologies Company, Christie Electric Corp. and Champion Aerospace Inc. will guarantee on an unconditional basis the obligations of TransDigm Inc. under the 10 3/8% Senior Subordinated Notes due 2008. The guarantees are not traded separately. Pursuant to Rule 457(n), no additional registration fee is due in respect of the guarantees.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SCHEDULE A

            CHAMPION AEROSPACE INC.                                  ZMP, INC.
 (Exact name of registrant as specified in its     (Exact name of registrant as specified in its
                    charter)                                          charter)
                    DELAWARE                                         CALIFORNIA
(State or other jurisdiction of incorporation or  (State or other jurisdiction of incorporation or
                 organization)                                     organization)
                      3722                                              3728
(Primary Standard Industrial Classification Code  (Primary Standard Industrial Classification Code
                    Number)                                           Number)
                   58-2623644                                        95-4056651
    (I.R.S. Employer Identification Number)           (I.R.S. Employer Identification Number)
              1230 OLD NORRIS ROAD                             4141 NORTH PALM STREET
               LIBERTY, SC 29657                                FULLERTON, CA 92635
                 (864) 843-1162                                    (714) 278-6500
       (Address, including zip code, and                 (Address, including zip code, and
     telephone number, including area code,            telephone number, including area code,
  of registrants principal executive offices)       of registrants principal executive offices)

          ADAMS RITE AEROSPACE, INC.                       CHRISTIE ELECTRIC CORP.
(Exact name of registrant as specified in its   (Exact name of registrant as specified in its
                   charter)                                        charter)
                  CALIFORNIA                                      CALIFORNIA
(State or other jurisdiction of incorporation   (State or other jurisdiction of incorporation
               or organization)                                or organization)
                     3728                                            3629
 (Primary Standard Industrial Classification     (Primary Standard Industrial Classification
                 Code Number)                                    Code Number)
                  95-4056812                                      95-0987760
   (I.R.S. Employer Identification Number)         (I.R.S. Employer Identification Number)
            4141 NORTH PALM STREET                           8301 IMPERIAL DRIVE
             FULLERTON, CA 92835                                WACO, TX 76712
                (714) 278-6500                                  (254) 776-0650
      (Address, including zip code, and               (Address, including zip code, and
    telephone number, including area code,          telephone number, including area code,
 of registrants principal executive offices)     of registrants principal executive offices)

                      MARATHON POWER TECHNOLOGIES COMPANY
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                      3691
            (Primary Standard Industrial Classification Code Number)
                                   74-2707437
                              8301 IMPERIAL DRIVE
                                 WACO, TX 76712
                                 (254) 776-0650
                       (Address, including zip code, and
                     telephone number, including area code,
                  of registrants principal executive offices)

                  SUBJECT TO COMPLETION, DATED JUNE 28, 2002.

PROSPECTUS
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 TRANSDIGM INC.

                               OFFER TO EXCHANGE

 $75,000,000 PRINCIPAL AMOUNT OF ITS 10 3/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL
    OF ITS OUTSTANDING 10 3/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2008.

                               ------------------

    We are offering to exchange our registered 10 3/8% Series B Senior Subordinated Notes due 2008, which we refer to as the "exchange notes," for all of our outstanding 10 3/8% Series A Senior Subordinated Notes due 2008 that were issued on June 7, 2002, which we refer to as "old notes." We refer to the old notes and the exchange notes collectively as the "notes." The terms of the exchange notes are identical to the terms of the old notes, except that the exchange notes have been registered under the federal securities laws and, therefore, are freely transferable. The exchange notes will represent the same debt as the old notes, and we will issue the exchange notes under the same indenture.

PLEASE CONSIDER THE FOLLOWING:

Our offer to exchange old notes for exchange notes will be open until
5:00 p.m., New York City time, on             , 2002, unless we extend the
offer.

You should carefully review the procedures for tendering old notes beginning on page 24 of this prospectus.

If you fail to tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

No public market currently exists for the notes. We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system and, therefore, no active public market is anticipated.

Broker-dealers receiving exchange notes in exchange for old notes acquired for their own account though market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

INFORMATION ABOUT THE NOTES:

The notes will mature on December 1, 2008.

We will pay interest on the notes semi-annually in arrears on June 1 and December 1 of each year at the rate of 10 3/8% per annum.

We may redeem the notes on or after December 1, 2003 at the rates set forth in this prospectus.

The notes are unsecured obligations and are subordinated to all of the existing and future senior indebtedness and other liabilities of the guarantors and us.

If we undergo a change of control or sell some of our assets, we may be required to offer to purchase notes from you.

                           --------------------------

   YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS
                                  PROSPECTUS.

                           --------------------------

    Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of the exchange notes, nor have any of these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

               THE DATE OF THIS PROSPECTUS IS             , 2002.

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 195 days after the effectiveness of the exchange offer registration statement, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION.........................     ii

FORWARD-LOOKING STATEMENTS..................................     ii

PROSPECTUS SUMMARY..........................................      1

RISK FACTORS................................................     14

THE EXCHANGE OFFER..........................................     24

USE OF PROCEEDS.............................................     33

CAPITALIZATION..............................................     34

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION......     35

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............     43

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     45

BUSINESS....................................................     56

MANAGEMENT..................................................     65

PRINCIPAL STOCKHOLDERS......................................     72

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     74

DESCRIPTION OF OTHER INDEBTEDNESS...........................     75

DESCRIPTION OF THE EXCHANGE NOTES...........................     78

BOOK-ENTRY; DELIVERY AND FORM...............................    116

PLAN OF DISTRIBUTION........................................    118

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......    119

EXPERTS.....................................................    124

LEGAL MATTERS...............................................    124

INDEX TO FINANCIAL STATEMENTS...............................    F-1

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the U.S. Securities and Exchange Commission, which we refer to as the "Commission," a registration statement on Form S-4, which we refer to as the "exchange offer registration statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933 and the rules and regulations thereunder, which we refer to collectively as the Securities Act, covering the exchange notes being offered. As allowed by the Commission's rules, this prospectus does not contain all the information you can find in the exchange offer registration statement. For further information with respect to us and the exchange offer, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits. This information is available free of charge to any holders of securities of TransDigm upon written or oral request to Gregory Rufus, TransDigm Inc., 26380 Curtiss Wright Parkway, Richmond Heights, OH, 44143, telephone: (216) 289-4939. In order to obtain timely delivery of such documents, holders must request this information no later than five business days prior to the expiration date of the exchange offer for the notes.

    We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the Commission. These documents and other information can be inspected and copied at the public reference rooms that the Commission maintains at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website at HTTP://WWW.SEC.GOV, which contains reports and other information regarding registrants that file electronically with the Commission. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

    WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS THAT ARE NOT DISCUSSED HEREIN, YOU MUST NOT RELY ON THAT INFORMATION OR REPRESENTATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, NOR DOES THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF THE DATE ON THE COVER PAGE OF THIS PROSPECTUS AND MAY CHANGE AFTER THAT DATE. THE DELIVERY OF THIS PROSPECTUS DOES NOT, UNDER ANY CIRCUMSTANCES, MEAN THAT THERE HAS BEEN A CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. IT ALSO DOES NOT MEAN THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AFTER THIS DATE.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains both historical and "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described under the heading "Risk Factors," and are cautioned not to place undue reliance on these forward-looking statements. The factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected include, among others, the following:

    - the impact of general economic conditions in the regions in which we do business;

    - general industry conditions, including competition and product, raw material and energy prices;

    - changes in exchange rates and currency values;

    - capital expenditure requirements;

    - access to capital markets; and

    - other factors described in this prospectus.

    Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise.

                               PROSPECTUS SUMMARY

    IN THIS PROSPECTUS, THE WORDS "TRANSDIGM," "WE," "US" AND "OUR" REFER TO TRANSDIGM INC., THE ISSUER OF THE NOTES, AND OUR SUBSIDIARIES UNLESS THE CONTEXT OTHERWISE INDICATES. THE TERM "HOLDINGS" REFERS TO TRANSDIGM HOLDING COMPANY, THE PARENT HOLDING COMPANY OF TRANSDIGM, WHICH HAS NO ASSETS OTHER THAN THE CAPITAL STOCK OF TRANSDIGM. THE TERM "CHAMPION AEROSPACE" REFERS TO CHAMPION AVIATION PRODUCTS, A DIVISION OF FEDERAL MOGUL IGNITION COMPANY THAT WE ACQUIRED ON MAY 31, 2001. "THE TERM "PRO FORMA," WHEN USED TO DESCRIBE OUR OPERATIONS, REFERS TO OUR OPERATIONS AFTER GIVING EFFECT TO OUR ACQUISITION OF CHAMPION AEROSPACE AND, WHERE RELEVANT, THE OFFERING OF THE OLD NOTES, AS THOUGH THOSE TRANSACTIONS HAD OCCURRED AT THE BEGINNING OF THE REFERENCED PERIOD. THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS, BUT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. THIS PROSPECTUS INCLUDES SPECIFIC TERMS OF THE EXCHANGE OFFER, AS WELL AS INFORMATION REGARDING OUR BUSINESS AND DETAILED FINANCIAL DATA. WE ENCOURAGE YOU TO READ THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS AND THE DOCUMENTS WE HAVE REFERRED YOU TO.

                                    OVERVIEW

    We are a leading supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft. Most of our products share three common characteristics: (1) highly engineered and proprietary; (2) significant aftermarket content; and (3) large shares of niche markets.

    We sell our products to commercial airlines, aircraft maintenance facilities, aircraft and aircraft system original equipment manufacturers, or OEMs, and various agencies of the United States and foreign governments. We generate the majority of our EBITDA from sales of replacement parts in the commercial and defense aftermarkets. Most of our OEM sales are on an exclusive sole source basis; therefore, in most cases, we are the only certified provider of these parts in the aftermarket. Aftermarket parts sales are driven by the size of the worldwide aircraft fleet, are relatively stable and generate recurring revenues over the life of an aircraft that are many times the size of the original OEM purchases. We have over 40 years of experience in most of our product lines, which allows us to benefit from a large and growing installed base of aircraft. For the twelve months ended March 30, 2002, we generated pro forma net sales, operating income and EBITDA, As Defined, of $252.3 million, $70.9 million and $90.2 million, respectively.

    We focus our businesses on continual value creation. Our business philosophy is centered around three value principles: (1) obtaining profitable new business by applying our technical capabilities to specific engineering problems;
(2) striving to continually improve productivity; and (3) pricing our product to fairly reflect the unique value provided. Additionally, we continually seek acquisition opportunities compatible with our value creation philosophy. We have a demonstrated capability to acquire, integrate and improve aerospace businesses.

    We differentiate ourselves based on our engineering and manufacturing capabilities, and typically will not bid on non-proprietary "build to print" business. Our products have strong brand names within the airline industry and a reputation for high quality, reliability and customer service. We focus on developing highly customized products to solve specific problems of aircraft operators and manufacturers. While aftermarket sales accounted for approximately 60% of our fiscal 2001 pro forma net sales and OEM sales accounted for the remaining 40%, aftermarket sales typically carry a substantially higher gross margin than sales to OEMs.

                                  OUR PRODUCTS

    Our products have a long history in the aircraft component industry and are found on virtually all types of commercial and military aircraft. We estimate that approximately 75% of our net sales are derived from products for which we have achieved sole source designation, and that over 90% of our net sales are derived from products of proprietary design. Our products are organized into two groupings: power system components and airframe system components.

    Power system components generated 53% of our reported net sales (63% of pro forma net sales) in fiscal 2001 and primarily serve the power requirements of commercial and military aircraft. Our major customers for these products include substantially all worldwide engine/auxiliary power unit, or APU, end users such as American Airlines, British Airways, Delta, Air France, and Lufthansa and engine/APU OEMs such as General Electric, United Technologies, Rolls Royce and Honeywell; regional and business jet end users such as Comair, Mesa and Continental Express, and regional and business jet OEMs such as Bombardier, Cessna, Gulfstream and Raytheon; and various United States and foreign defense agencies and OEMs such as Lockheed Martin. Our major products are ignition system components such as igniters, exciters and spark plugs, used to start and restart turbine and reciprocating aircraft engines; gear pumps used primarily in lubrication and fuel applications; mechanical/electromechanical controls used in numerous actuation applications and batteries/chargers used to provide starting and back-up power.

    Airframe system components generated 47% of our reported net sales (37% of pro forma net sales) in fiscal 2001 and primarily serve the requirements of various airframe systems used in commercial and military aircraft. Our major customers for these products are the worldwide large commercial transport end users and OEMs such as Boeing and Airbus; the regional and business jet end users and OEMs mentioned above, and the various United States and foreign defense agencies and OEMs. Our major products are engineered connectors used in fuel, pneumatic and hydraulic applications; engineered latches used in various bin, door and other applications on both the interior and exterior of the airframe; and lavatory hardware and components.

                             COMPETITIVE STRENGTHS

    We believe our key competitive strengths are:

    - LARGE INSTALLED PRODUCT BASE AND RECURRING REVENUE STREAM. We estimate that approximately 75% of our net sales are derived from products for which we have achieved sole source designation, and that over 90% of our net sales are derived from products of proprietary design. As a result, we have a large and growing installed base of products on large commercial transport aircraft as well as regional, business and military aircraft platforms. This installed base affords us the opportunity to capture a long-term stream of highly profitable aftermarket revenues. Over the life of an aircraft, sales of replacement parts can generate revenues many times the size of the original OEM purchases. Aftermarket sales generate most of our EBITDA because they typically carry gross margins that are significantly higher than those generated from OEM sales.

    - PROVEN ABILITY TO DEVELOP NEW PRODUCTS. We have a successful record of introducing solutions-oriented products. We work closely with aircraft operators and OEMs to identify their unmet needs, such as a component that fails to meet performance expectations or that requires excessive maintenance. We then utilize our engineering and design capabilities to develop a prototype for a component that increases the value of the product to the customer. After we have fulfilled rigorous testing requirements and obtained necessary regulatory approvals, the product is made available for sale in the aftermarket and to OEMs. We believe that our ability to successfully develop new products has contributed to our significant growth.

    - DIVERSIFIED BUSINESS MIX. Our business is diversified between sales in the aftermarket and sales to OEMs. In addition, each of these segments is further diversified among the large commercial transport, regional, business and military aircraft markets. As a result, we are not overly dependent on any one segment or platform. The large commercial transport OEM market accounted for approximately 15% of our net sales in fiscal 2001.

    - LEADING POSITIONS IN NICHE MARKETS. With over 40 years of experience in most of our product lines, we have well-established and highly regarded products and trade names, such as "Adel," "Wiggins," "Controlex," "Marathon" and "Champion Aerospace-Registered Trademark-," and are a leader in many of our product lines. For example, Champion Aerospace-Registered Trademark-has one of the strongest brands in the aerospace industry with a 95-year history as a leader in the aircraft ignitor market.

       - SUCCESSFUL TRACK RECORD OF INTEGRATING ACQUISITIONS. Our experienced management team has a proven track record of consolidating operations, reducing overhead and rationalizing costs. Management has successfully integrated a number of acquisitions. In each case, management has substantially improved the operating margins through the systematic implementation of our three value generation principles.

                               BUSINESS STRATEGY

    Key elements of our strategy are:

       - PROVIDE VALUE ADDED PRODUCTS TO CUSTOMERS. We will continue to focus on marketing and manufacturing highly engineered products to customers that place a premium on our capabilities. We have been effective in communicating to aircraft operators the value of our products in terms of cost savings generated by their greater reliability and performance, as well as reduced maintenance requirements. Our reputation for quality and sole supplier status for many parts has allowed us to capture a significant portion of the value generated by our products. We intend to continue to develop and market high value added products that provide significant benefits to our customers.

       - GENERATE NEW BUSINESS INITIATIVES. We have been successful in identifying and commercializing new business opportunities to drive revenue growth. We have been particularly effective in creating aftermarket opportunities by developing superior products to retrofit aircraft already in service. For example, in response to the heightened demand for security since the recent terrorist attacks, we developed a highly engineered cockpit door safety mechanism that simultaneously prevents penetration into the cockpit while providing a rapid response in the event of an emergency, such as depressurization. Airbus-Registered Trademark- recently committed to purchase these components to offer as a retrofit to the existing
         Airbus-Registered Trademark- fleet and to include them on all new deliveries. We intend to continue to aggressively pursue growth opportunities through our new business initiatives.

       - REALIZE PRODUCTIVITY SAVINGS. We will continue to focus on improving operating margins through manufacturing improvements and increases in employee productivity. We have achieved significant increases in productivity since our formation in 1993. We have rationalized our manufacturing facilities and redesigned our manufacturing and other business practices to maximize efficiency. For example, we encourage our employees through performance incentives to learn to operate multiple manufacturing stations in order to minimize overall labor costs. This initiative and others like it have enabled us to significantly increase sales without material increases in headcount.

       - PURSUE STRATEGIC ACQUISITIONS. We intend to pursue acquisitions where we believe that we can enhance value, reduce costs and develop new business. The aircraft component industry is highly fragmented, with many of the companies in the industry being small operators or small non-core operations of larger businesses. We believe the industry is experiencing consolidation due to customer requirements that favor more focused and sophisticated suppliers.

                              RECENT DEVELOPMENTS

    The aerospace industry was hit particularly hard by the events of September 11, 2001. The immediate reduction in air traffic severely impacted the profitability of the airline industry, which began to curtail flights and stretch out or cancel airframe deliveries. Facing this expected downturn, we promptly developed a near term market forecast to use as a basis for fiscal 2002 planning. Based on this forecast, which we believed to be conservative, we implemented a series of actions to significantly reduce our cost structure while maintaining our ability to respond to market dynamics and develop new business. As part of this effort, we significantly reduced our workforce in early October.

    It currently appears that the overall market forecast we used for planning purposes was somewhat conservative. Although we continue to experience a significant downturn in the commercial aerospace markets, air travel appears to be recovering faster than we initially anticipated and we currently expect the aftermarket sector to recover slowly over the next four to six quarters as improvements in air traffic continue. We expect commercial transport OEM production rates to continue to decline in the near term as new transport delivery schedules are canceled or extended. We also expect regional and business jet operations and production rates to be negatively impacted to a lesser degree. Military activity is difficult to predict, but based upon our broad base of applications, we anticipate a modest increase in military orders over the near term.

    Sales generation during the first half of fiscal year 2002 was higher than we anticipated compared to our near term market forecast immediately following September 11th. Although we expect full year fiscal 2002 net sales to be below fiscal year 2001 pro forma net sales, we now believe the results will be better than the estimates we made immediately following September 11th. In addition, as a result of our rapid cost reductions, continued productivity efforts, proprietary niche market positions and continued new business generation, we believe pro forma EBITDA, As Defined, for the twelve months ended March 30, 2002 is reasonably indicative of our expected EBITDA, As Defined, for fiscal 2002.

    This section includes forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We cannot assure you that our current outlook will prove to be correct. See "Risk Factors."

                          ODYSSEY INVESTMENT PARTNERS

    We are controlled by Odyssey Investment Partners, a private equity firm that invests in management-backed leveraged acquisitions, growth financings and recapitalizations of manufacturing, financial services and communications companies. Collectively, the principals of Odyssey have been involved in over 65 private equity transactions including Dresser Inc., Dayton Superior Corporation, TriStar Aerospace Co., Williams Scotsman, Inc., Monarch Marking Systems, Inc., Western Wireless Corp. (the former parent of VoiceStream Communications) and Independent Wireless One Corporation (a Sprint PCS affiliate). Odyssey Investment Partners is the successor firm to the private equity activities of Odyssey Partners, LP, which was founded in 1982. Its current fund has over $760 million of committed capital.

    On December 3, 1998, Phase II Acquisition Corp., an entity formed by affiliates of Odyssey Investment Partners, LP, and Holdings consummated a definitive agreement and plan of merger, which we refer to as the merger agreement or the merger. Pursuant to the terms of the merger, Phase II Acquisition Corp. was merged with and into Holdings, with Holdings being the surviving corporation in the merger. In connection with the merger, KIA IV-TD, LLC and Kelso Equity Partners II, LP retained approximately 15.4% of the surviving corporation's outstanding common stock. For financial reporting purposes, this merger, which we refer to as the recapitalization, was treated as a recapitalization, which had no impact on the historical basis of Holdings' consolidated assets and liabilities.

                            ------------------------

    Our executive offices are located at 26380 Curtiss Wright Parkway, Richmond Heights, Ohio 44143. Our telephone number is (216) 289-4939.

                         THE OFFERING OF THE OLD NOTES

    On June 7, 2002, we completed an offering of $75.0 million in aggregate principal amount of our 10 3/8% Series A Senior Subordinated Notes due 2008, which was exempt from registration under the Securities Act. We used the proceeds of the offering to repay the Tranche A facility and to ratably repay portions of Tranches B and C of our credit facility and to pay related fees and expenses.

Old Notes.................................  We sold the old notes to Deutsche Bank Securities Inc.
                                            and Credit Suisse First Boston Corporation, the initial
                                            purchasers, on June 7, 2002. The initial purchasers
                                            subsequently resold the old notes to qualified
                                            institutional buyers pursuant to Rule 144A under the
                                            Securities Act and to non-U.S. persons outside the
                                            United States in reliance on Regulation S under the
                                            Securities Act.

Registration Rights Agreement.............  In connection with the sale of the old notes, we and the guarantors entered into a registration rights agreement
                                            with the initial purchasers. Under the terms of that
                                            agreement, we each agreed to:

                                            -  file a registration statement for the exchange offer
                                            and the exchange notes within 70 days after the issue
                                               date of the old notes;

                                            -  use our reasonable best efforts to cause the
                                            registration statement to become effective under the
                                               Securities Act within 160 days after the issue date
                                               of the old notes;

                                            -  use our reasonable best efforts to consummate the
                                               exchange offer within 195 days after the issue date
                                               of the old notes, and

                                            -  file a shelf registration statement for the resale of
                                            the old notes under certain circumstances and use our
                                               reasonable best efforts to cause such shelf
                                               registration statement to become effective under the
                                               Securities Act.

                                            If we do not meet one of these requirements, we must pay
                                            additional interest on the old notes until we meet the
                                            requirement. The exchange offer is being made pursuant
                                            to the registration rights agreement and is intended to
                                            satisfy the rights granted under the registration rights
                                            agreement, which rights terminate upon completion of the
                                            exchange offer.

                               THE EXCHANGE OFFER

    The following is a brief summary of terms of the exchange offer. For a more complete description of the exchange offer, see "The Exchange Offer."

Securities Offered........................  $75,000,000 in aggregate principal amount of 10 3/8%
                                            Series B Senior Subordinated Notes due 2008.

Exchange Offer............................  We are offering to exchange $1,000 principal amount of our 10 3/8% Series B Senior Subordinated Notes due 2008,
                                            which have been registered under the Securities Act, for
                                            each $1,000 principal amount of our currently
                                            outstanding 10 3/8% Series A Senior Subordinated Notes
                                            due 2008, which we refer to as the "old notes". We will
                                            accept any and all old notes validly tendered and not
                                            withdrawn prior to 5:00 p.m., New York City time, on
                                                        , 2002. Holders may tender some or all of
                                            their old notes pursuant to the exchange offer. However,
                                            notes may be tendered only in integral multiples of
                                            $1,000 in principal amount. The form and terms of the
                                            exchange notes are the same as the form and terms of the
                                            old notes except that:

                                            -  the exchange notes have been registered under the
                                            federal securities laws and will not bear any legend
                                               restricting their transfer;

                                            -  the exchange notes bear a different CUSIP number than
                                               the old notes; and

                                            -  the holders of the exchange notes will not be
                                            entitled to certain rights under the registration rights
                                               agreement, including the provisions for an increase
                                               in the interest rate on the old notes in some
                                               circumstances relating to the timing of the exchange
                                               offer.

                                            See "The Exchange Offer." Together, the old notes and
                                            the exchange notes constitute an additional issuance of
                                            10 3/8% Senior Subordinated Notes due 2008 under the
                                            indenture, dated as of December 3, 1998, as supplemented
                                            on April 23, 1999 and June 26, 2001, under which
                                            $125.0 million in aggregate principal amount of notes
                                            were previously issued, which we refer to as the "1998
                                            notes." The exchange notes offered hereby are identical
                                            to our outstanding 1998 notes. As of the date hereof,
                                            $75.0 million in aggregate principal amount of old notes
                                            are outstanding and $125.0 million in aggregate
                                            principal amount of 1998 notes are outstanding.

Transferability of Exchange Notes.........  We believe that you will be able to freely transfer the exchange notes without registration or any prospectus
                                            delivery requirement so long as you may accurately make
                                            the representations listed under "The Exchange Offer--
                                            Transferability of the Exchange Notes." If you are a
                                            broker-dealer that acquired old notes as a result of
                                            market-making or other trading activities, you must
                                            deliver a prospectus in

                                            connection with any resale of the exchange notes. See
                                            "Plan of Distribution."

Expiration Date...........................  The exchange offer will expire at 5:00 p.m., New York
                                            City time, on             , 2002, unless we decide to
                                            extend the exchange offer.

Conditions to the Exchange Offer..........  The exchange offer is subject to certain customary conditions, some of which may be waived by us. See "The
                                            Exchange Offer--Conditions to the Exchange Offer."

Procedure for Tendering Old Notes.........  If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a
                                            facsimile of the letter of transmittal, in accordance
                                            with the instructions contained in this prospectus and
                                            in the letter of transmittal. You should then mail or
                                            otherwise deliver the letter of transmittal, or
                                            facsimile, together with the old notes to be exchanged
                                            and any other required documentation, to the exchange
                                            agent at the address set forth in this prospectus and in
                                            the letter of transmittal.

                                            By executing the letter of transmittal, you will
                                            represent to us that, among other things:

                                            -  you, or the person or entity receiving the related
                                            exchange notes, are acquiring the exchange notes in the
                                               ordinary course of business;

                                            -  neither you nor any person or entity receiving the
                                            related exchange notes is engaging in or intends to
                                               engage in a distribution of the exchange notes within
                                               the meaning of the federal securities laws;

                                            -  neither you nor any person or entity receiving the
                                            related exchange notes has an arrangement or
                                               understanding with any person or entity to
                                               participate in any distribution of the exchange
                                               notes;

                                            -  neither you nor any person or entity receiving the
                                            related exchange notes is an "affiliate" of TransDigm or
                                               the guarantors, as that term is defined under
                                               Rule 405 of the Securities Act; and

                                            -  you are not acting on behalf of any person or entity
                                            who could not truthfully make these statements.

                                            See "The Exchange Offer--Procedures for Tendering Old
                                            Notes" and "Plan of Distribution."

Effect of Not Tendering...................  Any old notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions
                                            on transfer. Since the old notes have not been
                                            registered under the federal securities laws, they bear
                                            a legend restricting their transfer absent registration
                                            or the availability of a specific exemption from
                                            registration. Upon the completion of the exchange offer,
                                            we will have no further obligations, except under
                                            limited circumstances, to provide for registration of
                                            the old notes

                                            under the federal securities laws. See "The Exchange
                                            Offer--Effect of Not Tendering."

Interest on the Exchange Notes and the Old
  Notes...................................  The exchange notes will bear interest from the most recent interest payment date to which interest has been
                                            paid on the old notes or, if no interest has been paid,
                                            from June 1, 2002. Interest on the old notes accepted
                                            for exchange will cease to accrue upon the issuance of
                                            the exchange notes.

Withdrawal Rights.........................  Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration
                                            Date.

Federal Tax Consequences..................  There should be no federal income tax consequences to you if you exchange your old notes for exchange notes in
                                            the exchange offer. See "Certain United States Federal
                                            Income Tax Considerations."

Use of Proceeds...........................  We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent............................  State Street Bank and Trust Company, the trustee under the indenture, is serving as exchange agent in
                                            connection with the exchange offer.

                          TERMS OF THE EXCHANGE NOTES

    The following is a brief summary of the terms of the exchange notes. The financial terms and covenants of the exchange notes are the same as the old notes. For a more complete description of the terms of the exchange notes, see "Description of the Exchange Notes."

Issuer....................................  TransDigm Inc.

Securities Offered........................  $75,000,000 in aggregate principal amount of 10 3/8%
                                            Series B Senior Subordinated Notes due 2008.

Maturity..................................  December 1, 2008.

Interest Rate.............................  10 3/8% per year.

Interest Payment Dates....................  June 1 and December 1 of each year. The exchange notes will bear interest from the most recent interest payment
                                            date to which interest has been paid on the old notes
                                            or, if no interest has been paid, from June 1, 2002.

Guarantees................................  Holdings, the parent holding company of TransDigm, will unconditionally guarantee the exchange notes. However,
                                            you should not rely upon the guarantee by Holdings
                                            because Holdings has no assets other than its equity
                                            interest in TransDigm. In addition, each of our domestic
                                            subsidiaries on the issue date will unconditionally
                                            guarantee the exchange notes.

                                            If we create or acquire a new domestic subsidiary, it
                                            will guarantee the exchange notes unless we designate
                                            the subsidiary as an "unrestricted subsidiary" under the
                                            indenture or the subsidiary does not have significant
                                            assets.

Ranking...................................  The exchange notes will be our unsecured senior subordinated obligations and will rank junior to our
                                            existing and future senior debt. The guarantees by
                                            Holdings and our subsidiaries will be subordinated to
                                            existing and future senior debt of Holdings and our
                                            subsidiaries, respectively. On a pro forma basis as of
                                            March 30, 2002, we estimate that we and our subsidiaries
                                            would have had $180.0 million of senior debt and
                                            Holdings would have had $209.3 million of senior debt,
                                            in each case, excluding approximately $30.0 million that
                                            we expect to have available to borrow under our credit
                                            facility. In addition, pursuant to the amendment to the
                                            credit facility, we are permitted to incur
                                            $150.0 million either of additional bank borrowings,
                                            which would also be senior to the exchange notes, or
                                            subordinated debt. This additional debt is permitted
                                            under the credit facility; however, there are currently
                                            no commitments to provide such funds. The exchange notes
                                            will be PARI PASSU with the 1998 notes. The guarantees
                                            of the exchange notes will be PARI PASSU with the
                                            guarantees of the 1998 notes.

                                            See "Description of the Exchange Notes--Brief
                                            Description of the Notes and the Guarantees."

Optional Redemption.......................  We cannot redeem the exchange notes until December 1,
                                            2003. Thereafter, we may redeem some or all of the
                                            exchange notes at the redemption prices listed in the
                                            "Description of the Exchange Notes" section under the
                                            heading "Optional Redemption," plus accrued interest.

Change of Control Offer...................  If we experience a change of control, we must give holders of the exchange notes the opportunity to sell us
                                            their exchange notes at 101% of their face amount, plus
                                            accrued and unpaid interest and additional interest, if
                                            any.

                                            We might not be able to pay you the required price for
                                            exchange notes you present to us at the time of a change
                                            of control, because:

                                            -  we might not have enough funds at that time; or

                                            -  the terms of our senior debt may prevent us from
                                            paying.

                                            See "Description of the Exchange Notes--Change of
                                            Control."

Asset Sale Proceeds.......................  If we engage in asset sales, we generally must either invest the net cash proceeds from such sales in our
                                            business within a period of time, repay senior debt or
                                            make an offer to purchase a principal amount of the
                                            exchange notes equal to the excess net cash proceeds.
                                            The purchase price of the exchange notes will be 100% of
                                            their principal amount, plus accrued interest. See
                                            "Description of the Exchange Notes--Certain
                                            Covenants--Limitation on Asset Sales."

Certain Indenture Provisions..............  The indenture governing the exchange notes contains certain covenants limiting our (and most or all of our
                                            subsidiaries') ability to:

                                            -  incur additional debt or enter into sale and
                                            leaseback transactions;

                                            -  pay dividends or distributions on capital stock or
                                               repurchase capital stock;

                                            -  issue stock of subsidiaries;

                                            -  make certain investments;

                                            -  create liens on our assets to secure debt;

                                            -  enter into transactions with affiliates;

                                            -  merge or consolidate with another company; and

                                            -  transfer and sell assets.

                                            These covenants are subject to a number of important
                                            limitations and exceptions. See "Description of the
                                            Exchange Notes--Certain Covenants."

Risk Factors..............................  Investing in the exchange notes involves substantial risks. See "Risk Factors" for a description of certain
                                            of the risks you should consider before investing in the
                                            exchange notes.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following table sets forth summary historical consolidated financial information of Holdings for the years ended September 30, 1999, 2000 and 2001 and for the six months ended March 30, 2002. The summary historical consolidated financial data for each of the years in the three-year period ended
September 30, 2001 have been derived from Holdings' consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. The summary historical consolidated financial data as of and for the six months ended March 30, 2002 have been derived from Holdings' unaudited consolidated financial statements included elsewhere in this prospectus, which in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations, financial position, and cash flows. The results for the six months ended March 30, 2002 are not necessarily indicative of the results that may be expected for the entire year. Separate historical financial information for TransDigm Inc. is not presented since Holdings has no operations or assets separate from its investment in TransDigm Inc. and since the exchange notes will be guaranteed by Holdings and all direct and indirect subsidiaries of TransDigm Inc. (other than two wholly-owned, non-guarantor subsidiaries that have inconsequential assets, liabilities and equity, and whose only operations are the result of intercompany activity which is immediately dividended to TransDigm Inc.).

    The following table also sets forth summary pro forma consolidated data for Holdings and, where indicated, TransDigm Inc., as of March 30, 2002, for the fiscal year ended September 30, 2001, for the six months ended March 30, 2002 and for the twelve months ended March 30, 2002. The pro forma data for the fiscal year ended September 30, 2001 and the twelve months ended March 30, 2002 give effect to the offering of the old notes and the Champion Aerospace acquisition as if such transactions had been consummated on October 1, 2000 and April 1, 2001, respectively. The pro forma data for the six months ended
March 30, 2002 give effect to the offering of the old notes as if it had been consummated on October 1, 2001. The pro forma consolidated balance sheet data as of March 30, 2002 give effect to the offering of the old notes as if it had occurred as of March 30, 2002. The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the dates indicated above. We cannot assure you that assumptions used in the preparation of the pro forma financial data will prove to be correct. The Champion Aerospace acquisition was completed on May 31, 2001.

    We acquired ZMP, Inc. and its wholly-owned subsidiary, Adams Rite
Aerospace, Inc. on April 23, 1999 and Christie Electric Corp. on March 8, 2000. On March 26, 2001, we acquired an exclusive, worldwide license to produce and sell products composed of a lubrication and scavenge pump product line along with certain related equipment and inventory. These acquisitions, as well as the Champion Aerospace acquisition, were accounted for as purchases. The results of operations of ZMP, Adams Rite, Christie, Champion Aerospace and the acquired product line are included in Holdings' consolidated financial statements from the date of each of these acquisitions.

    The following table should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of

Operations" and the Consolidated Historical Financial Statements and the notes thereto included elsewhere in this prospectus. All amounts are presented in thousands, except ratios.

                                                       HISTORICAL                                    PRO FORMA
                                    ------------------------------------------------   -------------------------------------
                                                                              SIX                         SIX       TWELVE
                                                                            MONTHS      FISCAL YEAR     MONTHS      MONTHS
                                      FISCAL YEAR ENDED SEPTEMBER 30,        ENDED         ENDED         ENDED       ENDED
                                    ------------------------------------   MARCH 30,   SEPTEMBER 30,   MARCH 30,   MARCH 30,
                                       1999         2000         2001        2002          2001          2002        2002
                                    ----------   ----------   ----------   ---------   -------------   ---------   ---------
STATEMENT OF OPERATIONS DATA:
Net sales.........................   $130,818     $150,457    $ 200,773    $117,613      $ 247,761     $117,613    $ 252,337
Gross profit......................     60,867       68,264       82,248      53,465         99,198       53,465      104,032
Selling and administrative........     13,620       16,799       20,669      10,475         24,152       10,475       23,642
Amortization of intangibles.......      2,063        1,843        2,966       3,167          5,201        3,167        5,853
Research and development..........      2,139        2,308        2,943       1,372          4,285        1,372        3,613
Merger expenses...................     40,012           --           --          --             --           --           --
                                     --------     --------    ---------    --------      ---------     --------    ---------
Operating income(1)...............      3,033       47,314       55,670      38,451         65,560       38,451       70,924
Interest expense, net(2)..........     22,722       28,563       31,926      16,885         40,890       18,502       38,757
Pre-tax income (loss).............    (19,689)      18,751       23,744      21,566         24,670       19,949       32,167
Provision (benefit) for income
  taxes...........................     (2,772)       7,972        9,386       9,277          9,533        8,630       13,210
                                     --------     --------    ---------    --------      ---------     --------    ---------
Net income (loss).................   $(16,917)    $ 10,779    $  14,358    $ 12,289      $  15,137     $ 11,319    $  18,957
                                     ========     ========    =========    ========      =========     ========    =========
OTHER FINANCIAL DATA:
Cash flow provided by (used in):
  Operating activities............   $(16,219)    $ 16,305    $  22,761    $ 25,456      $  20,319     $ 24,330    $  33,870
  Investing activities............    (44,599)      (5,120)    (173,588)     (1,056)      (174,091)      (1,056)    (166,359)
  Financing activities............     44,061       (9,605)     157,739      (6,646)       157,792       (6,593)     152,762
EBITDA(3).........................      9,407       53,826       64,316      45,092         77,519       45,092       83,688
EBITDA, As Defined(4).............     50,562       54,011       70,955      45,092         84,158       45,092       90,171
Capital expenditures..............      3,043        4,368        4,486       1,056          5,044        1,056        3,904
TransDigm Inc. total debt to
  EBITDA, As Defined(5)...........       4.8x         4.4x         5.4x        8.4x                                     4.2x
Pro forma TransDigm Inc. net debt
  to EBITDA, As Defined(6)........                                                                                      3.9x

                                                                                                              PRO
                                                                            HISTORICAL                       FORMA
                                                           ---------------------------------------------   ---------
                                                                  AS OF SEPTEMBER 30,            AS OF       AS OF
                                                           ---------------------------------   MARCH 30,   MARCH 30,
                                                             1999        2000        2001        2002        2002
                                                           ---------   ---------   ---------   ---------   ---------
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents................................  $   2,729   $   4,309   $  11,221   $ 28,975    $ 28,975
Working capital..........................................     35,531      39,437      55,672     64,542      75,557
Total assets.............................................    164,417     168,833     372,898    379,029     380,314
Total debt...............................................    266,557     261,601     413,209    408,204     411,257
TransDigm Inc. total debt(5).............................    244,557     236,962     385,612    378,982     382,035
TransDigm Inc. net debt(6)...............................    241,828     232,653     374,391    350,007     353,060
Total stockholders' equity (deficiency)..................   (127,622)   (118,409)   (103,388)   (92,539)    (93,600)

------------------------------

(1) Operating income includes the effect of a non-cash charge of $1,143 in fiscal 1999 due to a purchase accounting adjustment to inventory associated with the acquisition of Adams Rite, a non-cash charge of $185 in fiscal 2000 due to a purchase accounting adjustment to inventory associated with the acquisition of Christie, non-cash charges of $3,193 and $3,446 in fiscal 2001 due to purchase accounting adjustments to inventory associated with the acquisitions of Champion Aerospace and a product line, respectively.

(2) Includes $2,989, $2,669 and $2,030 of interest expense incurred by Holdings during fiscal 2001, 2000 and 1999, respectively, and $1,642 of interest expense for the six months ended March 30, 2002 relating to the Holdings PIK Notes. Holdings has no other interest expense. TransDigm is not an obligor or a guarantor under the Holdings PIK Notes.

(3) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because management believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Holdings' industry. However, other companies in Holdings' industry may calculate EBITDA differently than Holdings does. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or an alternative to net income as indicators of Holdings' operating performance or any other measures of performance derived in accordance with accounting principles generally accepted in the United States of America. See Holdings' consolidated statements of cash flows included in Holdings' consolidated financial statements included elsewhere in this prospectus.

(4) EBITDA, As Defined, is calculated by adding to EBITDA those merger expenses incurred in fiscal 1999 and the incremental inventory costs associated with the write up of inventory required by the purchase accounting treatment applied to the acquisitions of Adams Rite and ZMP for 1999, Christie for fiscal 2000 and Champion Aerospace and a product line for fiscal 2001 as follows (all amounts in thousands):

                                                       HISTORICAL                                     PRO FORMA
                                      --------------------------------------------   --------------------------------------------
                                            FISCAL YEAR ENDED          SIX MONTHS     FISCAL YEAR    SIX MONTHS    TWELVE MONTHS
                                            SEPTEMBER 30, 2001            ENDED          ENDED          ENDED          ENDED
                                      ------------------------------    MARCH 30,    SEPTEMBER 30,    MARCH 30,      MARCH 30,
                                        2000       1999       2001        2002           2001           2002            2002
                                      --------   --------   --------   -----------   -------------   -----------   --------------
    EBITDA..........................  $ 9,407    $53,826    $64,316      $45,092        $77,519        $45,092        $83,688
    Adjustments:
    Merger Expenses.................   40,012         --         --           --             --             --             --
    Inventory Purchase Accounting
      Adjustments...................    1,143        185      6,639           --          6,639             --          6,483
                                      -------    -------    -------      -------        -------        -------        -------
    EBITDA, As Defined..............  $50,562    $54,011    $70,955      $45,092        $84,158        $45,092        $90,171
                                      =======    =======    =======      =======        =======        =======        =======

     EBITDA, As Defined, is presented herein to provide additional information with respect to the ability of Holdings to satisfy its debt service, capital expenditure and working capital requirements and because certain types of covenants in TransDigm Inc.'s and Holdings' borrowing arrangements are tied to similar measures. While EBITDA-based measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

(5) TransDigm Inc. total debt excludes the Holdings PIK Notes as those notes are not an obligation of TransDigm Inc. or any of its subsidiaries.
    TransDigm Inc. pro forma total debt as of March 30, 2002 includes the $2,006 premium received in connection with the issuance of the old notes.

(6) TransDigm Inc. net debt represents TransDigm Inc. total debt less TransDigm Inc. cash and cash equivalents.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER. INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. THE OCCURRENCE OF ANY ONE OR MORE OF THE FOLLOWING COULD MATERIALLY ADVERSELY AFFECT YOUR INVESTMENT IN THE NOTES OR OUR BUSINESS AND OPERATING RESULTS.

RESTRICTIONS ON TRANSFER--IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOUR ABILITY TO TRANSFER SUCH OLD NOTES WILL BE ADVERSELY AFFECTED.

    We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be less old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

    We have a significant amount of indebtedness. Holdings' ratio of earnings to fixed charges would have been 1.8 to 1.0 on a pro forma basis for the twelve months ended March 30, 2002. The following chart shows certain of our important credit statistics and is presented assuming we had completed the offering of the old notes and the application of the proceeds therefrom as of the date specified below (dollars in millions):

                                                                    AT
                                                              MARCH 30, 2002
                                                              --------------
Total TransDigm Inc. indebtedness...........................      $382.0
TransDigm Inc. stockholders' equity (deficit)...............      $(48.1)

    In addition, Holdings has an additional $29.2 million of indebtedness represented by the Holdings PIK Notes (all of which will be senior to Holdings' guarantee of the notes) and, on a pro forma basis, Holdings has a stockholders' deficit of approximately $93.6 million. See "Unaudited Pro Forma Consolidated Financial Information."

    Our substantial indebtedness could have important consequences to you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the notes;

    - increase our vulnerability to general adverse economic and industry conditions;

    - limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - place us at a competitive disadvantage compared to our competitors that have less debt; and

    - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

    See "Description of the Exchange Notes" and "Description of Other Indebtedness--TransDigm--The Credit Facility."

NO ESTABLISHED TRADING MARKET--YOU MAY BE UNABLE TO SELL YOUR EXCHANGE NOTES IF AN ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES DOES NOT DEVELOP.

    The exchange notes do not have an established trading market, and none may develop. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the exchange notes will depend on the number of holders of the exchange notes, the interest of securities dealers in making a market in the exchange notes and other factors. The initial purchasers of the old notes have indicated to us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations. However, the initial purchasers are under no obligation to do so. At their discretion, the initial purchasers could discontinue their market-making efforts at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. If an active trading market does not develop, the market price and liquidity of the exchange notes may be adversely affected. If the exchange notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and certain other factors.

ADDITIONAL BORROWINGS AVAILABLE--DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL LEVERAGE.

    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our credit facility permits additional borrowings of up to $180.0 million, including $30.0 million under our revolving credit facility and $150.0 million of uncommitted additional bank borrowings and all of those borrowings are senior to the notes and the guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

    See "Capitalization," "Selected Historical Consolidated Financial Data," "Description of the Exchange Notes" and "Description of Other
Indebtedness--TransDigm--The Credit Facility."

ABILITY TO SERVICE DEBT--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our credit facility, will be adequate to meet our future liquidity needs for at least the next several years.

    We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility and the notes, on commercially reasonable terms or at all.

SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE NOTES ARE JUNIOR TO ALL OF THE GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL OF THEIR FUTURE BORROWINGS.

    The notes and the guarantees rank behind all of our and the guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or junior in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and the senior debt of the guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the notes or the guarantees.

    In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of our subordinated indebtedness and the subordinated indebtedness of the guarantors in the assets remaining after we and the guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of senior debt.

    Assuming we had completed the offering of the old notes on March 30, 2002, the notes and the guarantees would have been subordinated to $180.0 million of senior debt under our credit facility. In addition, the credit facility would provide for additional senior debt borrowings of up to $180.0 million, including $30.0 million under our revolving credit facility and $150.0 million of uncommitted additional bank borrowings. Holdings' guarantee of the notes would have been subordinated to $209.3 million of senior debt consisting of the guarantee of the credit facility and the Holdings PIK Notes. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

LIMITED VALUE OF HOLDINGS GUARANTEE--YOU SHOULD NOT RELY ON THE GUARANTEE BY HOLDINGS IN THE EVENT WE CANNOT MAKE PAYMENTS UPON THE NOTES.

    The exchange notes will be guaranteed by Holdings, our parent holding company, on a senior subordinated basis. You should not rely on this guarantee because Holdings has no assets other than our capital stock. If we cannot make payments under the notes, Holdings probably cannot make payments either. In addition, this guarantee will be subordinated to all senior debt of Holdings (consisting of Holdings' guarantee of the $180.0 million of borrowings under the credit facility and the $29.2 million of borrowings consisting of the Holdings PIK Notes, in each case, on a pro forma basis at March 30, 2002), whose holders would be paid before you in the event of a liquidation.

RISKS RELATED TO TERRORISM--WE MAY NOT YET KNOW THE FULL IMPACT OF THE SEPTEMBER 11TH TERRORIST ATTACKS, AND ANY FUTURE TERRORIST ATTACKS MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

    On September 11, 2001, the United States was subjected to multiple terrorist attacks, which involved the hijacking of four U.S. commercial aircraft. In the aftermath of the terrorist attacks, passenger traffic on commercial flights was significantly lower than prior to the attacks and many commercial airlines reduced their operating schedules. The overall result of the terrorist attacks was billions of dollars in losses to the airlines industry. The full impact of these events and any future terrorist attacks is not yet known and could cause airlines to delay purchases of spare parts and new aircraft. If demand for new aircraft and spare parts decreases, there may be a decrease in demand for certain of our products.

DEPENDENCE ON MAJOR CUSTOMERS--WE RELY HEAVILY ON CERTAIN CUSTOMERS FOR MUCH OF OUR SALES.

    Our two largest customers for the year ended September 30, 2001, were Aviall (a distributor of aftermarket parts to airlines throughout the world) and Boeing (including McDonnell Douglas). These customers accounted for approximately 17% and 8%, respectively, of our consolidated net sales in fiscal 2001. Our top ten customers for the year ended September 30, 2001 accounted for approximately 55% of our consolidated net sales. The loss of any one or more of these key customers could have a material adverse effect on our business. See "Business--Customers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CUSTOMER CONTRACTS--WE GENERALLY DO NOT HAVE GUARANTEED FUTURE SALES OF OUR PRODUCTS. FURTHER, WE ARE OBLIGATED UNDER FIXED PRICE CONTRACTS WITH SOME OF OUR CUSTOMERS, SO WE TAKE THE RISK FOR COST OVERRUNS.

    As is customary in our business, we do not have long-term contracts with most of our aftermarket customers and therefore do not have guaranteed future sales. Although we do have long-term contracts with many of our OEM customers, some of those customers, such as the United States government, may terminate these contracts on short notice and, in many other cases, our customers have not committed to buy any minimum quantity of our products. In addition, we must anticipate the future volume of orders based upon the historic purchasing patterns of customers and upon our discussions with customers as to their anticipated future requirements. Cancellations, reductions or delays in orders by a customer or a group of customers could have a material adverse effect on our business, financial condition and results of operations.

    We also have entered into fixed-price contracts with some of our customers, where we agree to perform the work for a fixed price and, accordingly, realize all the benefit or detriment resulting from any decreased or increased costs for making these products. Sometimes we accept a fixed-price contract for a product which we have not yet produced, which increases the risks of delays or cost overruns.

    A number of our contracts do not permit us to recover for increases in input prices, taxes or labor costs, although some contracts provide for renegotiation to address certain material adverse changes. Any such increases are likely to have an adverse effect on our business.

AIRCRAFT COMPONENTS SEGMENT RISKS--OUR BUSINESS IS SENSITIVE TO THE NUMBER OF FLIGHT HOURS THAT OUR CUSTOMERS' PLANES SPEND ALOFT AND TO OUR CUSTOMERS' PROFITABILITY. THESE ITEMS ARE, IN TURN, AFFECTED BY GENERAL ECONOMIC CONDITIONS. IN ADDITION, OUR SALES TO MANUFACTURERS OF NEW LARGE AIRCRAFT ARE CYCLICAL.

    We compete in the aircraft component segment of the aerospace industry. Our business is directly affected by economic factors and other trends that affect our customers, including projected market growth that may not materialize or be sustainable. Specifically, the aircraft component segment is sensitive to changes in the number of miles flown by paying customers of commercial airlines, which we refer to as revenue passenger miles, and, to a lesser extent, to changes in the profitability of the commercial airline industry and the size and age of the worldwide aircraft fleet.

    Revenue passenger miles and airline profitability have historically been correlated with the general economic environment, although national and international events can also play a key role. For example, revenue passenger miles declined primarily as a result of increased security concerns among airline customers following the events of September 11th. See "--Risks Related to Terrorism." Any future reduction would reduce the use of commercial aircraft and, consequently, the need for spare parts and new aircraft. During periods of reduced airline profitability, some airlines may elect to delay purchases of spare parts, preferring instead to deplete existing inventories. If demand for new aircraft and spare parts decreases, there may be a decrease in demand for certain of our products. Therefore, any future decline in revenue passenger miles, airline profitability or the size of the worldwide aircraft fleet, for any reason, could have a material adverse effect on our business. See "Business--Industry Overview."

    In addition, sales to manufacturers of large commercial aircraft, which accounted for approximately 15% of our net sales in fiscal 2001, have historically experienced periodic downturns. In the past, these sales have been affected by airline profitability, which is impacted by fuel and labor costs and price competition, and other things. Due in part to these factors, the number of large commercial aircraft delivered has dropped from a peak of 914 aircraft in 1999. As a result of the events of September 11th and a weakened economy, many industry analysts expect aircraft deliveries to trend significantly downward from over 850 aircraft delivered in 2001. Prior downturns have adversely effected our net sales, gross margin and net income. These and certain other factors may cause a downturn in sales to manufacturers of large commercial aircraft in the future which may have a material adverse effect on our business.

FLUCTUATIONS IN DEFENSE SPENDING--A DECLINE IN THE U.S. DEFENSE BUDGET MAY ADVERSELY AFFECT OUR SALES OF PARTS USED IN MILITARY AIRCRAFT.

    Approximately 20% of our sales in fiscal 2001 were related to products used in military aircraft, over half of which were spare parts provided to various governmental agencies.

    The United States' defense budget has fluctuated in recent years, at times resulting in reduced demand for new aircraft and, to a lesser extent, spare parts. In addition, foreign military sales are affected by U.S. government regulations, regulations by the purchasing foreign government and political uncertainties in the United States and abroad. The United States' defense budget may continue to fluctuate, and may decline, and sales of defense related items to foreign governments may decrease. If there is a decline which reduces demand for our components, our business may be adversely affected.

    In addition, the terms of defense contracts with the U.S. government generally permit the government to terminate contracts partially or completely, with or without cause, at any time. Any unexpected termination of a significant government contract could have an adverse effect on our business.

GOVERNMENT REGULATION AND INDUSTRY OVERSIGHT--OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF WE LOST OUR GOVERNMENT OR INDUSTRY APPROVALS OR IF MORE ONEROUS GOVERNMENT REGULATIONS WERE ENACTED OR INDUSTRY OVERSIGHT INCREASED.

    The aircraft component industry is highly regulated in the United States and in other countries. In order to sell our components, we and the components we manufacture must be certified by the Federal Aviation Administration, the United States Department of Defense and similar agencies in foreign countries and by individual manufacturers.

    If new and more stringent government regulations are adopted or if industry oversight increases we might incur significant expenses to comply with any new regulations or heightened industry oversight. If material authorizations or approvals were revoked or suspended, our business would be adversely affected. See "Business--Governmental Regulation."

    To the extent that we operate outside the United States, we are subject to the Foreign Corrupt Practices Act, or FCPA, which generally prohibits United States companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment. In particular, we may be held liable for actions taken by our strategic or local partners even though such partners are foreign companies that are not subject to the FCPA. Any determination that we have violated the FCPA could result in sanctions that could have a material adverse effect on our business.

RISKS ASSOCIATED WITH OUR WORKFORCE--WE ARE DEPENDENT ON OUR HIGHLY TRAINED EMPLOYEES AND ANY WORK STOPPAGE OR DIFFICULTY HIRING SIMILAR EMPLOYEES WOULD ADVERSELY AFFECT OUR BUSINESS.

    Because our products are complicated and very detailed, we are highly dependent on an educated and trained workforce. There is substantial competition for skilled personnel in the aircraft component industry and we could be adversely affected by a shortage of skilled employees. We may not be able to fill new positions or vacancies created by expansion or turnover or attract and retain qualified personnel.

    At March 30, 2002, approximately 9% of our employees were represented by the United Steelworkers Union, and approximately 6% were represented by the United Automobile, Aerospace and Agricultural Implement Workers of America. Our collective bargaining agreements with these labor unions expire in April 2005 and November 2004, respectively. Although we believe that our relations with our employees are good, we cannot assure you that we will be able to negotiate a satisfactory renewal of these collective bargaining agreements or that our employee relations will remain stable. Because we maintain a relatively small inventory of finished goods and operate on relatively short lead times for our products, any work shortage could have a material adverse effect on our business. See "Business--Employees."

DEPENDENCE ON KEY PERSONNEL--IF WE LOSE OUR SENIOR MANAGEMENT OR TECHNICAL PERSONNEL, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

    Our success is dependent upon our senior management, as well as on our ability to attract and retain qualified personnel, including engineers. There is substantial competition for these kinds of personnel in the aircraft component industry. We may not be able to retain our existing senior management or engineering staff, fill new positions or vacancies created by expansion or turnover, or attract additional qualified personnel. Although we have entered into employment agreements with certain executive officers, these agreements may not be renewed. See "Management--Employment Agreements."

RISKS ASSOCIATED WITH SUPPLIERS--OUR BUSINESS IS DEPENDENT ON THE AVAILABILITY OF CERTAIN COMPONENTS AND RAW MATERIALS THAT WE BUY FROM SUPPLIERS.

    Our business is affected by the price and availability of the raw materials and component parts that we use to manufacture our components. Our business, therefore, could be adversely affected by factors affecting our suppliers, or by increased costs of such raw materials or components if we are unable to pass along such price increases to our customers. Because we maintain a relatively small inventory of raw materials and component parts, our business could be adversely affected if we are unable to obtain these raw materials and components from our suppliers in the quantities we require or on favorable terms. Although we believe that we could identify alternative suppliers, or alternative raw materials or component parts, the lengthy and expensive FAA and OEM certification process associated with aerospace products could prevent efficient replacement of a material or supplier and could have a material adverse effect on our business. See "Business--Raw Materials and Patents."

POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES--WE MAY BE LIABLE FOR PENALTIES UNDER A VARIETY OF ENVIRONMENTAL LAWS, EVEN IF WE DID NOT CAUSE ANY ENVIRONMENTAL PROBLEMS. CHANGES IN ENVIRONMENTAL LAWS OR UNEXPECTED INVESTIGATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

    Our business and our facilities are subject to a number of federal, state and local laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials.

    Pursuant to certain environmental laws, a current or previous owner or operator of land may be liable for the costs of investigation, removal or remediation of hazardous materials at such property. These laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous materials. Persons who arrange (as defined under these statutes) for the disposal or treatment of hazardous materials also may be liable for the costs of investigation, removal or remediation of such substances at the disposal or treatment site, regardless of whether the affected site is owned or operated by them. See "Business--Environmental Matters."

    Because we own and operate a number of facilities, and because we arrange for the disposal of hazardous materials at many disposal sites, we may incur costs for investigation, removal and remediation, as well as capital costs associated with compliance with environmental laws. Although such environmental costs have not been material in the past and are not expected to be material in the future, changes in environmental laws or unexpected investigation and clean-up costs could have a material adverse effect on our business.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS--OUR INTERNATIONAL BUSINESS EXPOSES US TO RISKS RELATING TO INCREASED REGULATION AND POLITICAL OR ECONOMIC INSTABILITY, GLOBALLY OR WITHIN CERTAIN FOREIGN COUNTRIES.

    Our export sales to customers were approximately $54.8 million, $36.2 million and $30.7 million in fiscal 2001, fiscal 2000 and fiscal 1999, respectively. In addition, a portion of the products we sell to domestic distributors is resold to foreign end-users. These sales are subject to numerous additional risks, including the impact of foreign government regulations, currency fluctuations, political uncertainties and differences in business practices.

    Foreign governments could adopt regulations or take other actions that would have a direct or indirect adverse impact on our business or market opportunities abroad. Furthermore, the political, cultural and economic climate outside the United States may not be favorable to our business and growth strategy.

RISKS RELATED TO POTENTIAL FUTURE ACQUISITIONS--WE INTEND TO PURSUE FUTURE ACQUISITIONS AND OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE CANNOT CONSUMMATE ACQUISITIONS ON SATISFACTORY TERMS OR EFFECTIVELY INTEGRATE NEW OPERATIONS.

    We intend to pursue acquisitions that we believe will present opportunities to realize significant synergies, operating expense reductions or overhead cost savings and increase our market position. This acquisition strategy may require substantial capital, and we may not be able to raise the necessary funds on terms satisfactory to us or at all. Our acquisition strategy is also limited by the availability of suitable acquisition candidates. We cannot assure you that we will be able to consummate any future acquisitions.

    We regularly engage in discussions with respect to potential acquisition and investment opportunities. If we consummate an acquisition, our capitalization and results of operations may change significantly and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds. Future acquisitions would likely result in the incurrence of debt and contingent liabilities and an increase in interest expense and amortization expenses or periodic impairment charges related to goodwill and other intangible assets, which could have a material adverse effect upon our business.

    Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. For all of these reasons, if any such acquisitions occur, our business could be adversely affected.

COMPETITION--WE FACE SIGNIFICANT COMPETITION.

    We operate in a highly competitive global industry and compete against a number of companies, including divisions of larger companies, some of which have significantly greater financial, technological and marketing resources than us. Competitors in our product lines are both U.S. and foreign companies and range in size from divisions of large corporations to small privately held entities. We believe that our ability to compete depends on high product performance, consistently high quality, short lead-time and timely delivery, competitive price, superior customer service and support and continued certification under customer quality requirements and assurance programs. Our inability to compete successfully with respect to these or other factors may materially adversely affect our business and financial condition. See "Business--Competition."

CONTROL BY ODYSSEY--WE ARE CONTROLLED BY ODYSSEY, WHOSE INTERESTS MAY NOT BE ALIGNED WITH YOURS.

    Odyssey and its co-investors indirectly own approximately 83.7% of the common equity interests in our parent company, Holdings and, therefore, have the power, subject to certain exceptions, to control Holdings. They also control the appointment of management and the entering into of mergers, sales of substantially all assets and other extraordinary transactions. The interests of Odyssey may not in all cases be aligned with yours. See "Certain Relationships and Related Transactions."

PRODUCT LIABILITY; CLAIMS EXPOSURE--WE COULD BE ADVERSELY AFFECTED AS A RESULT OF A LAWSUIT IF ONE OF OUR COMPONENTS CAUSES AN AIRCRAFT TO CRASH AND WE ARE NOT COVERED BY OUR INSURANCE POLICIES.

    Our operations expose us to potential liabilities for personal injury or death as a result of the failure of an aircraft component that has been designed, manufactured or serviced by us. While we believe that our liability insurance is adequate to protect us from future products liability claims, if claims were to arise, such insurance coverage may not be adequate.

    Additionally, we may not be able to maintain insurance coverage in the future at an acceptable cost. Any such liability not covered by insurance or for which third party indemnification is not available could have a material adverse effect on our business.

FINANCING CHANGE OF CONTROL OFFER--WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

    Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the Exchange Notes--Change of Control."

FRAUDULENT CONVEYANCE MATTERS--FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; or

    - was insolvent or rendered insolvent by reason of such incurrence; or

    - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of us or the guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

    - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

    - it could not pay its debts as they become due.

    On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

FORWARD-LOOKING STATEMENTS--OUR FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE.

    This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements about forecasts, our plans, strategies and prospects in this prospectus. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that they will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth above in this "Risk Factors" section and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    We sold the old notes to Deutsche Bank Securities Inc. and Credit Suisse First Boston Corporation, the initial purchasers, on June 7, 2002. The initial purchasers subsequently resold the old notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the old notes, we and the guarantors entered into a registration rights agreement with the initial purchasers of the old notes. The registration rights agreement requires us to register the exchange notes under the federal securities laws and offer to exchange the exchange notes for the old notes. The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are effecting the exchange offer to comply with the registration rights agreement.

    The registration rights agreement requires us and the guarantors to:

    - file a registration statement for the exchange offer and the exchange notes within 70 days after the issue date of the old notes;

    - use our reasonable best efforts to cause the registration statement to become effective under the Securities Act within 160 days after the issue date of the old notes;

    - use our reasonable best efforts to consummate the exchange offer within 195 days after the issue date of the old notes; and

    - file a shelf registration statement for the resale of the old notes under certain circumstances and use our reasonable best efforts to cause such registration statement to become effective under the Securities Act.

    These requirements under the registration rights agreement will be satisfied when we complete the exchange offer. However, if we fail to meet any of these requirements, we must pay additional interest on the old notes at the rate of 0.50% per year until the applicable requirement has been met. We must pay an additional 0.50% per year for each 90 days that a requirement has not been met. However, we will not be required to pay more than 1.00% per year in additional interest on the old notes. Immediately following the completion of a requirement, any additional interest with respect to that particular requirement will cease to accrue. We have also agreed to keep the registration statement for the exchange offer effective for at least 20 days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to holders.

    Under the registration rights agreement, our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, under certain circumstances specified in the registration rights agreement, we may be required to file a "shelf" registration statement for a continuous offer in connection with the old notes pursuant to Rule 415 under the Securities Act.

    This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the exchange offer registration statement. See "Where You Can Find More Information."

TRANSFERABILITY OF THE EXCHANGE NOTES

    Based on an interpretation of the Securities Act by the staff of the Commission in several no-action letters issued to third parties unrelated to us, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such notes without complying with the registration and prospectus delivery requirements of the federal securities laws, if:

    - you, or the person or entity receiving such exchange notes, is acquiring such notes in the ordinary course of business;

    - neither you nor any such person or entity is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

    - neither you nor any such person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

    - neither you nor any such person or entity is an "affiliate" of TransDigm or the guarantors, as such term is defined under Rule 405 under the Securities Act; and

    - you are not acting on behalf of any person or entity who could not truthfully make these statements.

    To participate in the exchange offer, you must represent as the holder of old notes that each of these statements is true.

    Any holder of old notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

    - will not be able to rely on the interpretation of the staff of the Commission set forth in the no-action letters described above; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

    Broker-dealers receiving exchange notes in exchange for old notes acquired for their own account through market-making or other trading activities may not rely on this interpretation by the Commission. Such broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the exchange offer registration statement. As described above, under the registration rights agreement, we have agreed to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER; ACCEPTANCE OF TENDERED NOTES

    Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and
not withdrawn prior to 5:00 p.m., New York City time, on             , 2002. We
will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their notes pursuant to the exchange offer. However, notes may be tendered only in integral multiples of $1,000 in principal amount.

    The form and terms of the exchange notes are the same as the form and terms of the old notes except that:

    - the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;

    - the exchange notes bear a different CUSIP number from the old notes; and

    - the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the old notes in some circumstances relating to the timing of the exchange offer.

    The exchange notes will evidence the same debt as the old notes. Holders of exchange notes will be entitled to the benefits of the indenture.

    As of the date of this prospectus, old notes representing $75.0 million in
aggregate principal amount were outstanding. We have fixed             , 2002 as
the date on which this prospectus and the letter of transmittal will be mailed initially. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act.

    We shall be deemed to have accepted validly tendered old notes when and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted notes, at our expense, to the tendering holder as promptly as practicable after the expiration of the exchange offer.

    Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees with respect to the exchange of notes or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of notes. We will pay all charges and expenses in connection with the exchange offer as described under the subheading "--Solicitation of Tenders; Fees and Expenses." However, we will not pay any taxes incurred in connection with a holder's request to have exchange notes or non-exchanged notes issued in the name of a person other than the registered holder. See "--Transfer Taxes" in this section below.

EXPIRATION DATE; EXTENSIONS; AMENDMENT

    The exchange offer will expire at 5:00 p.m., New York City time, on
            , 2002, or the "Expiration Date," unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. We reserve the right to extend the exchange offer, delay accepting any tendered notes or, if any of the conditions described below under the heading "--Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

INTEREST ON THE EXCHANGE NOTES

    The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the old notes or, if no interest has been paid, from June 1, 2002. Interest on the old notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

    Interest on the notes is payable semi-annually on each June 1 and December 1 of each year beginning on December 1, 2002.

PROCEDURES FOR TENDERING OLD NOTES

    Only a holder of old notes may tender notes in the exchange offer. To tender in the exchange offer, you must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

    - have the signatures guaranteed if required by the letter of transmittal;
      and

    - mail or otherwise deliver the letter of transmittal or such facsimile, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date.

    To tender old notes effectively, you must complete the letter of transmittal and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the old notes may be made by book-entry transfer in accordance with the procedures described below. The exchange agent must receive confirmation of book-entry transfer prior to the Expiration Date.

    By executing the letter of transmittal you will make to us the representations set forth in the first paragraph under the heading "--Transferability of the Exchange Notes."

    All tenders not withdrawn before the Expiration Date and the acceptance of the tender by us will constitute agreement between you and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal including an agreement to deliver good and marketable title to all tendered notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, adverse claims and rights and restrictions of any kind.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, YOU SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS FOR YOU. YOU SHOULD NOT SEND ANY NOTE, LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENT TO US.

    If your notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you desire to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

    The exchange of notes will be made only after timely receipt by the exchange agent of certificates for old notes, a letter of transmittal and all other required documents, or timely completion of a book-entry transfer. If any tendered notes are not accepted for any reason or if old notes are submitted for a greater principal amount than the holder desires to exchange, the exchange agent will return such unaccepted or non-exchanged notes to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer, the exchange agent will credit the non-exchanged notes to an account maintained with The Depository Trust Company.

GUARANTEE OF SIGNATURES

    Holders must obtain a guarantee of all signatures on a letter of transmittal or a notice of withdrawal unless the old notes are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - for the account of an "eligible guarantor institution."

    Signature guarantees must be made by a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act (namely, banks; brokers and dealers; credit unions; national securities exchanges; registered securities associations; learning agencies; and savings associations).

SIGNATURE ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS

    If the letter of transmittal is signed by a person other than the registered holder of the old notes, the registered holder must endorse the old notes or provide a properly completed bond power. Any such endorsement or bond power must be signed by the registered holder as that registered holder's name appears on the old notes. Signatures on such old notes and bond powers must be guaranteed by an "eligible guarantor institution."

    If you sign the letter of transmittal or any old notes or bond power as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, fiduciary or in any other representative capacity, you must so indicate when signing. You must submit satisfactory evidence to the exchange agent of your authority to act in such capacity.

BOOK-ENTRY TRANSFER

    We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal) with any required signature guarantees, or an "agent's message" in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent, or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

    The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. Accordingly, the DTC participants may electronically transmit their acceptance of the exchange offer by causing the DTC to transfer old notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. Upon receipt of such holder's acceptance through the Automated Tender Offer Program, DTC will edit and verify the acceptance and send an "agent's message" to the exchange agent for its acceptance. Delivery of tendered notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth above, or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

    The term "agent's message" means a message transmitted by DTC, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

    - DTC has received an express acknowledgment from the participant in DTC tendering notes subject to the book-entry confirmation;

    - the participant has received and agrees to be bound by the terms of the letter of transmittal; and

    - we may enforce such agreement against such participant.

    In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

DETERMINATION OF VALID TENDERS; TRANSDIGM'S RIGHTS UNDER THE EXCHANGE OFFER

    All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We expressly reserve the absolute right, in our sole discretion, to reject any or all old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive or amend any conditions of the exchange offer or to waive any defects or irregularities of tender for any particular note, whether or not similar defects or irregularities are waived in the case of other notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured by the tendering holder within such time as we determine.

    Although we intend to notify holders of defects or irregularities in tenders of old notes, neither we, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Holders will be deemed to have tendered old notes only when such defects or irregularities have been cured or waived. The exchange agent will return to the tendering holder, after the expiration of the exchange offer, any old notes that are not properly tendered and as to which the defects have not been cured or waived.

GUARANTEED DELIVERY PROCEDURES

    If you desire to tender old notes pursuant to the exchange offer and
(1) certificates representing such old notes are not immediately available,
(2) time will not permit your letter of transmittal, certificates representing such old notes and all other required documents to reach the exchange agent on or prior to the Expiration Date, or (3) the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the Expiration Date, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the Expiration Date if all the following conditions are satisfied:

    - you must effect your tender through an "eligible guarantor institution," which is defined above under the heading "--Guarantee of Signatures;"

    - a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent's message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date as provided below; and

    - the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent's message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

    The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

    Except as otherwise provided in this prospectus, you may withdraw tendered
notes at any time before 5:00 p.m., New York City time, on       , 2002. For a
withdrawal of tendered notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer. For DTC participants, a written notice of withdrawal may be made by electronic transmission through DTC's Automated Tender Offer Program. Any notice of withdrawal must:

    - specify the name of the person having tendered the notes to be withdrawn;

    - identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC;

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the notes register the transfer of such notes into the name of the person withdrawing the tender and a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder; and

    - specify the name in which any such notes are to be registered, if different from that of the registered holder.

    Any permitted withdrawal of notes may not be rescinded. Any notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. The exchange agent will return any withdrawn notes without cost to the holder promptly after withdrawal of the notes. Holders may retender properly withdrawn notes at any time before the expiration of the exchange offer by following one of the procedures described above under the heading "--Procedures for Tendering Old Notes."

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or issue any exchange notes for, any old notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the old notes, if we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

    These conditions are for the sole benefit of TransDigm and the guarantors and may be asserted or waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of these rights at any time will not be deemed a waiver of such rights and each of such rights shall be deemed an ongoing right which may be asserted by us at any time and from time to time.

    In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use our reasonable best efforts to obtain the withdrawal or lifting of any stop order at the earliest possible moment.

EFFECT OF NOT TENDERING

    To the extent old notes are tendered and accepted in the exchange offer, the principal amount of old notes will be reduced by the amount so tendered and a holder's ability to sell untendered old notes could be adversely affected. In addition, after the completion of the exchange offer, the old notes will remain subject to restrictions on transfer. Since the old notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. The holders of old notes not tendered will have no further registration rights, except for the limited registration rights described above under the heading "--Purpose of the Exchange Offer."

    Accordingly, the notes not tendered may be resold only:

    - to us or our subsidiaries;

    - pursuant to a registration statement which has been declared effective under the Securities Act;

    - for so long as the notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

    - pursuant to any other available exemption from the registration requirements of the Securities Act (in which case TransDigm and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to TransDigm and the trustee), subject in each of the foregoing cases to any requirements of law that the disposition of the seller's property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws.

    Upon completion of the exchange offer, due to the restrictions on transfer of the old notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for old notes will be relatively less liquid than the market for exchange notes. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the exchange notes.

REGULATORY APPROVALS

    Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.

    We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we may pay the exchange agent reasonable and customary fees for its services and may reimburse it for its reasonable out-of-pocket expenses.

    We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the old notes. The carrying value is face value plus a $2.0 million premium received in connection with the offering of the old notes. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

TRANSFER TAXES

    We will pay all transfer taxes, if any, required to be paid by TransDigm in connection with the exchange of the old notes for the exchange notes. However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted for exchange be returned to, a person other than the registered holder will be responsible for the payment of any transfer tax arising from such transfer.

THE EXCHANGE AGENT

    State Street Bank and Trust Company is serving as the exchange agent for the exchange offer. ALL EXECUTED LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS LISTED BELOW. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address or telephone number listed below.

    By Registered or Certified Mail:           State Street Bank and Trust Company
                                               P.O. Box 778
                                               Boston, MA 02102-0078
                                               Attention: Janice Lee

    By Overnight Courier or By Hand:           State Street Bank and Trust Company
                                               Two Avenue de Lafayette
                                               5th Floor, Corporate Trust Window
                                               Boston, MA 02111-1724
                                               Attention: Janice Lee

    By Facsimile:                              (617) 662-1452

    Confirm by Telephone:                      (617) 662-1525

    Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                                USE OF PROCEEDS

    We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer.

    On June 7, 2002 we issued and sold the old notes. The net proceeds from the sale of the old notes were approximately $74.0 million after deducting expenses of the offering and expenses relating to the use of proceeds therefrom, including initial purchasers' discounts and commissions. We used the net proceeds to repay all of our existing indebtedness under the Tranche A facility of our credit facility, the outstanding balance of which was $35.5 million as of March 30, 2002 and to repay portions of our indebtedness under the Tranche B and Tranche C facilities of our credit facility on a pro rata basis, the outstanding balances of which were $104.3 million and $114.1 million as of March 30, 2002, respectively. As of March 30, 2002, the loans under the Tranche A facility, the Tranche B facility and the Tranche C facility bore interest rates of 4.9%, 5.4% and 5.4%, respectively, and these facilities mature on November 15, 2004, May 15, 2006 and May 15, 2007, respectively.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of Holdings as of March 30, 2002, on a historical basis and a pro forma basis after giving effect to the offering of the old notes and the use of proceeds therefrom as if it had occurred on March 30, 2002. This table should be read in conjunction with the information contained in "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Information" and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the Consolidated Historical Financial Statements and the notes thereto included elsewhere in this prospectus. All amounts are presented in thousands.

                                                                 MARCH 30, 2002
                                                              ---------------------
                                                               ACTUAL     PRO FORMA
                                                               ------     ---------
                                                                   (UNAUDITED)
Cash and cash equivalents...................................  $  28,975   $  28,975
                                                              =========   =========
Total debt (including current maturities):
  Credit facility:(1)
    Revolving credit facility...............................  $      --   $      --
    Tranche A facility(2)...................................     35,547       2,584
    Tranche B facility......................................    104,298      84,762
    Tranche C facility......................................    114,137      92,683
  10 3/8%Senior Subordinated Notes due 2008(3)..............    125,000     202,006
                                                              ---------   ---------
    Total TransDigm Inc. debt...............................    378,982     382,035
                                                              ---------   ---------
  Holdings PIK Notes(4).....................................     29,222      29,222
                                                              ---------   ---------
    Total Holdings debt.....................................    408,204     411,257
                                                              ---------   ---------
Holdings Redeemable Common Stock(4).........................      1,701       1,701
Holdings 16% Cumulative Redeemable Preferred Stock(4).......     14,558      14,558
Stockholders' equity (deficit):
  Common stock $0.01 par value and paid-in capital..........    102,080     102,080
  Other stockholders' equity (deficit)......................   (194,619)   (195,680)
                                                              ---------   ---------
    Total stockholders' equity (deficit)....................    (92,539)    (93,600)
                                                              ---------   ---------
Total capitalization........................................  $ 331,924   $ 333,916
                                                              =========   =========

------------------------

(1) The credit facility includes a $30.0 million revolving credit facility, of which $30.0 million was available for borrowing by us as of March 30, 2002. The indebtedness under the credit facility is an obligation of TransDigm Inc. and is guaranteed by Holdings and certain subsidiaries of TransDigm Inc. See "Description of Other Indebtedness--TransDigm--The Credit Facility."

(2) We used a portion of the proceeds from the offering of the old notes to fully repay the outstanding balance of the Tranche A facility as of June 7, 2002, the closing date of the offering. Prior to June 7, 2002, we repaid $2,584 of the Tranche A facility. Because we do not give pro forma effect to the $2,584 repayment, this amount appears in the pro forma column.

(3) This indebtedness represents an obligation of TransDigm Inc. and is guaranteed by Holdings and certain subsidiaries of TransDigm Inc. Pro forma amount includes $75.0 million face value of the old notes and the $2.0 million premium paid in connection with the issuance of the old notes.

(4) The Holdings PIK Notes, Holdings Redeemable Common Stock and the Holdings 16% Cumulative Redeemable Preferred Stock, which we refer to as the Holdings 16% Preferred Stock, are each obligations of Holdings and are not obligations of TransDigm Inc. or the obligations of any of its subsidiaries.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following pro forma consolidated financial information of Holdings has been derived by the application of pro forma adjustments to Holdings' historical consolidated financial statements for (1) the year ended September 30, 2001,
(2) the six months ended March 30, 2002 and (3) the twelve months ended
March 30, 2002. The pro forma consolidated statements of operations for the year ended September 30, 2001 and the twelve months ended March 30, 2002 give effect to the offering of the old notes and the use of proceeds therefrom as well as the acquisition of Champion Aerospace, as if such transactions had been consummated on the first day of the periods presented. The pro forma consolidated statement of operations for the six months ended March 30, 2002 gives effect to the offering of the old notes and the use of proceeds therefrom as if it had been consummated on October 1, 2001. The pro forma consolidated balance sheet as of March 30, 2002 gives effect to the offering of the old notes and the use of proceeds therefrom as if it had occurred as of March 30, 2002. The adjustments necessary to fairly present this pro forma consolidated financial information have been made based on available information and, in the opinion of management, are reasonable and are described in the accompanying notes. The pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the Champion Aerospace acquisition and the offering of the old notes been consummated on the respective dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. We cannot assure you that the assumptions used in the preparation of the pro forma consolidated financial information will prove to be correct. You should read the pro forma consolidated financial statements together with the "Use of Proceeds" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and the Consolidated Historical Financial Statements and the notes thereto, and other financial information included elsewhere in this prospectus.

    The acquisition of Champion Aerospace has been accounted for as a purchase. The purchase price consideration of $160.1 million in cash and $2.2 million of costs associated with the acquisition was funded through: (1) $147.6 million of new borrowings under our existing credit facility, (2) $14.3 million received (net of fees of $0.7 million) from the issuance of $15.0 million of Holdings 16% Cumulative Redeemable Preferred Stock, which we refer to as the 16% Holdings Preferred Stock, and warrants to purchase 1,381.9 shares of Holdings' common stock and (3) the use of $0.4 million of existing cash balances. We also borrowed an additional $15.0 million under the credit facility to pay
$5.0 million of debt issuance costs and provide $10.0 million of working capital for future operations. The purchase price has been allocated to the assets acquired and liabilities assumed of Champion Aerospace based on a preliminary analysis of their fair values.

                           TRANSDIGM HOLDING COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FISCAL YEAR ENDED SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                                                 CHAMPION
                                                 HOLDINGS        AEROSPACE       PRO FORMA      HOLDINGS
                                               HISTORICAL(1)   HISTORICAL(2)   ADJUSTMENTS(3)   PRO FORMA
                                               -------------   -------------   --------------   ---------
Net sales....................................    $ 200,773        $46,988              --       $ 247,761
Cost of sales................................      118,525         30,038              --         148,563
                                                 ---------        -------         -------       ---------
Gross profit.................................       82,248         16,950              --          99,198
                                                 ---------        -------         -------       ---------
Operating expenses:
  Selling and administrative.................       20,669          3,483              --          24,152
  Amortization of intangibles................        2,966            572         $ 1,663(a)        5,201
  Research and development...................        2,943          1,342              --           4,285
  Federal-Mogul corporate charge.............           --            848            (848)(b)          --
                                                 ---------        -------         -------       ---------
    Total operating expenses.................       26,578          6,245             815          33,638
                                                 ---------        -------         -------       ---------
Income from operations.......................       55,670         10,705            (815)         65,560
Interest expense--net........................       31,926          1,381           7,583(c)       40,890
                                                 ---------        -------         -------       ---------
Income before income taxes...................       23,744          9,324          (8,398)         24,670
Income tax provision.........................        9,386          3,506          (3,359)(d)       9,533
                                                 ---------        -------         -------       ---------
Net income...................................    $  14,358        $ 5,818         $(5,039)      $  15,137
                                                 =========        =======         =======       =========
EBITDA, As Defined(4)........................    $  70,955        $12,355         $   848       $  84,158
                                                 =========        =======         =======       =========
Cash flow provided from (used by):
  Operating activities.......................    $  22,761        $   503         $(2,945)      $  20,319
  Investing activities.......................     (173,588)          (503)             --        (174,091)
  Financing activities.......................      157,739             --              53         157,792

                           TRANSDIGM HOLDING COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED MARCH 30, 2002
                                 (IN THOUSANDS)

                                                            HOLDINGS        PRO FORMA       HOLDINGS
                                                          HISTORICAL(1)   ADJUSTMENTS(3)   PRO FORMA
                                                          -------------   --------------   ----------
Net sales...............................................     $117,613             --        $117,613
Cost of sales...........................................       64,148             --          64,148
                                                             --------        -------        --------
Gross profit............................................       53,465             --          53,465
                                                             --------        -------        --------
Operating expenses:
  Selling and administrative............................       10,475             --          10,475
  Amortization of intangibles...........................        3,167             --           3,167
  Research and development..............................        1,372             --           1,372
                                                             --------        -------        --------
    Total operating expenses............................       15,014             --          15,014
                                                             --------        -------        --------
Income from operations..................................       38,451             --          38,451
Interest expense--net...................................       16,885        $ 1,617(c)       18,502
                                                             --------        -------        --------
Income before income taxes..............................       21,566         (1,617)         19,949
Income tax provision....................................        9,277           (647)(d)       8,630
                                                             --------        -------        --------
Net income..............................................     $ 12,289        $  (970)       $ 11,319
                                                             ========        =======        ========
EBITDA, As Defined(4)...................................     $ 45,092        $    --        $ 45,092
                                                             ========        =======        ========
Cash flow provided by (used in):
  Operating activities..................................     $ 25,456        $(1,126)       $ 24,330
  Investing activities..................................       (1,056)            --          (1,056)
  Financing activities..................................       (6,646)            53          (6,593)

                           TRANSDIGM HOLDING COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       TWELVE MONTHS ENDED MARCH 30, 2002
                                 (IN THOUSANDS)

                                                                CHAMPION
                                                HOLDINGS        AEROSPACE       PRO FORMA       HOLDINGS
                                              HISTORICAL(1)   HISTORICAL(2)   ADJUSTMENTS(3)   PRO FORMA
                                              -------------   -------------   --------------   ----------
Net sales...................................    $ 240,522        $11,815              --       $ 252,337
Cost of sales...............................      139,853          8,452              --         148,305
                                                ---------        -------         -------       ---------
Gross profit................................      100,669          3,363              --         104,032
                                                ---------        -------         -------       ---------
Operating expenses:
  Selling and administrative................       22,605          1,037              --          23,642
  Amortization of intangibles...............        5,294            119         $   440(a)        5,853
  Research and development..................        3,114            499              --           3,613
  Federal-Mogul corporate charge............           --            213            (213)(b)          --
                                                ---------        -------         -------       ---------
    Total operating expenses................       31,013          1,868             227          33,108
                                                ---------        -------         -------       ---------
Income from operations......................       69,656          1,495            (227)         70,924
Interest expense--net.......................       34,530            345           3,382(c)       38,757
                                                ---------        -------         -------       ---------
Income before income taxes..................       35,126          1,150          (4,109)         32,167
Income tax provision........................       14,394            460          (1,644)(d)      13,210
                                                ---------        -------         -------       ---------
Net income..................................    $  20,732        $   690         $(2,465)      $  18,957
                                                =========        =======         =======       =========
EBITDA, As Defined(4).......................    $  88,077        $ 1,881         $   213       $  90,171
                                                =========        =======         =======       =========
Cash flow provided by (used in):
  Operating activities......................    $  35,980        $    46         $(2,156)      $  33,870
  Investing activities......................     (166,313)           (46)             --        (166,359)
  Financing activities......................      152,709             --              53         152,762

                           TRANSDIGM HOLDING COMPANY

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

    (1) The amounts in this column represent the reported results for Holdings for the applicable period, which include the acquisition of Champion Aerospace from May 31, 2001 through the end of the applicable period.

    (2) The amounts in this column represent the results for Champion Aerospace for the applicable period prior to May 31, 2001, the date of the acquisition.

    (3) The amounts in this column represent the adjustments necessary to give effect to the acquisition of Champion Aerospace, the offering of the old notes and the use of proceeds therefrom as follows:

        (a) This adjustment reflects Champion Aerospace goodwill amortization.

        (b) This reflects the reversal of the corporate charge allocated to Champion Aerospace by Federal-Mogul, its former parent company.

        (c) The adjustment to interest expense reflects the following (amounts in thousands):

                                                                                 TWELVE MONTHS
                                         FISCAL YEAR ENDED    SIX MONTHS ENDED       ENDED
                                         SEPTEMBER 30, 2001    MARCH 30, 2002    MARCH 30, 2002
                                         ------------------   ----------------   --------------
Interest expense on the indebtedness
  related to the Champion Aerospace
  acquisition..........................        $5,962                   --            $1,490

Amortization of debt issuance costs on
  the indebtedness related to the
  Champion Aerospace acquisition.......           672                   --               168

Elimination of the Champion Aerospace
  interest expense allocated by
  Federal-Mogul for the period prior to
  May 31, 2001.........................        (1,381)                  --              (345)

Elimination of the interest expense
  related to debt retired in connection
  with the offering of the old notes...        (5,210)             $(2,118)           (4,913)

Elimination of the amortization of debt
  issuance costs related to the debt
  retired in connection with the
  offering of the old notes............          (366)                (218)             (424)

Additional interest expense related to
  the old notes........................         7,781                3,891             7,781

Amortization of debt issuance costs on
  the old notes........................           425                  212               425

Amortization of premium on the notes...          (300)                (150)             (300)
                                               ------              -------            ------

Total adjustment.......................        $7,583              $ 1,617            $3,882
                                               ======              =======            ======

A 0.125% increase or decrease in the assumed weighted average interest rate applicable to TransDigm Inc.'s indebtedness outstanding under TransDigm Inc.'s credit facility would change the pro forma interest expense and net income after giving effect to the offering of the old notes by $0.2 million and $0.1 million, respectively.

                           TRANSDIGM HOLDING COMPANY

        (d) The tax effect of pro forma adjustments to income before income taxes is based on the estimated applicable tax rates.

    (4) EBITDA, As Defined, represents earnings before interest, taxes, depreciation and amortization plus incremental inventory costs associated with the write up of inventory required by the purchase accounting treatment of the Champion Aerospace acquisition and the acquisition of a product line as follows (the amounts in the Champion Aerospace column represent the reported results for Champion Aerospace prior to May 31, 2001, the date of the acquisition) (all amounts in thousands):

                      FISCAL YEAR ENDED SEPTEMBER 30, 2001

                                                                    CHAMPION    TRANSDIGM
                                                       HOLDINGS    AEROSPACE    INC. PRO    HOLDINGS
                                                      HISTORICAL   HISTORICAL     FORMA     PRO FORMA
                                                      ----------   ----------   ---------   ---------
Net income..........................................    $14,358     $ 5,818      $17,001     $15,137
Income tax provision................................      9,386       3,506       10,658       9,533
Interest expense....................................     31,926       1,381       37,901      40,890
Depreciation and amortization.......................      8,646       1,650       11,959      11,959
Champion Aerospace and product line acquisition
  inventory purchase accounting adjustments.........      6,639          --        6,639       6,639
                                                        -------     -------      -------     -------
EBITDA, As Defined..................................    $70,955     $12,355      $84,158     $84,158
                                                        =======     =======      =======     =======

                        SIX MONTHS ENDED MARCH 30, 2002

                                                                           TRANSDIGM
                                                               HOLDINGS    INC. PRO    HOLDINGS PRO
                                                              HISTORICAL     FORMA        FORMA
                                                              ----------   ---------   ------------
Net income..................................................    $12,289     $12,252       $11,319
Income tax provision........................................      9,277       9,339         8,630
Interest expense............................................     16,885      16,860        18,502
Depreciation and amortization...............................      6,641       6,641         6,641
                                                                -------     -------       -------
EBITDA, As Defined..........................................    $45,092     $45,092       $45,092
                                                                =======     =======       =======

                       TWELVE MONTHS ENDED MARCH 30, 2002

                                                                  CHAMPION    TRANSDIGM
                                                     HOLDINGS    AEROSPACE    INC. PRO    HOLDINGS PRO
                                                    HISTORICAL   HISTORICAL     FORMA        FORMA
                                                    ----------   ----------   ---------   ------------
Net income........................................    $20,732      $  690      $20,957       $18,957
Income tax provision..............................     14,394         460       14,553        13,210
Interest expense..................................     34,530         345       35,414        38,757
Depreciation and amortization.....................     11,938         386       12,764        12,764
Champion Aerospace and product line acquisition
  inventory purchase accounting adjustments.......      6,483          --        6,483         6,483
                                                      -------      ------      -------       -------
EBITDA, As Defined................................    $88,077      $1,881      $90,171       $90,171
                                                      =======      ======      =======       =======

                           TRANSDIGM HOLDING COMPANY
               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET(1)
                                 MARCH 30, 2002
                                 (IN THOUSANDS)

                                                            HOLDINGS      PRO FORMA      HOLDINGS
                                                           HISTORICAL   ADJUSTMENTS(2)   PRO FORMA
                                                           ----------   --------------   ---------
ASSETS
Current assets:
  Cash and cash equivalents..............................  $  28,975             --      $  28,975
  Accounts receivable, net...............................     32,536             --         32,536
  Inventories............................................     49,600             --         49,600
  Deferred income taxes..................................      9,749             --          9,749
  Prepaid expenses and other.............................      1,009             --          1,009
                                                           ---------       --------      ---------
    Total current assets.................................    121,869             --        121,869

Property, plant and equipment--net.......................     39,677             --         39,677
Intangible assets--net...................................    201,311             --        201,311

Debt issue costs--net....................................     11,230       $  1,285(a)      12,515

Deferred income taxes and other..........................      4,942             --          4,942
                                                           ---------       --------      ---------

TOTAL....................................................  $ 379,029       $  1,285      $ 380,314
                                                           =========       ========      =========

LIABILITIES & STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current portion of long-term liabilities...............  $  18,965       $(10,308)(b)  $   8,657
  Accounts payable.......................................      7,861             --          7,861
  Accrued liabilities....................................     30,501           (707)(c)     29,794
                                                           ---------       --------      ---------
    Total current liabilities............................     57,327        (11,015)        46,312

Long-term debt--less current portion.....................    391,839         13,361(b)     405,200
Other non-current liabilities............................      6,143             --          6,143
                                                           ---------       --------      ---------
    Total liabilities....................................    455,309          2,346        457,655
                                                           ---------       --------      ---------

Cumulative Redeemable Preferred Stock....................     14,558             --         14,558

Holdings Redeemable common stock.........................      1,701             --          1,701

Stockholders' equity (deficit):

  Common stock...........................................    102,080             --        102,080
  Warrants...............................................      1,934             --          1,934
  Retained earnings (deficit)............................   (196,052)        (1,768)(a)   (197,113)
                                                                                707 (c)         --
  Accumulated other comprehensive loss...................       (501)            --           (501)
                                                           ---------       --------      ---------

    Total stockholders' equity (deficit).................    (92,539)        (1,061)       (93,600)
                                                           ---------       --------      ---------

TOTAL....................................................  $ 379,029       $  1,285      $ 380,314
                                                           =========       ========      =========

                           TRANSDIGM HOLDING COMPANY
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

    (1) The Unaudited Pro Forma Consolidated Balance Sheet assumes the offering of the old notes was consummated on March 30, 2002. We used the net proceeds of the offering of the old notes to repay existing indebtedness under our credit facility, including $33.0 million of indebtedness under our Tranche A facility, $19.5 million under our Tranche B facility and $21.5 million under our Tranche C facility and to pay related fees and expenses of $3.0 million. See "Use of Proceeds."

    (2) The amounts in this column represent the adjustments necessary to determine Holdings' pro forma consolidated balance sheet after giving effect to the offering of the old notes and the application of the proceeds therefrom.

        (a) This adjustment represents the recognition of debt issuance costs associated with the offering of the old notes as well as the write-off of debt issuance costs associated with the Tranche A facility, and the portions of the Tranche B and Tranche C facilities being paid off.

        (b) This adjustment represents the $77.0 million of proceeds from the old notes less the $33.0 million payoff of the Tranche A Facility, the $19.5 million paydown of the Tranche B facility and the $21.5 million paydown of the Tranche C Facility.

        (c) This adjustment represents the tax benefit of the write-off of debt issuance costs associated with the Tranche A facility, and the portions of the Tranche B and Tranche C facilities being paid off, based on the estimated applicable statutory tax rates.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected historical consolidated financial information of Holdings for each of the years in the five-year period ended September 30, 2001 and as of the end of each of such years and for each of the six-month periods ended March 31, 2001 and March 30, 2002 and as of the end of each such six-month period. The selected historical consolidated financial data for each of the years in the three-year period ended September 30, 2001 have been derived from Holdings' consolidated financial statements included elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP. The selected historical consolidated financial data as of and for the six months ended March 31, 2001 and March 30, 2002 have been derived from Holdings' unaudited consolidated financial statements included elsewhere in this prospectus, which in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations, financial position, and cash flows. The results for the six months ended March 30, 2002 are not necessarily indicative of the results that may be expected for the entire year. Separate historical financial information for TransDigm Inc. is not presented since Holdings has no operations or assets separate from its investment in TransDigm Inc. and since the exchange notes will be guaranteed by Holdings and all direct and indirect subsidiaries of TransDigm Inc. (other than two wholly-owned, non-guarantor subsidiaries that have inconsequential assets, liabilities and equity, and whose only operations are the result of intercompany activity which is immediately dividended to TransDigm Inc.).

    We acquired Marathon Power Technologies Company on August 8, 1997,
ZMP, Inc. and its wholly-owned subsidiary, Adams Rite Aerospace, Inc. on
April 23, 1999 and Christie Electric Corp. on March 8, 2000. On March 26, 2001, we acquired an exclusive, worldwide license to produce and sell products composed of a lubrication and scavenge pump product line along with certain related equipment and inventory. We completed the Champion Aerospace acquisition on May 31, 2001. These acquisitions were accounted for as purchases. The results of operations of Marathon, ZMP, Adams Rite, Christie, Champion Aerospace and the acquired product line are included in Holdings' consolidated financial statements from the date of each of these acquisitions.

    You should read the following table together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and the Consolidated Historical Financial Statements and the notes thereto included elsewhere in this prospectus. All amounts are presented in thousands, except ratios.

                                                                     FISCAL YEAR ENDED
                                                                       SEPTEMBER 30,                         SIX MONTHS ENDED
                                                               ------------------------------              ---------------------
                                                                                                           MARCH 31,   MARCH 30,
                                                      1997       1998       1999       2000       2001       2001        2002
                                                    --------   --------   --------   --------   --------   ---------   ---------
STATEMENT OF OPERATIONS DATA:
Net sales.........................................  $78,159    $110,868   $130,818   $150,457   $200,773    $77,864    $117,613
Gross profit......................................   28,856      51,473     60,867     68,264     82,248     35,044      53,465
Selling and administrative........................    7,561      10,473     13,620     16,799     20,669      8,539      10,475
Amortization of intangibles.......................    2,089       2,438      2,063      1,843      2,966        839       3,167
Research and development..........................    1,116       1,724      2,139      2,308      2,943      1,201       1,372
Merger expenses...................................       --          --     40,012         --         --         --          --
                                                    -------    --------   --------   --------   --------    -------    --------

Operating income(1)...............................   18,090      36,838      3,033     47,314     55,670     24,465      38,451
Interest expense, net(2)..........................    3,463       3,175     22,722     28,563     31,926     14,281      16,885
Warrant put value adjustment......................    4,800       6,540         --         --         --         --          --
                                                    -------    --------   --------   --------   --------    -------    --------
Pre-tax income (loss).............................    9,827      27,123    (19,689)    18,751     23,744     10,184      21,566
Provision (benefit) for income taxes..............    5,193      12,986     (2,772)     7,972      9,386      4,269       9,277
                                                    -------    --------   --------   --------   --------    -------    --------

Income (loss) before extraordinary item...........    4,634      14,137    (16,917)    10,779     14,358      5,915      12,289
Extraordinary item................................   (1,462)         --         --         --         --         --          --
                                                    -------    --------   --------   --------   --------    -------    --------

Net income (loss).................................  $ 3,172    $ 14,137   $(16,917)  $ 10,779   $ 14,358    $ 5,915    $ 12,289
                                                    =======    ========   ========   ========   ========    =======    ========

OTHER FINANCIAL DATA:
Ratio of Earnings to
  Fixed Charges(3)................................     3.7x        9.0x        .1x       1.6x       1.7x       1.7x        2.3x

                                                                  AS OF SEPTEMBER 30,                             AS OF
                                                -------------------------------------------------------   ---------------------
                                                                                                          MARCH 31,   MARCH 30,
                                                  1997       1998       1999        2000        2001        2001        2002
                                                --------   --------   ---------   ---------   ---------   ---------   ---------
BALANCE SHEET DATA
  (AT END OF PERIOD):
Cash and cash equivalents.....................  $  5,397   $ 19,486   $   2,729   $   4,309   $  11,221   $  6,599    $ 28,975
Working capital...............................    16,520     16,654      35,531      39,437      55,672     32,525      64,542
Total assets..................................   101,969    115,785     164,417     168,833     372,898    191,598     379,029
Long-term debt, including current portion.....    50,000     45,000     266,557     261,601     413,209    261,576     408,204
Total stockholders' equity (deficiency).......    22,613     36,427    (127,622)   (118,409)   (103,388)  (112,877)    (92,539)

------------------------------

(1) Operating income includes the effect of a non-cash charge of $666 in fiscal 1997 and $242 in fiscal 1998 due to a purchase accounting adjustment to inventory associated with the acquisition of Marathon, a non-cash charge of $1,143 in fiscal 1999 due to a purchase accounting adjustment to inventory associated with the acquisition of Adams Rite, a non-cash charge of $185 in fiscal 2000 due to a purchase accounting adjustment to inventory associated with the acquisition of Christie, and non-cash charges of $3,193 and $3,446 in fiscal 2001 due to purchase accounting adjustments to inventory associated with the acquisitions of assets and liabilities from Champion Aerospace and a product line, respectively, and non-cash charges of $156 in the six month period ended March 31, 2001 due to purchase accounting adjustments to inventory associated with the acquisition of a product line.

(2) All of the interest expense reported for fiscal 1997 and 1998 represents interest expense of TransDigm Inc. Holdings had no interest expense prior to the recapitalization discussed in Note 1 to the consolidated financial statements of Holdings included elsewhere in this prospectus. After the recapitalization, $2,989, $2,669 and $2,030 of interest expense was incurred by Holdings during fiscal 2001, 2000 and 1999, respectively and $1,642 and $1,468 of interest expense for the six months ended March 30, 2002 and March 31, 2001, respectively, relating to the Holdings PIK Notes. Holdings has no other interest expense. TransDigm Inc. is not an obligor or a guarantor under the Holdings PIK Notes.

(3) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt expense and the portion (approximately 33%) of rental expense that management believes is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges by $20 for fiscal 1999 due to merger expenses of $40,012.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE STATEMENTS IN THIS DISCUSSION REGARDING THE INDUSTRY OUTLOOK, OUR EXPECTATIONS REGARDING THE FUTURE PERFORMANCE OF OUR BUSINESSES, AND THE OTHER NON-HISTORICAL STATEMENTS IN THIS DISCUSSION ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THE RISKS AND UNCERTAINTIES DESCRIBED IN THE "RISK FACTORS" SECTION. YOU SHOULD READ THE FOLLOWING DISCUSSION OF THE RESULTS OF OUR OPERATIONS AND FINANCIAL CONDITION TOGETHER WITH THE SECTIONS ENTITLED "RISK FACTORS" AND "SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA" AND WITH OUR CONSOLIDATED HISTORICAL FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. OUR FISCAL YEAR ENDS ON SEPTEMBER 30 OF THE YEARS INDICATED.

OVERVIEW

    We are a leading supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft. Most of our products share three common characteristics: (1) highly engineered and proprietary; (2) significant aftermarket content; and (3) large shares of niche markets.

    We sell our products to commercial airlines, aircraft maintenance facilities, aircraft and aircraft system original equipment manufacturers, or OEMs, and various agencies of the United States and foreign governments. We generate the majority of our EBITDA from sales of replacement parts in the commercial and defense aftermarkets. Most of our OEM sales are on an exclusive sole source basis; therefore, in most cases, we are the only certified provider of these parts in the aftermarket. Aftermarket parts sales are driven by the size of the worldwide aircraft fleet, are relatively stable and generate recurring revenues over the life of an aircraft that are many times the size of the original OEM purchases. We have over 40 years of experience in most of our product lines, which allows us to benefit from a large and growing installed base of aircraft.

    For the fiscal year ended September 30, 2001, we generated pro forma net sales, operating income and EBITDA, As Defined, of $247.8 million, $65.6 million and $84.2 million, respectively; for the twelve months ended March 30, 2002, we generated pro forma net sales, operating income and EBITDA, As Defined, of $252.3 million, $70.9 million and $90.2 million, respectively; and for the six months ended March 30, 2002, we generated pro forma net sales, operating income and EBITDA, As Defined, of $117.6 million, $38.5 million and $45.1 million, respectively.

    In connection with the recapitalization that occurred during fiscal 1999, including the financing and the application of the proceeds thereof, we incurred certain nonrecurring costs and charges, consisting primarily of compensation costs for management bonuses and stock options that were canceled in conjunction with the recapitalization, the cost of terminating a financial advisory services agreement with an affiliate of one of our stockholders, the write-off of deferred financing costs, and professional, advisory and financing fees. We recorded a one-time charge of approximately $40.0 million ($29.0 million after tax) related to the recapitalization during the year ended September 30, 1999. Because the cash costs included in this charge were funded principally through the proceeds of the 1998 notes and borrowings under our credit facility, this cost did not materially impact our liquidity, ongoing operations or market position. For a discussion of the consequences of the incurrence of indebtedness in connection with the recapitalization, see "--Liquidity and Capital Resources."

SIGNIFICANT ACQUISITION

    In the ordinary course of our business, we pursue acquisitions where we believe we can enhance value, reduce costs and develop new business. The following is a summary of a significant acquisition during fiscal 2001.

    On May 31, 2001, we (through Champion Aerospace) acquired substantially all of the assets and certain liabilities of the Champion Aviation Products business from Federal Mogul Ignition Company, or Federal-Mogul, a wholly-owned subsidiary of Federal-Mogul Corporation, for approximately $160.1 million in cash, subject to adjustment based on the level of acquired working capital as of the closing of the acquisition. Champion Aerospace is engaged in researching, designing, developing, engineering, manufacturing, marketing, distributing and selling ignition systems and related components and other products, including, without limitation, igniters, spark plugs, exciters; for turbine and piston aircraft applications as well as other aerospace engine and industrial applications.

RECENT DEVELOPMENTS

    The aerospace industry was hit particularly hard by the events of September 11, 2001. The immediate reduction in air traffic severely impacted the profitability of the airline industry, which began to curtail flights and stretch out or cancel airframe deliveries. Facing this expected downturn, we promptly developed a near term market forecast to use as a basis for fiscal 2002 planning. Based on this forecast, which we believed to be conservative, we implemented a series of actions to significantly reduce our cost structure while maintaining our ability to respond to market dynamics and develop new business. As part of this effort, we significantly reduced our workforce in early October.

    It currently appears that the overall market forecast we used for planning purposes was somewhat conservative. Although we continue to experience a significant downturn in the commercial aerospace markets, air travel appears to be recovering faster than we initially anticipated and we currently expect the aftermarket sector to recover slowly over the next four to six quarters as improvements in air traffic continue. We expect commercial transport OEM production rates to continue to decline in the near term as new transport delivery schedules are canceled or extended. We also expect regional and business jet operations and production rates to be negatively impacted to a lesser degree. Military activity is difficult to predict, but based upon our broad base of applications, we anticipate a modest increase in military orders over the near term.

    Sales generation during the first half of fiscal year 2002 was higher than we anticipated compared to our near term market forecast immediately following September 11th. Although we expect full year fiscal 2002 net sales to be below fiscal year 2001 pro forma net sales, we now believe the results will be better than the estimates we made immediately following September 11th. In addition, as a result of our rapid cost reductions, continued productivity efforts, proprietary niche market positions and continued new business generation, we believe pro forma EBITDA, As Defined, for the twelve months ended March 30, 2002 is reasonably indicative of our expected EBITDA, As Defined, for fiscal 2002.

    This section includes forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We cannot assure you that our current outlook will prove to be correct. See "Risk Factors."

SIGNIFICANT ACCOUNTING POLICIES

    Our consolidated financial statements reflect the selection and application of accounting policies that require management to make significant estimates and assumptions. Our significant accounting policies are described in Note 3 to our consolidated financial statements included elsewhere in this prospectus.

    Accounting estimates are an integral part of our consolidated financial statements and are based on knowledge and experience about past and current events and on assumptions about future events. Significant accounting estimates reflected in our consolidated financial statements for fiscal years 1999, 2000 and 2001 and for the six-months ended March 31, 2001 and March 30, 2002 include the valuation allowances for inventory obsolescence and uncollectible accounts receivable, accrued liabilities recognized for losses on uncompleted contracts, environmental costs, sales returns and repairs, and preliminary allocations of purchase prices for business combinations along with the pending purchase price adjustment amounts.

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, certain of our operating data as a percentage of net sales.

                                                                            SIX MONTHS ENDED
                                       FISCAL YEAR ENDED SEPTEMBER 30,    ---------------------
                                      ---------------------------------   MARCH 31,   MARCH 30,
                                        1999        2000        2001        2001        2002
                                      ---------   ---------   ---------   ---------   ---------
Net sales...........................     100%        100%        100%        100%        100%
                                         ---         ---         ---         ---         ---

Gross profit........................      47          45          41          45          45
Selling and administrative..........      10          11          10          11           9
Amortization of intangibles.........       2           1           2           1           3
Research and development............       2           2           1           2           1
Merger expenses.....................      31          --          --          --          --
                                         ---         ---         ---         ---         ---
Operating income....................       2          31          28          31          33
Interest expense--net...............      17          19          16          18          14
Provision (benefit) for income
  taxes.............................      (2)          5           5           5           8
                                         ---         ---         ---         ---         ---
Net income (loss)...................     (13)%         7%          7%          8%         11%
                                         ===         ===         ===         ===         ===

CHANGES IN RESULTS OF OPERATIONS

SIX MONTHS ENDED MARCH 30, 2002 COMPARED WITH SIX MONTHS ENDED MARCH 31, 2001.

- NET SALES. Net sales increased by $39.7 million, or 51.0%, to $117.6 million for the six-month period ended March 30, 2002 from $77.9 million for the six-month period ended March 31, 2001, primarily due to the Champion Aerospace acquisition.

- GROSS PROFIT. Gross profit (net sales less cost of sales) increased by $18.4 million, or 52.6%, to $53.5 million for the six-month period ended
  March 30, 2002 from $35.1 million for the comparable six-month period last year. This increase is attributable to the higher sales discussed above. Gross profit as a percentage of net sales was 45% for both periods.

- SELLING AND ADMINISTRATIVE. Selling and administrative expenses increased by $2.0 million, or 22.7%, to $10.5 million for the six-month period ended
  March 30, 2002 from $8.5 million for the six-month period ended March 31, 2001 primarily due to the Champion Aerospace acquisition, partially offset by cost saving actions taken as a result of the September 11th terrorist attacks. Selling and administrative expenses decreased as a percentage of net sales to 9.0% for the six-month period ended March 30, 2002 from 11.0% for the six-month period ended March 31, 2001 due to increased selling and administrative efficiencies as a result of the Champion Aerospace acquisition and cost saving actions discussed previously.

- AMORTIZATION OF INTANGIBLES. Amortization of intangibles expense increased by $2.4 million for the six-month period ended March 30, 2002 to $3.2 million from $0.8 million for the six-month period ended March 31, 2001 primarily as a result of amortization of the intangible assets recognized in connection with the Champion Aerospace acquisition.

- RESEARCH AND DEVELOPMENT.  Research and development expense increased
  $0.2 million, or 14.2%, from $1.2 million for the six-month period ended March 31, 2001 to $1.4 million for the six-month period ended March 30, 2002 as a result of additional research and development activities to complement our sales efforts. Research and development expense, as a percentage of net sales, decreased from 2% for the six-month period ended March 31, 2001 to 1% for the six-month period ended March 30, 2002.

- INCOME FROM OPERATIONS. Operating income increased by $14.0 million, or 57.2%, from $24.5 million for the six-month period ended March 31, 2001 to $38.5 million for the six-month period ended March 30, 2002, primarily as a result of the factors referred to above.

- INTEREST EXPENSE. Interest expense increased by $2.6 million, or 18.2%, to $16.9 million for the six-month period ended March 30, 2002 from $14.3 million for the six-month period ended March 31, 2001. This was caused by an increase in the level of outstanding borrowings as a result of the Champion Aerospace acquisition partially offset by a decrease in interest rates.

- INCOME TAXES. Income tax expense as a percentage of income before income taxes was approximately 43% for the six-month period ended March 30, 2002 and was comparable to the 42% effective tax rate for the six-month period ended March 31, 2001.

- NET INCOME. We earned $12.3 million for the six-month period ended March 30, 2002 compared to net income of $5.9 million for the six-month period ended March 31, 2001, primarily as a result of the factors referred to above.

FISCAL YEAR ENDED SEPTEMBER 30, 2001 COMPARED WITH FISCAL YEAR ENDED
  SEPTEMBER 30, 2000.

- NET SALES. Net sales increased by $50.3 million, or 33.4%, to $200.8 million for the year ended September 30, 2001 from $150.5 million for the year ended September 30, 2000. Approximately $34.3 million of the increase was due to the Champion Aerospace and product line acquisitions and the remainder was due to increased pricing and volume on existing products and new business opportunities.

- GROSS PROFIT. Gross profit (net sales less cost of sales) increased by $13.9 million, or 20.5%, to $82.2 million for the year ended September 30, 2001 from $68.3 million for the year ended September 30, 2000. This increase is attributable to higher sales discussed above. Gross profit as a percentage of net sales declined to 41% for the year ended September 30, 2001 from 45% for the year ended September 30, 2000, principally due to $6.6 million of non-cash charges from inventory purchase accounting adjustments related to the Champion Aerospace and product line acquisitions.

- SELLING AND ADMINISTRATIVE. Selling and administrative expenses increased by $3.9 million, or 23%, to $20.7 million for the year ended September 30, 2001 from $16.8 million for the year ended September 30, 2000. Approximately
  $2.1 million of the increase was due to the Champion Aerospace and product line acquisitions and the remainder was due to additional new business initiatives. Selling and administrative expenses as a percentage of net sales decreased slightly from 11% for the year ended September 30, 2000 to 10% for the year ended September 30, 2001.

- AMORTIZATION OF INTANGIBLES.  Amortization of intangibles increased by
  $1.2 million, or 60.9%, to $3.0 million for the year ended September 30, 2001 from $1.8 million for the year ended September 30, 2000. This increase is primarily the result of amortization of the intangible assets recognized in connection with the Champion Aerospace acquisition.

- RESEARCH AND DEVELOPMENT.  Research and development expense increased
  $0.6 million, or 27.5%, to $2.9 million for the year ended September 30, 2001 compared to $2.3 million for the year ended September 30, 2000, principally due to the Champion Aerospace acquisition and additional research and development activities to complement our sales efforts. Research and development expense as a percentage of net sales decreased slightly from 2% for the year ended September 30, 2000 to 1% for the year ended September 30, 2001.

- OPERATING INCOME. Operating income increased $8.4 million, or 17.7%, from $47.3 million for the year ended September 30, 2000 to $55.7 million for the year ended September 30, 2001, due to the factors described previously.

- INTEREST EXPENSE. Interest expense increased by $3.3 million, or 11.8%, to $31.9 million for the year ended September 30, 2001 from $28.6 million for the year ended September 30, 2000. This was primarily caused by an increase in the average level of outstanding borrowings in connection with the Champion Aerospace acquisition, partially offset by a decrease in interest rates.

- INCOME TAXES. Income tax expense as a percentage of income before income taxes was 39.5% for fiscal 2001 compared to 42.5% for fiscal 2000, primarily due to increased tax benefits generated by foreign sales and less non-deductible expenses.

- NET INCOME. We earned $14.4 million for the year ended September 30, 2001 compared to $10.8 million for the year ended September 30, 2000 primarily as a result of the factors referred to above.

FISCAL YEAR ENDED SEPTEMBER 30, 2000 COMPARED WITH FISCAL YEAR ENDED
  SEPTEMBER 30, 1999.

- NET SALES. Net sales increased by $19.6 million, or 15%, to $150.4 million for the year ended September 30, 2000 from $130.8 million for the year ended September 30, 1999, principally due to the acquisition of ZMP, Inc. and its wholly-owned subsidiary Adams Rite in April 1999 partially offset by declines in the net sales of AeroControlex and AdelWiggins due to an industry-wide spare parts inventory correction.

- GROSS PROFIT. Gross profit (net sales less cost of sales) increased by $7.4 million, or 12.2%, to $68.3 million for the year ended September 30, 2000 from $60.9 million for the year ended September 30, 1999. This increase is attributable to higher sales discussed above. Gross profit as a percentage of net sales was 45% for the year ended September 30, 2000 and 47% for the year ended September 30, 1999. This change was the result of the acquisition of ZMP in April 1999, which has a slightly lower gross profit margin than us as a whole, as well as the decline in sales at AeroControlex and AdelWiggins discussed previously.

- SELLING AND ADMINISTRATIVE. Selling and administrative expenses increased by $3.2 million, or 23.3%, to $16.8 million for the year ended September 30, 2000 from $13.6 million for the year ended September 30, 1999. This increase principally resulted from the acquisition of ZMP and additional new business initiatives. Selling and administrative expenses as a percentage of net sales increased slightly from 10% for the year ended September 30, 1999 to 11% for the year ended September 30, 2000.

- AMORTIZATION OF INTANGIBLES.  Amortization of intangibles decreased by
  $0.3 million, or 10.7%, to $1.8 million for the year ended September 30, 2000 from $2.1 million for the year ended September 30, 1999. This decrease is the result of certain intangibles becoming fully amortized.

- RESEARCH AND DEVELOPMENT.  Research and development expense increased
  $0.2 million, or 7.9%, to $2.3 million for the year ended September 30, 2000 compared to $2.1 million for the year ended September 30, 1999, principally due to the acquisition of ZMP in April 1999. Research and development expense as a percentage of net sales was 2% for each of the years ended September 30, 2000 and September 30, 1999.

- MERGER EXPENSES. Merger costs totaling $40.0 million were incurred during fiscal 1999 in connection with the merger and recapitalization. The nature of the merger-related charges is detailed below:

                                                              (IN THOUSANDS)
                                                              --------------
Compensation expense on stock options.......................     $19,437
Management bonuses..........................................       6,450
Termination of financial advisory services agreement........       5,850
Professional fees and expenses..............................       7,201
Write-off of deferred financing costs.......................         552
Other.......................................................         522
                                                                 -------
                                                                 $40,012
                                                                 =======

- OPERATING INCOME. Operating income increased $44.3 million from $3.0 million for the year ended September 30, 1999 to $47.3 million for the year ended September 30, 2000. Operating income, excluding merger expenses, increased $4.3 million, or 9.9%. This increase is primarily attributable to the acquisition of ZMP.

- INTEREST EXPENSE. Interest expense increased by $5.9 million, or 25.7%, to $28.6 million for the year ended September 30, 2000 from $22.7 million for the year ended September 30, 1999. This increase results from the increase in the average level of outstanding borrowings in connection with the recapitalization and the acquisition of ZMP and an increase in interest rates.

- INCOME TAXES. Income tax expense (benefit) as a percentage of income (loss) before income taxes was 42.5% for fiscal 2000 and (14.1%) for fiscal 1999. The tax provision recorded in fiscal 2000 was significantly impacted by non-deductible goodwill amortization, particularly the amortization of the goodwill recognized in conjunction with the acquisition of ZMP. The tax benefit recorded for fiscal 1999 was significantly impacted by the non-deductible expenses incurred in connection with the recapitalization.

- NET INCOME (LOSS). We earned $10.8 million for the year ended September 30, 2000 compared to a net loss of $16.9 million for the year ended September 30, 1999 primarily as a result of the factors referred to above.

LIQUIDITY AND CAPITAL RESOURCES

    OPERATING ACTIVITIES. We generated approximately $25.5 million of cash from operating activities during the six months ended March 30, 2002 compared to approximately $12.2 million during the six months ended March 31, 2001. The increase is primarily due to increased earnings from the Champion Aerospace acquisition along with the cost saving initiatives we undertook as a result of the September 11th terrorist attacks. We generated approximately $22.7 million of cash from operating activities during the year ended September 30, 2001 and approximately $16.3 million during the year ended September 30, 2000. Approximately $16.2 million of cash was used in operating activities during the year ended September 30, 1999. The increase in cash generated by operating activities from fiscal 2000 to fiscal 2001 is primarily due to increased earnings from the acquisitions and the cost saving initiatives described above. The change from fiscal 1999 to fiscal 2000 is due to the one-time merger expenses of $40.0 million in fiscal 1999 and improved operating results in fiscal 2000, partially offset by an increase in interest expense in fiscal 2000 due to the recapitalization and an increase in interest rates.

    INVESTING ACTIVITIES. Cash used in investing activities was approximately $1.1 million during the six months ended March 30, 2002 compared to approximately $8.3 million during the six months ended March 31, 2001. The change is mainly due to the product line acquisition in the first six months of 2001 and a decrease in capital expenditures. Cash used in investing activities was approximately

$173.6 million during the year ended September 30, 2001, approximately
$5.1 million during the year ended September 30, 2000 and approximately
$44.6 million during the year ended September 30, 1999. The increase from fiscal 2000 to fiscal 2001 is mainly due to the Champion Aerospace acquisition and the decrease from fiscal 1999 to fiscal 2000 is primarily due to the use of $41.6 million of cash in fiscal 1999 for the ZMP and Adams Rite acquisition. Marathon Power Technologies Company, our wholly-owned subsidiary, used approximately $2.4 million of cash in fiscal 2000 for the acquisition of Christie Electric Corp.

    FINANCING ACTIVITIES. Cash used in financing activities during the six months ended March 30, 2002 was approximately $6.6 million compared to approximately $1.6 million during the six months ended March 31, 2001. This increase in cash used in financing activities was due to decreased borrowings (in March 2001, borrowings were made to finance the product line acquisition) and an increase in the repayment of debt obligations. Cash provided by (used in) financing activities during the year ended September 30, 2001 was approximately $157.7 million, approximately $(9.6) million during the year ended
September 30, 2000 and approximately $44.1 million during the year ended September 30, 1999. The change in financing cash flows from fiscal 2000 to fiscal 2001 was due to our incurrence of substantial indebtedness as a result of the Champion Aerospace acquisition and the change in financing cash flows from fiscal 1999 to fiscal 2000 is due to the incurrence and refinancing of substantial debt as a result of the recapitalization and the ZMP and Adams Rite acquisition.

    CAPITAL RESOURCES. Our credit facility consists of (1) a $30.0 million revolving credit facility maturing six years from December 3, 1998, which we refer to as the execution date, and (2) a term loan facility in an aggregate principal amount of $263.8 million, consisting of a $43.3 million Tranche A facility maturing six years from the execution date, a $105.5 million Tranche B facility maturing seven and a half years from the execution date and a $115.0 million Tranche C facility maturing eight and a half years from the execution date. As of March 30, 2002, the outstanding balances of our Tranche A, B and C facilities were $35.5 million, $104.3 million and $114.1 million, respectively. In connection with the offering of the old notes, we repaid the Tranche A facility and a portion of each of the Tranche B and Tranche C facilities.

    The interest rate for the credit facility is, at our option, either (A) a floating rate equal to the base rate plus the applicable margin, as defined in the credit facility, or (B) the Eurodollar rate for fixed periods of one, two, three, or six months, plus the applicable margin. The overall interest rate and applicable margin are determined based on (1) in the case of the Tranche A facility and the revolving credit facility, (A) an interest rate determined by the base rate, plus 2.25%, 2.00%, 1.75% or 1.50% depending on Holdings' ability to achieve the respective debt coverage ratio specified in the credit facility, as amended; or (B) an interest rate determined by the Eurodollar Rate, plus 3.25%, 3.00%, 2.75% or 2.50% depending on Holdings' ability to achieve the respective debt coverage ratio specified in the credit facility, as amended; and
(2) in the case of the Tranche B facility and the Tranche C facility, (A) an interest rate determined by the base rate, plus 2.50%; or (B) an interest rate determined by the Eurodollar rate, plus 3.50%. The credit facility is subject to mandatory prepayment with a defined percentage of net proceeds from certain asset sales, insurance proceeds or other awards that are payable in connection with the loss, destruction or condemnation of any assets, certain new debt and equity offerings and 50% of excess cash flow (as defined in the credit facility) in excess of a predetermined amount under the credit facility.

    The credit facility requires us to repay the outstanding indebtedness on a periodic basis through the various maturity dates. The credit facility also contains restrictive covenants that, among other things, limit the incurrence of additional indebtedness, the payment of dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, liens and encumbrances, and prepayments of other indebtedness.

    We repaid the Tranche A facility and part of the Tranche B and C facilities with a portion of the proceeds from the offering of the old notes. In addition, we amended our credit facility in connection with the offering of the old notes. The amendments to the credit facility:

    - allowed us to incur the indebtedness represented by the old notes;

    - allow us to pay dividends to Holdings for the purpose of retiring the Holdings PIK Notes;

    - allow us to incur up to $150.0 million of additional bank borrowings or subordinated debt (for which there are currently no commitments to provide such funds), subject to certain restrictions, including a requirement that such debt must be used:

       - to finance acquisitions permitted by the amended credit facility, or

       - to pay the dividends to Holdings to retire the Holdings PIK Notes;

    - allow us to effect permitted acquisitions, with the aggregate amount paid for all such permitted acquisitions not to exceed $225.0 million;

    - require that at least $10.0 million must remain unused and available under our $30.0 million revolving credit facility immediately following any acquisition;

    - modified certain existing financial covenants; and

    - waive any mandatory prepayment from excess cash flow for fiscal 2002.

    The Chairman of our Board of Directors, Mr. Peacock, holds a presently-exercisable put option enabling him to require us to purchase up to 80% of his common stock (including shares acquired through the exercise of stock options and held at least six months) at fair value, subject to certain restrictions under our long-term debt agreements and subject to his continued service as Chairman of the Board of Holdings and us. As of March 30, 2002, 8,114 shares of common stock that Mr. Peacock can acquire under presently-exercisable stock options are subject to the put. The estimated fair value of such shares, net of the exercise price of the related stock options, totaled approximately $8.6 million at March 30, 2002. Mr. Peacock and other members of management hold put rights that may become exercisable in the future with respect to other shares of common stock, including shares of common stock subject to options. See "Management--Employment Agreements" and "Management--Stock Option Plans."

    The prepayment provision of the Holdings PIK Notes contains a prepayment penalty that begins to increase on December 4, 2003. We may pay a dividend to Holdings to repurchase the Holdings PIK Notes prior to December 4, 2003. The amendment to our credit facility will permit this dividend. In addition, we anticipate that on the date of its payment, this dividend will be permitted under the restricted payments covenant of the indenture. See "Description of the Exchange Notes--Certain Covenants--Limitation on Restricted Payments."

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    The following table sets forth contractual cash obligations for the next several fiscal years giving effect to (1) the offering of the old notes and
(2) the use of the net proceeds from the offering to repay all of the Tranche A facility and a pro rata portion of each of the Tranche B and C facilities under the credit facility (dollars in millions):

                                                                                              2007 AND
                                      2002(1)      2003       2004       2005       2006     THEREAFTER    TOTAL
                                      --------   --------   --------   --------   --------   ----------   --------
CONTRACTUAL CASH OBLIGATIONS:
Long-Term Debt(2)...................    $1.5       $4.6      $13.5      $37.7      $56.4       $295.5      $409.2
Operating Leases....................      .6        1.2        1.2        1.1        1.0          5.5        10.6
Redeemable Preferred Stock..........      --         --         --         --         --         14.6        14.6
Other Long-Term Obligations.........     0.4        2.2        2.2        2.2         --           --         7.0
                                        ----       ----      -----      -----      -----       ------      ------
  Total Contractual Cash
    Obligations.....................    $2.5       $8.0      $16.9      $41.0      $57.4       $317.6      $441.4
                                        ====       ====      =====      =====      =====       ======      ======

------------------------

(1) Beginning March 31, 2002.

(2) This amount includes $29.2 million relating to the Holdings PIK Notes. As mentioned earlier, TransDigm may pay a dividend to Holdings to be used to prepay the Holdings PIK Notes in fiscal 2004. This amount excludes a $2.0 million premium received in connection with the offering of the old notes which will be amortized over the term of the notes.

    Our primary future cash needs will consist of debt service and capital expenditures. We incur capital expenditures for the purpose of maintaining and replacing existing equipment and facilities and, from time to time, for facility expansion. Capital expenditures totaled approximately $4.5 million and $4.4 million during fiscal 2001 and 2000, respectively. We expect our capital expenditures will increase moderately in the future.

    We may from time to time seek to retire our outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material. In addition, we may issue additional debt if prevailing market conditions are favorable to doing so.

    We intend to pursue additional acquisitions that present opportunities to realize significant synergies, operating expense economies or overhead cost savings or to increase our market position. We regularly engage in discussions with respect to potential acquisitions and investments. However, there are no binding agreements with respect to any material acquisitions at this time, and there can be no assurance that we will be able to reach an agreement with respect to any future acquisition. Our acquisition strategy may require substantial capital, and no assurance can be given that we will be able to raise any necessary funds on terms acceptable to us or at all. If we incur additional debt to finance acquisitions, our total interest expense will increase.

    Our ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, our indebtedness, or to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our credit facility, will be adequate to meet our future liquidity needs for at least the next several years. We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility and the notes, on commercially reasonable terms or at all. See "Risk Factors."

INFLATION

    Many of our raw materials and operating expenses are sensitive to the effects of inflation, which could result in changing operating costs. The effects of inflation on our businesses during the years ended September 30, 2001, 2000 and 1999 and the six months ended March 30, 2002 and March 31, 2001 were not significant.

ADDITIONAL DISCLOSURE REQUIRED BY INDENTURE

    Separate historical financial information for TransDigm Inc. is not presented since Holdings has no operations or assets separate from its investment in TransDigm Inc. and since the exchange notes will be guaranteed by Holdings and all direct and indirect subsidiaries of TransDigm Inc. (other than two wholly-owned, non-guarantor subsidiaries that have inconsequential assets, liabilities and equity, and whose only operations are the result of intercompany activity which is immediately dividended to TransDigm Inc.). In addition, Holdings' only obligations at March 30, 2002 other than its guarantees of debt under the indenture related to the 1998 notes and the credit facility consist of
(1) the Holdings PIK Notes of $29.2 million due 2009; (2) the Holdings 16% Preferred Stock with an aggregate liquidation preference of $15.0 million; and
(3) "put" rights held by certain persons to require Holdings to repurchase, at fair market value, shares of Holdings' common stock (including shares that may be acquired through the exercise of stock options) held by such persons. The Holdings PIK Notes bear interest in the form of additional Holdings PIK Notes at 12% annually and the Holdings 16% Preferred Stock accrue dividends in cash, or at Holdings' option, in the form of additional shares of Holdings cumulative redeemable preferred stock, at 16% annually. Interest expense recognized on the Holdings PIK Notes during the six-month periods ended March 30, 2002 and March 31, 2001 was $1.6 million and $1.5 million, respectively. Dividend accrual on the Holdings 16% Preferred Stock (which was issued on May 31, 2001) was
$1.2 million during the six-month period ended March 30, 2002. For a discussion of Holdings' obligation to repurchase its common stock pursuant to put rights held by members of management, see "--Liquidity and Capital Resources." Because the common stock subject to put rights is required to be repurchased at fair market value, the value of Holdings' repurchase obligation will increase to the extent the fair market value of Holdings' common stock increases.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

    We are subject to interest rate risk with respect to borrowings under our credit facility as the interest rates on such borrowings vary with market conditions and, thus, the amount of outstanding borrowings approximates the fair value of the indebtedness. The weighted average interest rate on the $254.0 million of borrowings outstanding under the credit facility at March 30, 2002 and the $260.6 million of borrowings outstanding under the credit facility at September 30, 2001 were 5.4% and 6.9%, respectively. The effect of a hypothetical one percentage point increase in interest rates would increase our annual interest costs under the credit facility by approximately $2.5 million based on the amount of borrowings outstanding at March 30, 2002.

    Also outstanding at March 30, 2002 was $125.0 million of our indebtedness in the form of the 1998 notes, $29.2 million of the Holdings PIK Notes and Holdings 16% Preferred Stock with an aggregate liquidation preference of $15.0 million. At September 30, 2001, the recorded amounts of these obligations were $125.0 million, $27.6 million and $13.2 million, respectively. The interest rates on the 1998 notes and the Holdings PIK Notes are fixed at 10 3/8% and 12% per year, respectively, and the dividends accrue on the Holdings 16% Preferred Stock at 16% annually. The fair value of the 1998 notes was approximately $126.3 million at March 30, 2002 and $99.4 million at September 30, 2001, based upon quoted market prices. A determination of the fair value of each of the Holdings PIK Notes and the Holdings 16% Preferred Stock is not considered practicable because they are held by related parties and are not publicly traded. For a discussion of Holdings' obligation to repurchase its common stock pursuant to put rights held by members of management, see "--Liquidity and Capital Resources." Because the common stock subject to put rights is required to be repurchased at fair market value, the value of Holdings' repurchase obligation will increase to the extent the fair market value of Holdings' common stock increases.

NEW ACCOUNTING STANDARDS

    In June 2001, the FASB issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141, which is effective for all business combinations initiated after June 30, 2001, requires that the purchase method of accounting be used to account for such transactions. SFAS No. 141 also established two criteria that must be met for intangible assets (other than goodwill) to be recognized in accounting for a business combination, the contractual-legal criterion and the separability criterion. The issuance of SFAS No. 141 had no impact on our consolidated financial statements as of and for the year ended September 30, 2001.

    SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded as a result of past business combinations, will cease upon adoption of this statement, which must occur no later than the first quarter of our year ending September 30, 2003. In addition, upon implementation of this statement, the carrying amounts of intangible assets recorded in connection with past business combinations that do not meet the criteria in SFAS No. 141 for recognition apart from goodwill, must be reclassified to goodwill when SFAS
No. 142 is implemented. We have not determined the impact that this statement will have on our consolidated financial position or results of operations.

    In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The amount recorded as a liability will be capitalized by increasing the carrying amount of the related long-lived asset. Subsequent to initial measurement, the liability is accreted to the ultimate amount anticipated to be paid and is also adjusted for revisions to the timing of the amount of estimated cash flows. The capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The provisions of this statement become effective for our fiscal year ending September 30, 2003. We have not determined the impact, if any, that this statement will have on our financial statements.

    In August 2001, the FASB issued SFAS No. 144, Accounting for Impairment or Disposals of Long-Lived Assets. This statement specifies the accounting model to be used for long-lived assets to be disposed of by sale (whether previously held and used or newly acquired) and by broadening the presentation of discontinued operations to include more disposal transactions. The provisions of this statement become effective for our fiscal year ending September 30, 2003. We have not determined the impact that this statement will have on our consolidated financial position or results of operations.

                                    BUSINESS

OVERVIEW

    We are a leading supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft. Most of our products share three common characteristics: (1) highly engineered and proprietary; (2) significant aftermarket content; and (3) large shares of niche markets.

    We sell our products to commercial airlines, aircraft maintenance facilities, aircraft and aircraft system original equipment manufacturers, or OEMs, and various agencies of the United States and foreign governments. We generate the majority of our EBITDA from sales of replacement parts in the commercial and defense aftermarkets. Most of our OEM sales are on an exclusive sole source basis; therefore, in most cases, we are the only certified provider of these parts in the aftermarket. Aftermarket parts sales are driven by the size of the worldwide aircraft fleet, are relatively stable and generate recurring revenues over the life of an aircraft that are many times the size of the original OEM purchases. We have over 40 years of experience in most of our product lines, which allows us to benefit from a large and growing installed base of aircraft. For the twelve months ended March 30, 2002, we generated pro forma net sales, operating income and EBITDA, As Defined, of $252.3 million, $70.9 million and $90.2 million, respectively.

    We focus our businesses on continual value creation. Our business philosophy is centered around three value principles: (1) obtaining profitable new business by applying our technical capabilities to specific engineering problems;
(2) striving to continually improve productivity; and (3) pricing our product to fairly reflect the unique value provided. Additionally, we continually seek acquisition opportunities compatible with our value creation philosophy. We have a demonstrated capability to acquire, integrate and improve aerospace businesses.

    We differentiate ourselves based on our engineering and manufacturing capabilities, and typically will not bid on non-proprietary "build to print" business. Our products have strong brand names within the airline industry and a reputation for high quality, reliability and customer service. We focus on developing highly customized products to solve specific problems of aircraft operators and manufacturers. While aftermarket sales accounted for approximately 60% of our fiscal 2001 pro forma net sales and OEM sales accounted for the remaining 40%, aftermarket sales typically carry a substantially higher gross margin than sales to OEMs.

    We were formed in 1993 through a management-led buyout of the Aerospace Components Group of IMO Industries Inc. Since our formation, we have successfully established leadership positions in well-defined, profitable niches of the aircraft components market that we believe offer sustainable growth opportunities.

INDUSTRY OVERVIEW

    The aircraft components industry is highly fragmented, consisting of a large number of small, specialized companies and a limited number of well-capitalized companies. We compete in product-specific markets that we estimate range in size from $10 million to $100 million in annual revenues. We believe that the small size of our markets, combined with the industry's stringent regulatory approval and certification requirements and the need to make significant investments in research and development, reduces the risk of new entrants. Specifically, we believe most of our markets are too small to attract large aerospace companies and that the financial resources and technical expertise required to introduce or improve a product, and thereby compete in these markets, are beyond the reach of most small companies. In addition, all potential competitors must meet the certification requirements and qualification approvals required by the FAA as well as aircraft and engine OEMs.

    The aerospace industry was significantly impacted by the events of September 11th. The immediate reduction in air traffic severely impacted the profitability of the airline industry, which began to curtail flights and stretch out or cancel airframe deliveries. Since the September 11th system shutdown, there has been a slow, but steady, recovery in air traffic trends for the worldwide airlines. According to the Air Transport Association, worldwide revenue passenger miles were down approximately 9% in March 2002 versus the prior year, as compared to a decline of approximately 50% in the second half of September 2001 and a decline of approximately 26% in October 2001 versus the prior year.

    AFTERMARKET

    The large worldwide aircraft fleet that must be serviced regularly to meet FAA standards and aircraft reliability requirements creates a large and profitable aftermarket for replacement parts. Demand for aftermarket parts depends on revenue passenger miles and, to a lesser extent, on airline profitability, each of which has historically been correlated with changes in general economic conditions and the size and age of the worldwide aircraft fleet. We believe that aftermarket sales will continue to be an attractive market as a result of the following factors:

    - Worldwide large commercial transport revenue passenger miles, or RPMs, have increased from approximately 680 billion in 1981 to approximately two trillion in 2001, with 1991 and 2001 representing the only two years in the last twenty in which annual revenue passenger miles decreased. The FAA forecasts that revenue passenger miles will recover to pre-September 11th levels by the end of 2003 and will continue to grow at an average growth rate of approximately 5% through 2013. The aircraft fleet installed base has continued to increase over time despite volatility in aircraft deliveries and retirements. At the end of 2001, the large commercial aircraft fleet of Boeing and Airbus aircraft consisted of approximately 13,700 aircraft, a compound annual increase of approximately 4% from approximately 9,200 aircraft in 1991. Following September 11th, grounded aircraft in storage rose from 1,100 in August 2001 to approximately 2,000 as of December 2001. It is uncertain how many of these aircraft will return to service.

    - The regional airline industry has been a fast growing sector within recent years as a result of the introduction of regional jets in the late 1980s. RPMs for U.S. carriers grew from 7.8 billion in 1991 to 25.7 billion in 2001, a compound annual increase of approximately 12.5%. The installed base of regional jets has increased since their introduction in the late 1980s to approximately 1,200 aircraft at the end of 2001. The FAA forecasts that regional carriers will continue to experience secular growth and that RPMs for the entire regional airline industry (jets and turboprops) will increase at an average annual growth rate greater than 7% through 2013.

    - The business jet sector has also experienced rapid growth in recent years with the introduction of fractional ownership programs such as Net Jets and Flight Options. Hours flown by general aviation aircraft operating with turbine-powered engines has increased from 2.3 million in 1994 to
      4.7 million in 2000, a compound annual increase of approximately 13%. The FAA forecasts that business jet hours should increase by approximately 4% annually over the next 10 years.

    - Aircraft capacity utilization remains at high levels. Passenger load factors (measured as the percentage of occupied seats per flight) for U.S. carriers as reported by the Air Transport Association increased from 63% in 1991 to over 70% prior to September 11th. Passenger load factors improved to over 75% in March 2002 from a trough in September 2001 of 59% as airlines have had positive trends in airline traffic and reduced capacity since the September 11th shutdown. Load factors are currently at levels that are significantly higher than prior cycles.

    OEM

    Demand for OEM components depends on new aircraft deliveries. Demand for new aircraft is a function of (1) demand for air travel, (2) aircraft operator profitability, (3) fleet age, (4) regulatory mandates such as noise reduction, and (5) the lag time between order and delivery, which causes airlines to order aircraft according to perceived future need.

    - In the early 1990's, many airlines significantly reduced spending on new aircraft due to weakened financial performance. With the return of airline profitability, commercial OEMs experienced a surge in large aircraft deliveries from fewer than 400 aircraft in 1995 to a peak of 914 aircraft in 1999. As a result of the events of September 11th and a weakened economy, many industry analysts expect aircraft deliveries to trend significantly downward from over 850 aircraft delivered in 2001.

    - The regional jet aircraft market has grown significantly in recent years as large airlines have realized significant cost savings by passing shorter routes to regional carriers. The new turbine engine aircraft also offers greater comfort and flying range, attracting increasing numbers of passengers. Regional jet deliveries have increased significantly to over 300 in 2001 since their introduction in the late 1980s.

    - The business jet market is driven by, among other factors, the increasing popularity of fractional ownership and the increasing demand for more expedient and convenient travel. Deliveries of business jets have increased significantly in recent years, growing from approximately 250 aircraft annually in the early 1990s to in excess of 700 deliveries in 2000.

    - While military spending for new aircraft has significantly declined with the end of the cold war, military parts and repair spending has been relatively stable for the last several years, as existing platforms require parts to remain operational. The recent terrorist attacks and significant concerns over military readiness are driving an increase in defense spending forecasts.

COMPETITIVE STRENGTHS

    We believe our key competitive strengths are:

    - LARGE INSTALLED PRODUCT BASE AND RECURRING REVENUE STREAM. We estimate that approximately 75% of our net sales are derived from products for which we have achieved sole source designation, and that over 90% of our net sales are derived from products of proprietary design. As a result, we have a large and growing installed base of products on large commercial transport aircraft as well as regional, business and military aircraft platforms. This installed base affords us the opportunity to capture a long-term stream of highly profitable aftermarket revenues. Over the life of an aircraft, sales of replacement parts can generate revenues many times the size of the original OEM purchases. Aftermarket sales generate most of our EBITDA because they typically carry gross margins that are significantly higher than those generated from OEM sales.

    - PROVEN ABILITY TO DEVELOP NEW PRODUCTS. We have a successful record of introducing solutions-oriented products. We work closely with aircraft operators and OEMs to identify their unmet needs, such as a component that fails to meet performance expectations or that requires excessive maintenance. We then utilize our engineering and design capabilities to develop a prototype for a component that increases the value of the product to the customer. After we have fulfilled rigorous testing requirements and obtained necessary regulatory approvals, the product is made available for sale in the aftermarket and to OEMs. We believe that our ability to successfully develop new products has contributed to our significant growth.

    - DIVERSIFIED BUSINESS MIX. Our business is diversified between sales in the aftermarket and sales to OEMs. In addition, each of these segments is further diversified among the large commercial transport, regional, business and military aircraft markets. As a result, we are not overly dependent on any one segment or platform. The large commercial transport OEM market accounted for approximately 15% of our net sales in fiscal 2001.

    - LEADING POSITIONS IN NICHE MARKETS. With over 40 years of experience in most of our product lines, we have well-established and highly regarded products and trade names, such as "Adel," "Wiggins," "Controlex," "Marathon" and "Champion Aerospace-Registered Trademark-," and are a leader in many of our product lines. For example, Champion Aerospace-Registered Trademark- has one of the strongest brands in the aerospace industry with a 95-year history as a leader in the aircraft ignitor market.

    - SUCCESSFUL TRACK RECORD OF INTEGRATING ACQUISITIONS. Our experienced management team has a proven track record of consolidating operations, reducing overhead and rationalizing costs. Management has successfully integrated a number of acquisitions. In each case, management has substantially improved the operating margins through the systematic implementation of our three value generation principles.

BUSINESS STRATEGY

    Key elements of our strategy are:

    - PROVIDE VALUE ADDED PRODUCTS TO CUSTOMERS. We will continue to focus on marketing and manufacturing highly engineered products to customers that place a premium on our capabilities. We have been effective in communicating to aircraft operators the value of our products in terms of cost savings generated by their greater reliability and performance, as well as reduced maintenance requirements. Our reputation for quality and sole supplier status for many parts has allowed us to capture a significant portion of the value generated by our products. We intend to continue to develop and market high value added products that provide significant benefits to our customers.

    - GENERATE NEW BUSINESS INITIATIVES. We have been successful in identifying and commercializing new business opportunities to drive revenue growth. We have been particularly effective in creating aftermarket opportunities by developing superior products to retrofit aircraft already in service. For example, in response to the heightened demand for security since the recent terrorist attacks, we developed a highly engineered cockpit door safety mechanism that simultaneously prevents penetration into the cockpit while providing a rapid response in the event of an emergency, such as depressurization. Airbus-Registered Trademark- recently committed to purchase these components to offer as a retrofit to the existing Airbus-Registered Trademark- fleet and to include them on all new deliveries. We intend to continue to aggressively pursue growth opportunities through our new business initiatives.

    - REALIZE PRODUCTIVITY SAVINGS. We will continue to focus on improving operating margins through manufacturing improvements and increases in employee productivity. We have achieved significant increases in productivity since our formation in 1993. We have rationalized our manufacturing facilities and redesigned our manufacturing and other business practices to maximize efficiency. For example, we encourage our employees through performance incentives to learn to operate multiple manufacturing stations in order to minimize overall labor costs. This initiative and others like it have enabled us to significantly increase sales without material increases in headcount.

    - PURSUE STRATEGIC ACQUISITIONS. We intend to pursue acquisitions where we believe that we can enhance value, reduce costs and develop new business. The aircraft component industry is highly fragmented, with many of the companies in the industry being small operators or small non-core operations of larger businesses. We believe the industry is experiencing consolidation due to customer requirements that favor more focused and sophisticated suppliers.

PRODUCTS

    Our products have a long history in the aircraft component industry and are found on virtually all types of commercial and military aircraft. We estimate that approximately 75% of our net sales are derived from products for which we have achieved sole source designation, and that over 90% of our net sales are derived from products of proprietary design. Our products are organized into two groupings: power system components and airframe system components.

    Power system components generated 53% of our reported net sales (63% of pro forma net sales) in fiscal 2001 and primarily serve the power requirements of commercial and military aircraft. Our major customers for these products include substantially all worldwide engine/auxiliary power unit, or APU, end users such as American Airlines, British Airways, Delta, Air France, and Lufthansa and engine/APU OEMs such as General Electric, United Technologies, Rolls Royce and Honeywell; regional and business jet end users such as Comair, Mesa and Continental Express, and regional and business jet OEMs such as Bombardier, Cessna, Gulfstream and Raytheon; and various United States and foreign defense agencies and OEMs such as Lockheed Martin. Our major products are ignition system components such as igniters, exciters and spark plugs, used to start and restart turbine and reciprocating aircraft engines; gear pumps used primarily in lubrication and fuel applications; mechanical/electromechanical controls used in numerous actuation applications and batteries/chargers used to provide starting and back-up power.

    Airframe system components generated 47% of our reported net sales (37% of pro forma net sales) in fiscal 2001 and primarily serve the requirements of various airframe systems used in commercial and military aircraft. Our major customers for these products are the worldwide large commercial transport end users and OEMs such as Boeing and Airbus; the regional and business jet end users and OEMs mentioned above, and the various United States and foreign defense agencies and OEMs. Our major products are engineered connectors used in fuel, pneumatic and hydraulic applications; engineered latches used in various bin, door and other applications on both the interior and exterior of the airframe; and lavatory hardware and components.

    Power system components generated 53% of our reported net sales (63% of pro forma net sales) in fiscal 2001, 45% of our reported net sales in fiscal 2000 and 52% of our reported net sales in fiscal 1999. Airframe system component generated 47% of our reported net sales (37% of pro forma net sales) in fiscal 2001, 55% of our reported net sales in fiscal 2000 and 48% of our reported net sales in fiscal 1999.

    Our power system components and airframe system components are produced and sold under a number of industry trade names. Our power system components are manufactured by our AeroControlex, Champion Aerospace and Marathon product groups. AeroControlex's major products are gear pumps and mechanical/electromechanical controls. Champion Aerospace produces various ignition system components, including igniters, spark plugs and exciters. Marathon manufactures nickel cadmium batteries/chargers. Our airframe system components are manufactured by our AdelWiggins and Adams Rite Aerospace product groups. AdelWiggins' major product line is an extensive offering of engineered connectors. Adams Rite Aerospace primarily offers engineered latches and lavatory components.

SALES AND MARKETING

    Consistent with our overall strategy, our sales and marketing organization is structured to understand and anticipate the needs of customers in order to continually develop a stream of technical solutions that generate significant value. In particular, we focus on the high-margin, repeatable aftermarket segment.

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
    We have structured our sales efforts along our major product lines, assigning a product line manager to each line. The product line managers are expected to grow the sales and profitability of their product line faster than the served market and to achieve the targeted annual level of bookings, sales, new business and profitability for each product. Assisting the product line managers are account managers and sales engineers who are responsible for covering major OEM and airline accounts. Account managers and sales engineers are expected to be familiar with the personnel, organization and needs of specific customers, for achieving total bookings and new business goals at each account, and, in conjunction with the product line managers, for determining when additional resources are required at customer locations. Most of our sales personnel are compensated in part on their bookings and sales and ability to identify and convert new business opportunities.

    Though the majority are employees, the account manager function may be performed by independent representatives depending on the specific customer, product and geographic location. We also use a limited number of distributors to provide logistical support as well as primary customer contact with certain smaller accounts. Our major distributors are Aviall, Satair and AAR.

BACKLOG

    We believe that sales order backlog (i.e., orders for products that have not yet been shipped) is a useful indicator of future sales. As of March 30, 2002, we estimated our sales order backlog at $117.0 million compared to an estimated $83.2 million (which did not include Champion Aerospace) reported as of March 31, 2001. The majority of the purchase orders outstanding as of March 30, 2002 are scheduled for delivery within the next twelve months. Purchase orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled purchase orders at any given date during the year will be materially affected by the timing of our receipt of purchase orders and the speed with which those orders are filled. Accordingly, our backlog as of March 30, 2002 may not necessarily represent the actual amount of shipments or sales for any future period.

FOREIGN OPERATIONS

    We manufacture all of our products in the United States. However, a portion of our current sales is conducted abroad and a portion of our products are resold to foreign end-users. Our export sales to customers were approximately $54.8 million, $36.2 million and $30.7 million in fiscal 2001, fiscal 2000 and fiscal 1999, respectively. These sales are subject to numerous additional risks, including the impact of foreign government regulations, currency fluctuations, political uncertainties and differences in business practices. We cannot assure you that foreign governments will not adopt regulations or take other action that would have a direct or indirect adverse impact on our business or market opportunities within such governments' countries. Furthermore, we cannot assure you that the political, cultural and economic climate outside the United States will be favorable to our operations and growth strategy.

MANUFACTURING AND ENGINEERING

    We maintain five manufacturing facilities. Each facility serves its respective product lines and comprises manufacturing, distribution, engineering as well as administrative functions, including management, sales and finance. The facilities encompass approximately 105,000, 44,000, 150,000, 50,000 and 169,000 square feet of manufacturing space in Los Angeles, California; Cleveland, Ohio; Waco, Texas; Fullerton, California; and Liberty, South Carolina, respectively. In the last several years, we have taken a number of steps to improve productivity and reduce costs, including consolidating operations, developing improved control systems that allow for accurate product line profit and loss accounting, investing in equipment and tooling, installing modern information systems and implementing a broad-based employee training program. We believe that our manufacturing systems and equipment are critical competitive factors that permit it to meet the rigorous tolerances and cost sensitive price structure of aircraft customers. We focus our manufacturing activities by product line, alternating our equipment among designs as demand requires.

    We attempt to differentiate ourselves from competitors by efficiently and consistently producing highly engineered products with high quality and timely delivery. Our proprietary products are designed by our engineering staff and intended to serve an unmet need in the aircraft component industry, particularly through our new product initiatives. See "--Products." These proprietary designs must withstand the extraordinary conditions and stresses that will be endured by products during use and meet the rigorous demands of our customers' tolerance and quality requirements.

    We use sophisticated equipment and procedures to ensure the quality of our products and to comply with military specifications and FAA and OEM certification requirements. We perform a variety of testing procedures, including testing under different temperature, humidity and altitude levels, shock and vibration testing and X-ray fluorescent measurement. These procedures, together with other customer approved techniques for document, process and quality control, are used throughout our manufacturing facilities.

CUSTOMERS

    Our customers include: (A) worldwide commercial airlines, including national and regional airlines, particularly for aftermarket maintenance, repair and overhaul, or MRO, components, (B) large commercial transport and regional and business aircraft OEMs, (C) various agencies of the United States and foreign governments, including the United States military, (D) military OEMs, and
(E) various other industrial customers. For the year ended September 30, 2001, our customers Aviall (a distributor of aftermarket parts to airlines throughout the world) and Boeing (including McDonnell Douglas) represented approximately 17% and 8%, respectively, of our net sales. Aviall and Boeing (including McDonnell Douglas) represented approximately 10% and 9%, respectively, of our net sales during the year ended September 30, 2000, and Aviall and Boeing (including McDonnell Douglas) represented approximately 15% and 14% of our net sales for the year ended September 30, 1999.

    We have strong customer relationships with virtually all important large commercial transport, general aviation and military OEMs. The demand for our aftermarket parts and services is related to our extensive installed base, revenue passenger miles and, to a lesser extent, airline profitability and the size and age of the worldwide aircraft fleet. Some of our business is executed under long-term agreements with customers, which encompass many products under a common agreement. We are also a leading supplier of components used on United States' designed military aircraft. Our products are used on a variety of fighter aircraft and helicopters, including the Boeing F-15 and F-18, Lockheed Martin F-16, the E2C (Hawkeye) and the Blackhawk and Apache helicopters.

COMPETITION

    We compete with a number of established companies, including divisions of larger companies that have significantly greater financial, technological and marketing resources than us. The niche markets within the aerospace industry served by us are relatively fragmented with several competitors for each of the products and services provided by us. Due to the global nature of the commercial aircraft industry, competition in these categories comes from both U.S. and foreign companies. We know of no single competitor, however, that provides the same range of products and services as those provided by us. Competitors in our product lines range in size from divisions of large corporations to small privately held entities, with only one or two components in their entire product line. We believe that our ability to compete depends on high product performance, consistently high quality and timely delivery, competitive price, and superior customer service and support. We cannot assure you that we will be able to compete successfully with respect to these or other factors in the future.

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
GOVERNMENTAL REGULATION

    The commercial aircraft component industry is highly regulated by both the FAA in the United States and by the Joint Aviation Authorities in Europe, while the military aircraft component industry is governed by military quality specifications. We, and the components we manufacture, are required to be certified by one or more of these entities, and, in some cases, by individual OEMs in order to engineer and service parts and components used in specific aircraft models. If material authorizations or approvals were revoked or suspended, our operations would be adversely affected. In the future, new and more stringent government regulations may be adopted, or industry oversight may be heightened, which may have an adverse impact on us.

    We must also satisfy the requirements of our customers, including OEMs and airlines that are subject to FAA regulations, and provide these customers with products and services that comply with the government regulations applicable to commercial flight operations. In addition, the FAA requires that various maintenance routines be performed on aircraft components, and we currently satisfy or exceed these maintenance standards in our repair and overhaul services. Several of our operating divisions include FAA-approved repair stations.

    Our operations are also subject to a variety of worker and community safety laws. The Occupational Health and Safety Act, or OHSA, mandates general requirements for safe workplaces for all employees. In addition, OHSA provides special procedures and measures for the handling of certain hazardous and toxic substances. We believe that our operations are in material compliance with OHSA's health and safety requirements.

RAW MATERIALS AND PATENTS

    We use various raw materials, including titanium, aluminum, nickel powder, nickel screen, stainless steel and cadmium, in our manufacturing processes. The availability and prices of such raw materials may fluctuate and we may not be able to recover price increases in these supplies. We also purchase a variety of manufactured component parts from various suppliers. We concentrate our orders, however, among a few suppliers in order to strengthen our supplier relationships. Raw materials and component parts are generally available from multiple suppliers at competitive prices. However, any delay in our ability to obtain necessary raw materials and component parts may affect our ability to meet customer production needs.

    We have various trade secrets, proprietary information, trademarks, trade names, patents, copyrights and other intellectual property rights, which we believe, in the aggregate but not individually, are important to our business.

ENVIRONMENTAL MATTERS

    Our operations and current and/or former facilities are subject to federal, state and local environmental laws and to regulation by government agencies, including the Environmental Protection Agency. Among other matters, these regulatory authorities impose requirements that regulate the emission, discharge, generation, management, transportation and disposal of hazardous materials and pollutants, govern response actions to hazardous materials which may be or have been released to the environment, and require us to obtain and maintain permits in connection with our operations. The extensive regulatory framework imposes significant compliance burdens and risks on us. Although management believes that our operations and our facilities are in compliance in all material respects with applicable environmental laws, there can be no assurance that future changes in such laws, regulations or interpretations thereof or the nature of our operations will not require us to make significant additional expenditures to ensure compliance in the future. According to some environmental laws, a current or previous owner or operator of real property may be liable for the costs of investigations, removal or remediation of hazardous materials at such property. Those laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous materials. Persons who arrange, or are deemed to have arranged, for disposal or treatment of hazardous materials also may be liable for the costs of investigation, removal or remediation of those substances at the disposal or treatment site, regardless of whether the affected site is owned or operated by that person. Because we own and/or operate a number of facilities, and because we arrange for the disposal of hazardous materials at many disposal sites, we may incur costs for investigation, removal and remediation, as well as capital costs associated with compliance. Although those environmental costs have not been material in the past and are not expected to be material in the future, there can be no assurance that changes in environmental laws or unexpected investigation and clean-up costs will not be material. We do not currently contemplate material capital expenditures for environmental compliance and remediation for fiscal 2002 or fiscal 2003.

    We have been addressing contaminated soil and groundwater beneath our facility in Waco, Texas. Although we cannot assure you that material expenditures will not be required in the future to address currently unidentified contamination or to satisfy further requirements of the Texas Natural Resources Conservation Commission, or TNRCC, we believe that the current soil and groundwater remediation at our Waco facility will not require the incurrence of material expenditures.

    In connection with our acquisition of Marathon, a $2.0 million escrow was created to cover the cost of remediation that TNRCC might require for those contaminants at the Waco facility. During September 1998, the former owner of Marathon filed a lawsuit against us to release the environmental escrow alleging that we had violated the requirements of the stock purchase agreement relating to the investigation of the presence of certain contaminants at the Waco, Texas facility. We have filed counter claims against the seller and we cannot presently determine the ultimate outcome of this matter.

PROPERTIES AND FACILITIES

    We own and operate a 130,000 square foot facility in Los Angeles, California, a 63,000 square foot facility in Cleveland, Ohio, a 219,000 square foot facility in Waco, Texas and a 219,000 square foot facility in Liberty, South Carolina. In addition, we lease and operate a 100,000 square foot facility in Fullerton, California and approximately 17,000 square feet in Richmond Heights, Ohio, which is also our headquarters. We also lease certain of our other non-material facilities. We believe that our machinery, plants and offices are in satisfactory operating condition and will have sufficient capacity to meet foreseeable future needs without incurring significant additional capital expenditures.

EMPLOYEES

    As of March 30, 2002, we had approximately 950 employees. Approximately 9% of our employees were represented by the United Steelworkers Union, and approximately 6% were represented by the United Automobile, Aerospace and Agricultural Implement Workers of America. Our collective bargaining agreements with these labor unions expire in April 2005 and November 2004, respectively. We consider our relationship with our employees generally to be satisfactory.

LEGAL PROCEEDINGS

    During the ordinary course of business, we are from time to time threatened with, or may become a party to, legal actions and other proceedings. While we are currently involved in some legal proceedings, we believe the results of these proceedings will not have a material effect on our financial condition, results of operations, or cash flows. We believe that our potential exposure to those legal actions is adequately covered by our aviation product and general liability insurance.

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
                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND OTHER KEY EMPLOYEES

    The following table sets forth certain information concerning the directors and executive officers of Holdings and us:

NAME                                       AGE                            POSITION
---------------------------------------  --------   -----------------------------------------------------
Douglas W. Peacock.....................     63      Chairman of the Board of Directors
W. Nicholas Howley.....................     50      President, Chief Executive Officer and Director
Robert S. Henderson....................     45      President, AdelWiggins Group
Raymond F. Laubenthal..................     41      President, AeroControlex Group
John F. Leary..........................     55      President, Adams Rite Aerospace, Inc.
Albert J. Rodriguez....................     41      President, Marathon Power Technologies Company
W. Todd Littleton......................     38      President, Champion Aerospace Inc.
Gregory Rufus..........................     45      Vice President and Chief Financial Officer
Stephen Berger.........................     62      Director
Muzzafar Mirza.........................     44      Director
William Hopkins........................     38      Director
Thomas R. Wall, IV.....................     43      Director
John W. Paxton.........................     65      Director

    MR. PEACOCK has been our Chairman of the Board of Directors since our inception in September 1993 and Chairman of the Board of Directors of Holdings since the consummation of the recapitalization. Prior to December 2001, Mr. Peacock also served as Chief Executive Officer of us and Holdings. He is also a director of Microporous Products, L.P. Prior to joining TransDigm, Mr. Peacock spent six years with IMO Industries Inc. as Executive Vice President of IMO's Instruments and Aerocomponents Group from 1991 to 1993, Executive Vice President of Power Systems from 1989 to 1991, and managed IMO's turbomachinery business from 1987 to 1989. Prior to joining IMO, Mr. Peacock spent 15 years in various managerial positions at Westinghouse Electric Corp. Mr. Peacock received a B.S. degree in chemical engineering from Washington State University and a Ph.D. in physical chemistry from the University of Illinois.

    MR. HOWLEY has been a Director and President of Holdings and us since the consummation of the recapitalization. He has served as Chief Executive Officer of Holdings and us since December 2001. From the completion of the recapitalization until December 2001, Mr. Howley served as President and Chief Operating Officer of us and Holdings. Mr. Howley served as our Executive Vice President and President of the AeroControlex Group from our inception in September 1993 to the date of the consummation of the recapitalization. Prior to joining us, Mr. Howley served as General Manager of IMO Industries Inc. Aeroproducts Division, and Director of Finance for the 15 divisions of IMO's Turbomachinery, Aerospace, and Power Transmission groups. Mr. Howley received his B.S. in engineering from Drexel University and an MBA from the Harvard University Graduate School of Business.

    MR. HENDERSON became President of the AdelWiggins Group in August 1999. He previously had served as President of Marathon Power Technologies Company since March 1998. From April 1997 until March 1998, he served as Manager of Operations for the AdelWiggins Group. From 1991 until 1994, Mr. Henderson served as Operations Manager at RainBird Sprinkler. Mr. Henderson received his B.A. in mathematics from Brown University and attended the Harvard University Graduate School of Business.

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
    MR. LAUBENTHAL has been President of the AeroControlex Group since
November 1998. From December 1996 until November 1998, Mr. Laubenthal served as Director of Manufacturing and Engineering for the AeroControlex Group and had prior extensive experience in manufacturing and engineering at Parker Hannifin Corporation and Textron. From October 1992 to December 1996, Mr. Laubenthal served as Director of Manufacturing for the AeroControlex Group. Mr. Laubenthal received a B.S. degree in mechanical engineering from Case Western Reserve University and an MBA from Northern Illinois University.

    MR. LEARY has been President of Adams Rite Aerospace, Inc. since June 1999. From 1995 to June 1999, Mr. Leary was a General Operations Manager with Furon Company. From 1991 to 1995, Mr. Leary was the Plant Manager of Emerson Electric, Chromalox Division. Mr. Leary received a B.S. degree in Mechanical Engineering from the New Jersey Institute of Technology.

    MR. RODRIGUEZ has been President of Marathon Power Technologies Company since September 1999. From January 1998 until September 1999, Mr. Rodriguez served as Director of Commercial Operations for the AeroControlex Group. From 1993 to 1997, Mr. Rodriguez served as Director of Sales and Marketing for the AeroControlex Group. Mr. Rodriguez has prior experience with IMO Industries, Esterline, as well as Kaiser Electro Precision. Mr. Rodriguez received his Bachelor of Engineering with a concentration in Chemical Engineering from Stevens Institute of Technology.

    MR. LITTLETON has been President of Champion Aerospace Inc. since
March 2002. He previously had served as Director of Operations, Engineering for Champion Aerospace Inc. since July 2001. Mr. Littleton came to this position from Robert Bosch Corp. where he was Director of Manufacturing for the Anti-Lock Brakes and Fuel Systems Products in Anderson, S.C. from 1989 to July 2001. Prior to that he was Business Unit Manager with responsibility for Bosch's fuel systems product business. His prior experience also includes various operating management and engineering assignments with WABCO and T&S Brass. Mr. Littleton received a B.S. degree in mechanical engineering from Auburn University and has completed the Executive Leadership Skills Program at the University of South Carolina.

    MR. RUFUS became Vice President and Chief Financial Officer in August 2000. Prior to joining us, Mr. Rufus spent 19 years at Emerson Electric, including divisional vice president responsibilities at Ridge Tool, Liebert Corp., and Harris Calorific, all part of the Emerson organization. Prior to Emerson, Mr. Rufus spent four years with Ernst & Young. Mr. Rufus received his CPA certification in Ohio in 1980. Mr. Rufus received a B.A. degree in accounting from Baldwin-Wallace College and attended the Weatherhead School of Management at Case Western Reserve University.

    MR. BERGER has served as one of our Directors and a Director of Holdings since the consummation of the recapitalization. He is also currently serving as Chairman of Odyssey Investment Partners, LLC. Prior to joining Odyssey Investment Partners, LLC, Mr. Berger was a general partner of Odyssey Partners, LP. From 1990 to 1993, Mr. Berger served as Chairman and CEO of FGIC, a wholly-owned subsidiary of GE Capital Corp., and subsequently became Executive Vice President of GE Capital Corp. From 1985 to 1990, Mr. Berger was Executive Director of the Port Authority of New York and New Jersey. Mr. Berger presently serves as a member of the Board of Trustees of Brandeis University and a member of the Board of Directors of Dayton Superior Corporation.

    MR. MIRZA has served as one of our Directors and a Director of Holdings since the consummation of the recapitalization. Mr. Mirza is also currently a member of Odyssey Investment Partners, LLC and was a principal in the private equity investing group of Odyssey Partners, LP from 1993 to 1997. In addition, Mr. Mirza is currently a member of the Board of Directors of Dresser, Inc. and Velocita Corp. From 1988 to 1993, Mr. Mirza was employed by the merchant banking group of GE Capital Corp.

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
    MR. HOPKINS has served as one of our Directors and a Director of Holdings since the consummation of the recapitalization. Mr. Hopkins is also currently a member of Odyssey Investment Partners, LLC and was a principal in the private equity investing group of Odyssey Partners, LP from 1994 to 1997. In addition, Mr. Hopkins is currently a member of the Board of Directors of Dayton Superior Corporation. Prior to joining Odyssey, Mr. Hopkins was a member of the merchant banking group of GE Capital Corp.

    MR. WALL has served as one of our Directors and a Director of Holdings since our inception in 1993. Mr. Wall joined Kelso & Company in 1983 and has served as a Managing Director of Kelso & Company since 1990. Mr. Wall presently serves as a member of the Board of Directors of AMF Bowling, Inc., Citation Corporation, Consolidated Vision Group, Inc., Key Components, Inc., Mitchell Supreme Fuel Company, Mosler Inc., Peebles, Inc., and 21st Century Newspapers, Inc.

    MR. PAXTON has served as one of our Directors and a Director of Holdings since the consummation of the recapitalization. Mr. Paxton is also currently President of Zebra Technologies and a member of its Board of Directors, Chairman of the Board of Paxton Associates, and a member of the Board of Directors of Dayton Superior Corporation. Mr. Paxton was Chairman of the Board of Directors, President and Chief Executive Officer of Telxon Corporation from March 1999 to December 2000 and a member of the Board of Directors of Paxar Corporation and President of Paxar's Printing Solution Group from October 1997 to the calendar year end 1998. Mr. Paxton served as President and Chief Executive Officer of Monarch Marking Systems from October 1995 to October 1997. Prior to joining Monarch Marking Systems, Mr. Paxton joined Litton Industries as a Corporate Vice president in 1991 when Litton acquired Intermec Corporation where Paxton was Chairman, President and CEO. During his years at Litton, Mr. Paxton had responsibility for the Industrial Automation Group. He became Corporate Executive Vice President and Chief Operating Officer of the Industrial Automation Systems Group of Western Atlas, Inc. when Western Atlas, Inc. was spun off by Litton in March 1994. Mr. Paxton served as a member of the Board of Directors of AIM, National Association of Manufacturers and the World Economic Forum. Mr. Paxton is a guest lecturer at Ohio University.

BOARD COMMITTEES

    Holdings' Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee, which is comprised of Messrs. Berger, Mirza and Hopkins, establishes salaries, incentives and other forms of compensation for executive officers and administers incentive compensation and benefit plans provided for employees. The Audit Committee, which is comprised of Messrs. Mirza and Hopkins, reviews Holdings' and our audit policies and oversees the engagement of Holdings' and our independent auditors.

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
EXECUTIVE COMPENSATION

    The following table sets forth the aggregate compensation paid or accrued by us for services rendered during fiscal 2001, 2000 and 1999 to our Chief Executive Officer and each of our four other most highly paid executive officers, who we refer to collectively as the named executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                 ANNUAL COMPENSATION                        SECURITIES
                                      FISCAL    ---------------------     OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY     BONUS(1)    COMPENSATION(2)    OPTIONS/SARS    COMPENSATION
---------------------------          --------   --------   ----------   ----------------   -------------   -------------
Douglas W. Peacock.................    2001     $345,000   $  420,000                                --       $17,795(3)
  Chairman of the Board and            2000      330,000      200,000                                --        18,575
  Chief Executive Officer(8)           1999      323,750    2,857,500                      4,500 options       19,659

W. Nicholas Howley.................    2001      243,750      335,000                                --        12,641(4)
  President, Chief Operating           2000      225,000      135,000                                --        12,094
  Officer and Director(8)              1999      215,000    2,080,000                      4,500 options       10,896

Raymond F. Laubenthal..............    2001      134,250       90,000                                --         9,020(5)
  President of AeroControlex           2000      121,998       37,500                                --         8,660
                                       1999      113,000      181,450                       700 options         7,910

Robert S. Henderson................    2001      160,250       87,500                                --        10,595(6)
  President of AdelWiggins             2000      155,000       45,000                                --        10,583
                                       1999      137,469      450,000                       700 options         9,744

Gregory Rufus......................    2001      137,250       92,500                                --         7,185(7)
  Vice President and Chief             2000       13,207       40,000                       575 options           279
  Financial Officer                    1999           --           --                                --            --

------------------------------

(1) Bonus for fiscal year 1999 includes a one-time bonus paid by us in connection with the recapitalization.

(2) Does not include perquisites and other personal benefits because the value of these items did not exceed the lesser of $50,000 or 10% of reported salary and bonus of any of the listed executives.

(3) Includes $10,200 in contributions by us for calendar year 2001 to a plan established under Section 401(k) of the Internal Revenue Code, which we refer to as the 401(k) plan, and $7,595 of Company-paid life insurance.

(4) Includes $10,200 in contributions by us for calendar year 2001 to the 401(k) plan and $2,441 in Company-paid life insurance.

(5) Includes $8,460 in contributions by us for calendar year 2001 to the 401(k) plan and $560 in Company-paid life insurance.

(6) Includes $9,720 in contributions by us for calendar year 2001 to the 401(k) plan and $875 in Company-paid life insurance.

(7) Includes $6,440 in contributions by us for calendar year 2001 to the 401(k) plan and $745 in Company-paid life insurance.

(8) Effective December 3, 2001, Mr. Howley was named to the position of President and Chief Executive Officer. Mr. Peacock will remain as Chairman of the Board.

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
                        AGGREGATED OPTION/SAR EXERCISES
           IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF SHARES
                                              SHARES                    UNDERLYING
                                             ACQUIRED                   UNEXERCISED         VALUE OF UNEXERCISED IN
                                  EXERCISE      ON       VALUE     OPTIONS/SAR AT FISCAL    THE MONEY OPTIONS/SARS
NAME                               PRICE     EXERCISE   REALIZED         YEAR-END            AT FISCAL YEAR-END(2)
----                              --------   --------   --------   ---------------------   -------------------------
Douglas W. Peacock..............   $  100       --         --      Exercisable     2,992   Exercisable    $4,158,880
  Chairman of the Board                                            Unexercisable..     --  Unexercisable          --
  and Chief Executive Officer(1)      335       --         --      Exercisable     3,097   Exercisable     3,577,035
                                                                   Unexercisable..     --  Unexercisable          --
                                    1,040       --         --      Exercisable     2,025   Exercisable       911,250
                                                                   Unexercisable   2,475   Unexercisable   1,113,750

W. Nicholas Howley..............      100       --         --      Exercisable     3,890   Exercisable     5,407,100
  President, Chief Operating                                       Unexercisable      --   Unexercisable          --
  Officer and Director(1)             335       --         --      Exercisable     1,900   Exercisable     2,194,500
                                                                   Unexercisable..     --  Unexercisable          --
                                    1,040       --         --      Exercisable     2,025   Exercisable       911,250
                                                                   Unexercisable   2,475   Unexercisable   1,113,750

Raymond F. Laubenthal...........      100       --         --      Exercisable        80   Exercisable       111,200
  President of AeroControlex                                       Unexercisable      --   Unexercisable          --
                                      200       --         --      Exercisable       400   Exercisable       516,000
                                                                   Unexercisable      --   Unexercisable          --
                                      335       --         --      Exercisable       300   Exercisable       346,500
                                                                   Unexercisable      --   Unexercisable          --
                                    1,040       --         --      Exercisable       315   Exercisable       141,750
                                                                   Unexercisable     385   Unexercisable     173,250

Robert S. Henderson.............      154       --         --      Exercisable       172   Exercisable       229,792
  President of AdelWiggins                                         Unexercisable..     --  Unexercisable          --
                                      200       --         --      Exercisable       400   Exercisable       516,000
                                                                   Unexercisable      --   Unexercisable          --
                                      335       --         --      Exercisable       200   Exercisable       231,000
                                                                   Unexercisable..     --  Unexercisable          --
                                    1,040       --         --      Exercisable       315   Exercisable       141,750
                                                                   Unexercisable..    385  Unexercisable     173,250

Gregory Rufus...................    1,180       --         --      Exercisable       259   Exercisable        80,290
  Vice President and Chief                                         Unexercisable     316   Unexercisable      97,960
  Financial Officer

------------------------------

(1) Effective December 3, 2001, Mr. Howley was named to the position of President and Chief Executive Officer. Mr. Peacock will remain as Chairman of the Board.

(2) The value of an unexercised option equals the aggregate fair market value of the shares underlying the option (based on an estimated $1,490 per share value at fiscal year end), less the aggregate exercise price of the option. The $1,490 per share value used in this calculation is only an estimate as of September 30, 2001. The actual share value on that date may have been different, and share values are subject to change over time.

MANAGEMENT STOCKHOLDERS' AGREEMENT

    In connection with the recapitalization, Holdings, Odyssey and the employee stockholders of Holdings, including the named executive officers, who we refer to collectively as the management stockholders, entered into a management stockholders' agreement which governs the shares of common stock of Holdings retained by such persons after the recapitalization and any new shares acquired thereafter, including pursuant to the exercise of options. Subsequent to the recapitalization, certain additional management stockholders have been signatories to the management stockholders' agreement. See "--Stock Option Plan."

    The management stockholders' agreement provides that, except for certain transfers to family members and family trusts, no management stockholder may transfer common stock until the fifth anniversary of the recapitalization, and thereafter, any proposed transfer will be subject to Holdings' right of first refusal.

    The management stockholders' agreement also provides that upon termination of the employment of a management stockholder under certain circumstances, that management stockholder will have certain put rights and Holdings will have certain call rights regarding any common stock or any options to purchase common stock, in each case, owned by him at that time.

    Pursuant to his employment agreement, as amended, Mr. Peacock has additional rights to require Holdings to repurchase a portion of his common stock under certain circumstances. See "--Employment Agreements."

    If the provisions of any law, the terms of credit and financing arrangements or Holdings' financial circumstances would prevent Holdings from making a repurchase of shares pursuant to the management stockholders' agreement, Holdings will not make such purchase until all such prohibitions lapse, and will then pay the management stockholder, in addition to the repurchase price, a specified rate of interest on the repurchase price.

    The management stockholders' agreement further provides that, in the event of certain types of transfers of common stock by Odyssey, the management stockholders may participate in those transfers and/or Odyssey may require the management stockholders to transfer their shares in those transactions, in each case, on a pro rata basis.

    Pursuant to the management stockholders' agreement, the management stockholders are entitled to participate on a pro rata basis with, and on the same terms as, Odyssey in any future offering of common stock. Those participation rights will lapse following a public offering of common stock if the common stock so offered is then listed on a national exchange or if the public offering includes 50% or more of the outstanding common stock that will have been issued following the offering.

EMPLOYMENT AGREEMENTS

    In connection with the recapitalization, Holdings entered into an employment agreement with each of Messrs. Peacock and Howley. Effective as of December 3, 2001, Mr. Peacock resigned from his position as Chief Executive Officer of Holdings and us, but continues to serve as Holdings' and our Chairman of the Board. Mr. Howley has succeeded Mr. Peacock to the position of Chief Executive Officer of Holdings and us. In connection with these events, we amended the terms of our employment agreements with Messrs. Peacock and Howley.

    Pursuant to the amended agreement with Mr. Peacock, Mr. Peacock will serve as Holdings' and our Chairman of the Board through the earlier of December 3, 2006 or the occurrence of a "change in control" (as defined in his employment agreement) during which time he will receive an annual base salary at a rate no less than $100,000. In the event Mr. Peacock's service terminates by reason of death, disability, termination without "cause" or resignation with "good reason" (all as defined in his employment agreement), Holdings will continue payment of base salary, bonus and other perquisites and benefits for 18 months thereafter. In the event Mr. Peacock's services are terminated for any reason (other than for "cause"), Holdings will provide medical coverage for Mr. Peacock and his spouse following such termination for their respective lives.

    Under Mr. Howley's amended employment agreement, Mr. Howley will serve as Holdings' and our President and Chief Executive Officer for a period of at least five years, during which time he will receive an annual base salary at a rate no less than $335,000. In the event Mr. Howley's employment terminates by reason of death, disability, termination without "cause" or resignation with "good reason" (all as defined in his employment agreement), Holdings will continue payment of base salary, bonus and other perquisites and benefits for 18 months thereafter.

    Pursuant to these employment agreements, Messrs. Peacock and Howley are also eligible for annual salary increases as determined by our Compensation Committee, and annual cash bonuses based on achievement of performance criteria established by our Board of Directors.

    Additionally, Mr. Peacock's employment agreement provides that so long as he serves as Chairman of the Board, Mr. Peacock can require Holdings to repurchase up to 80% of his common stock

(including certain options to purchase common stock), provided that we satisfy certain financial targets. Mr. Peacock's right to require the repurchase of these shares became exercisable in fiscal 2002 and Mr. Peacock shall have this right so long as he continues to serve as Chairman of the Board for Holdings. Holdings will be permitted to honor this repurchase obligation to Mr. Peacock by issuing notes under certain circumstances. Mr. Peacock may also require repurchase of his common stock under certain circumstances as set forth in the management stockholders' agreement. See "Management Stockholders' Agreement."

STOCK OPTION PLAN

    During fiscal 1999, Holdings adopted the 1998 Stock Option Plan, which we refer to as the option plan, pursuant to which stock options may be granted to "independent directors" (as defined in the option plan), or to employees or consultants of Holdings, us and any subsidiary of us or Holdings, who we refer to collectively as the plan participants. In addition, the option plan governs those options retained pursuant to the recapitalization, which we refer to as the rollover options. A total of 18,990 shares of common stock of Holdings was reserved for issuance under the Option Plan and 1,570, 1,695 and 15,115 of the options were issued during fiscal 2001, 2000 and 1999, respectively. During 2001 and 2000, stock options pertaining to 320 and 1,995 shares of common stock, respectively, were forfeited by employees due to terminations of such employees' employment. Options to purchase these shares may be reissued by Holdings to other plan participants in the future. Holdings' Chief Executive Officer has discretion to select the plan participants and to specify the terms of such options, including the number of shares, the exercise price and the terms of vesting and expiration of options, subject to approval by the Compensation Committee.

    The Compensation Committee has discretion under the option plan to adjust options to reflect certain specified events such as stock dividends, stock splits, recapitalizations, mergers or reorganizations of, or by Holdings. In addition, the Board of Directors has the right to amend, suspend or terminate the option plan, subject to stockholder approval for certain amendments.

    The rollover options are fully vested and nonforfeitable. In connection with the recapitalization, and subsequent thereto, Holdings has granted options to certain of our employees, including the named executive officers, for the purchase of shares of common stock of Holdings, which we refer to as the new options. Such new options are intended to qualify as "incentive stock options" to the extent permitted under the Internal Revenue Code, and have an exercise price equal to the price per share paid by Odyssey in connection with the recapitalization (with respect to the new options issued in connection with the recapitalization) or the per-share fair market value of Holdings' common stock at the time of grant (with respect to later grants of new options). The new options generally will expire 10 years after grant and may expire earlier in the event of a holder's earlier termination of employment.

    Prior to May 31, 2001, the terms of each named executive officer's new options provided that the options would vest upon the passage of time and/or upon Holdings' attainment of certain financial targets. Effective May 31, 2001, the terms of the new options of the named executive officers were modified to provide for the vesting of an additional percentage of each executive's new options so that, as of September 30, 2001, a total of 45% of each named executive officer's new options were vested. Additionally, subject to each executive's continued employment with and, in the case of Mr. Peacock, continued service as Chairman of the Board of Holdings and us, the remaining 55% of each named executive officer's new options will become exercisable upon the earlier of (1) the date which is seven years and nine months after such new option was granted, or (2) a "change of control," if any, on or prior to September 30, 2003, pursuant to which certain investor return targets are satisfied.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the common stock of Holdings as of September 30, 2001 with respect to each beneficial owner of more than 5.0% of the outstanding common stock of Holdings and beneficial ownership of the common stock of Holdings by each director and named executive officer and all directors and executive officers as a group:

                                                                  COMMON STOCK
                                                               BENEFICIALLY OWNED
                                                              ---------------------
NAME OF BENEFICIAL OWNER                                       SHARES    PERCENTAGE
------------------------                                      --------   ----------
Stephen Berger (1)..........................................  100,240       83.7%
Robert S. Henderson (2).....................................    1,087          *
William Hopkins (1).........................................  100,240       83.7
W. Nicholas Howley (3)......................................    7,815        6.1
Kelso & Company (4).........................................   18,422       15.4
Raymond F. Laubenthal (5)...................................    1,095          *
Muzzafar Mirza (1)..........................................  100,240       83.7
Odyssey Investment Partners, LP (1).........................  100,240       83.7
John W. Paxton..............................................       --          *
Douglas W. Peacock (6)......................................    8,925        7.0
Gregory Rufus (7)...........................................      259          *
Thomas R. Wall, IV (4)......................................   18,422       15.4
All officers and directors as a group (12 members)(8).......  138,876       99.8

------------------------

*   Less than 1.0%

(1) Consists of 100,240 shares of common stock owned by Odyssey Investment Partners, LP (the "Fund"), Odyssey Coinvestment, LLC ("Coinvestment"), TD Coinvestment I, LLC ("TD I"), and TD Coinvestment II, LLC ("TD II" and together with the Fund, Coinvestment and TD I, "Odyssey"). Odyssey Capital Partners, LLC is the general partner of the Fund. Odyssey Investment Partners, LLC is the manager of the Fund and the managing member of each of Coinvestment, TD I and TD II. Stephen Berger, Muzzafar Mirza, William Hopkins (directors of Holdings) and Brian Kwait and Paul Barnett are managing members of Odyssey Capital Partners, LLC and Odyssey Investment Partners, LLC and, therefore, may each be deemed to share voting and investment power with respect to such shares deemed to be owned by Odyssey. Each of them disclaims beneficial ownership of such shares.

(2) Includes options to purchase 1,087 shares exercisable within 60 days.

(3) Includes options to purchase 7,815 shares exercisable within 60 days.

(4) KIA IV-TD, LLC ("KIA IV-TD") and Kelso Equity Partners II, L.P. ("KEP II") have beneficial ownership of 17,473 and 949 shares, respectively. Due to their common control, KIA IV-TD, Kelso Partners IV, L.P., the managing member of KIA IV-TD ("KP IV" and, together with KIA IV-TD and KEP II, "Kelso"), and KEP II could be deemed to beneficially own each other's shares, but each disclaims such beneficial ownership. In addition, Mr. Wall, Joseph S. Schuchert, Frank T. Nickell, George E. Matelich, Michael
    B. Goldberg, David I. Wahrhaftig, Frank K. Bynum, Jr. and Phillip E. Berney may be deemed to share beneficial ownership of shares beneficially owned by KIA IV-TD, KP IV and KEP II by virtue of their status as general partners of KP IV, which is the managing member of KIA IV-TD, and as general partners of KEP II, but each disclaims such beneficial ownership.

(5) Includes options to purchase 1,095 shares exercisable within 60 days.

(6) Includes options to purchase 8,114 shares exercisable within 60 days and 811 shares and votes owned by TD Equity LLC, of which Mr. Peacock is the managing member. Mr. Peacock disclaims ownership of the 811 shares and votes owned by TD Equity LLC.

(7) Includes options to purchase 259 shares exercisable within 60 days.

(8) As described in footnotes (1), (2), and (4), Messrs. Berger, Hopkins and Mirza may each be deemed to share investment and voting power with respect to 100,240 shares deemed to be beneficially owned by the General Partner of Odyssey, Mr. Wall may be deemed to share investment and voting power with respect to 18,422 shares owned by Kelso and Mr. Peacock may be deemed to share investment and voting power with respect to 811 shares owned by TD Equity LLC. Each of Messrs. Berger, Hopkins, Mirza, Wall and Peacock disclaims ownership of such shares. Excluding such shares, all officers and directors as a group beneficially own 19,403 shares, or 13.9%, which are purchasable within 60 days upon the exercise of options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TAX ALLOCATION AGREEMENT

    We and Holdings are parties to a tax allocation agreement. Under the terms of the tax allocation agreement, we are obligated to make payments to Holdings equal to the amount of income taxes that we and subsidiaries would have owed for federal and state income taxes if we and subsidiaries were, for tax purposes, a separate consolidated group.

ONE-TIME MANAGEMENT BONUSES

    Following the consummation of the recapitalization, we paid certain members of senior management an aggregate of $5.9 million as a one-time bonus in connection with the recapitalization. See "Management--Executive Compensation."

STOCKHOLDERS' AGREEMENTS

    Pursuant to a merger agreement, Holdings, Odyssey and KIA IV-TD and KEP II entered into a stockholders agreement concurrently with consummation of the recapitalization. The stockholders agreement provides for customary transfer restrictions, tag-along and drag-along rights, registration rights and an agreement among the parties to vote their shares of Common Stock, including the agreement of Odyssey to designate a representative of Kelso to the Board of Directors of Holdings. See also "Management--Management Stockholders' Agreement" and "Management--Employment Agreements" for a description of certain agreements that we and Holdings have entered into with certain members of management in connection with the recapitalization.

ODYSSEY FINANCIAL SERVICES

    As part of the recapitalization, we paid Odyssey a fee of approximately $3.5 million. In addition, in connection with the Champion Aerospace acquisition, we paid Odyssey a fee of approximately $1.7 million. We reimburse Odyssey for all of its reasonable and customary out of pocket expenses that it incurs in connection with advisory services that it provides to us. Odyssey is the majority stockholder of Holdings. In addition, Messrs. Berger, Hopkins and Mirza, each a director of Holdings and us, are managing members of the general partner of Odyssey.

                       DESCRIPTION OF OTHER INDEBTEDNESS

TRANSDIGM

    THE CREDIT FACILITY

    Our credit facility consists of (1) a $30.0 million revolving credit facility maturing six years from December 3, 1998, which we refer to as the execution date, and (2) a term loan facility in an aggregate principal amount of $263.8 million, consisting of a $43.3 million Tranche A facility maturing six years from the execution date, a $105.5 million Tranche B facility maturing seven and a half years from the execution date and a $115.0 Tranche C facility maturing eight and a half years from the execution date. As of March 30, 2002, the outstanding balances of our Tranche A, B and C facilities were $35.5 million, $104.3 million and $114.1 million, respectively.

    The interest rate for the credit facility is, at our option, either (A) a floating rate equal to the base rate plus the applicable margin, as defined in the credit facility, or (B) the Eurodollar rate for fixed periods of one, two, three, or six months, plus the applicable margin. The overall interest rate and applicable margin are determined based on (1) in the case of the Tranche A facility and the revolving credit facility, (A) an interest rate determined by the base rate, plus 2.25%, 2.00%, 1.75% or 1.50% depending on Holdings' ability to achieve the respective debt coverage ratio specified in the credit facility, as amended; or (B) an interest rate determined by the Eurodollar rate, plus 3.25%, 3.00%, 2.75% or 2.50% depending on Holdings' ability to achieve the respective debt coverage ratio specified in the credit facility, as amended; and
(2) in the case of the Tranche B facility and the Tranche C facility, (A) an interest rate determined by the base rate, plus 2.50%; or (B) an interest rate determined by the Eurodollar rate, plus 3.50%. The credit facility is subject to mandatory prepayment with a defined percentage of net proceeds from certain asset sales, insurance proceeds or other awards that are payable in connection with the loss, destruction or condemnation of any assets, certain new debt and equity offerings and 50% of excess cash flow (as defined in the credit facility) in excess of a predetermined amount under the credit facility.

    The credit facility requires us to repay the outstanding indebtedness on a periodic basis through the various maturity dates.

    The credit facility contains various covenants, customary for similar credit facilities or otherwise appropriate under the circumstances, that (1) restrict us, Holdings and our respective subsidiaries from various actions, including, among others, mergers and sales of assets, use of proceeds, granting of liens, incurrence of indebtedness, voluntary prepayment of indebtedness, including the notes, capital expenditures, paying dividends, business activities, investments and acquisitions, transactions with affiliates, certain restrictions affecting subsidiaries, voluntary prepayment of other indebtedness and amendments or modifications to instruments governing such other indebtedness and (2) require us to achieve and maintain certain financial covenants.

    The credit facility includes events of default provisions that are typical for senior credit facilities or otherwise appropriate under the circumstances. All obligations under the credit facility are guaranteed by Holdings and each of our direct and indirect subsidiaries. The indebtedness under the credit facility is secured by a pledge of our stock and all of the stock of our domestic subsidiaries and a perfected lien and security interest in our assets other than real estate (tangible and intangible) and such assets of our direct and indirect subsidiaries and Holdings.

    In connection with the offering of the old notes, we repaid the Tranche A facility and repaid a portion of each of the Tranche B and Tranche C facilities. In addition, we amended our credit facility in connection with the offering of the old notes. The amendments to the credit facility:

    - allowed us to incur the indebtedness represented by the old notes;

    - allow us to pay dividends to Holdings for the purpose of retiring the Holdings PIK Notes; and

    - allow us to incur up to $150.0 million of additional bank borrowings or subordinated debt (for which there are currently no commitments to provide such funds), subject to certain restrictions, including a requirement that such debt must be used:

       - to finance acquisitions permitted by the amended credit facility, or

       - to pay the dividends to Holdings to retire the Holdings PIK Notes;

    - allow us to effect permitted acquisitions, with the aggregate amount paid for all such permitted acquisitions not to exceed $225.0 million;

    - require that at least $10.0 million must remain unused and available under our $30.0 million revolving credit facility immediately following any acquisition;

    - modified certain existing financial covenants; and

    - waive any mandatory prepayment from excess cash flow for fiscal 2002.

HOLDINGS

    HOLDINGS PIK NOTES

    Concurrently with our issuance of the 1998 notes, Holdings issued the Holdings PIK Notes to certain shareholders of Holdings in connection with the recapitalization. The Holdings PIK Notes were issued to investors together with shares of common stock of Holdings. The Holdings PIK Notes are unsecured obligations of Holdings, subordinated to the guarantee of the credit facility by Holdings, but senior to the guarantee of the notes by Holdings. The Holdings PIK Notes mature in 2009.

    Interest on the Holdings PIK Notes accrues at an annual fixed rate of 12% and is payable semiannually in the form of additional Holdings PIK Notes for five years after their issuance in December 1998. Thereafter, cash interest is payable semi-annually commencing 2004. The Holdings PIK Notes are redeemable at the option of Holdings, in whole or in part, at a price equal to 100% of the principal amount thereof for five years after their issuance in December 1998 and thereafter at the prices set forth in the indenture pursuant to which the Holdings PIK Notes were issued, which we refer to as the Holdings Indenture. If Holdings experiences specific kinds of changes in control, it must offer to repurchase the Holdings PIK Notes at a price equal to 101% of the principal amount thereof.

    The Holdings PIK Notes contain certain covenants on a consolidated basis, including covenants that limit (1) indebtedness, (2) restricted payments,
(3) distributions by subsidiaries, (4) transactions with affiliates, (5) sales of assets and subsidiary stock, (6) dividend and other payment restrictions, and
(7) mergers or consolidations. The Holdings PIK Notes contain customary events of default and the holders of the Holdings PIK Notes have customary registration rights that commenced in December 2001. The covenants and default provisions in the Holdings Indenture are substantially similar to those contained in the indenture governing the notes, but are less restrictive in certain respects.

    HOLDINGS 16% CUMULATIVE REDEEMABLE PREFERRED STOCK

    Concurrently with the Champion Aerospace acquisition, Holdings issued and sold the Holdings 16% Cumulative Redeemable Preferred Stock, which we refer to as the Holdings 16% Preferred Stock, and warrants to purchase 1,381.87 shares of Holdings' common stock to First Union Investors, Inc. for $15.0 million. Dividends on the Holdings 16% Preferred Stock accrue at 16% annually. Holdings may pay dividends on the Holdings 16% Preferred Stock in cash, or at its option, in the form of additional shares of Holdings 16% Preferred Stock.

    The Holdings 16% Preferred Stock is mandatorily redeemable on May 31, 2010. If Holdings experiences specific kinds of changes in control, it must offer to redeem the Holdings 16% Preferred Stock at a price equal to 101% of the liquidation preference thereof if such event occurs prior to May 31, 2004, and at a price equal to 100% of the liquidation preference thereof if such event occurs any time thereafter. In addition, Holdings is required to redeem the Holdings 16% Preferred Stock upon the acceleration of Holdings' obligations under the credit agreement.

    The Holdings 16% Preferred Stock contains certain covenants, including covenants that limit (1) acquisition indebtedness, (2) restricted payments,
(3) distributions by subsidiaries, (4) transactions with affiliates,
(5) dividend and other payment restrictions, and (6) mergers or consolidations. The Holdings 16% Preferred Stock contain customary events of noncompliance.

                       DESCRIPTION OF THE EXCHANGE NOTES

    TransDigm issued the old notes pursuant to the indenture, dated as of December 3, 1998, as supplemented on April 23, 1999 and June 26, 2001, among itself, the Guarantors and State Street Bank and Trust Company, as trustee, which we refer to as the indenture. An aggregate of $125.0 million in principal amount of 10 3/8% Senior Subordinated Notes due 2008 were previously issued on December 3, 1998 pursuant to the indenture, which we refer to as the 1998 notes. The old notes, as an additional issuance of 10 3/8% Senior Subordinated Notes due 2008, are "Additional Notes" as defined in the indenture. The old notes are identical to, and are PARI PASSU with and treated identically with, the 1998 notes, except that the old notes are subject to transfer restrictions until we consummate this exchange offer and the old notes are exchanged for exchange notes, or the old notes are resold under a shelf registration statement.

    You can find definitions of certain capitalized terms used in this description under the subheading "--Certain Definitions." For purposes of this description:

    - references to "TransDigm" mean TransDigm Inc. and not its Subsidiaries;
      and

    - "notes" means the exchange notes, the old notes and the 1998 notes, in each case outstanding at any given time and issued under the indenture.

    The exchange notes will be issued under the indenture. The terms of the exchange notes are identical in all material respects to the old notes except that, upon completion of the exchange offer, the exchange notes will be:

    - registered under the Securities Act; and

    - free of any covenants regarding exchange registration rights.

    The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the TIA, as in effect on the date of the indenture. We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus.

    The registered holder of a note (a "Holder") will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

    TransDigm will issue the notes in fully registered form in denominations of $1,000 and integral multiples of $1,000. The Trustee will initially act as paying agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the registrar. TransDigm may change any paying agent and registrar without notice to Holders. TransDigm will pay principal (and premium, if any) on the notes at the Trustee's corporate office in New York, New York. At TransDigm's option, interest also may be paid by mailing a check to the Holders registered address.

    Any notes that remain outstanding after the completion of this exchange offer, together with the exchange notes issued in connection with this exchange offer and the 1998 notes, will be treated as a single class of securities under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

    The notes:

    - are unsecured obligations of TransDigm;

    - are subordinated in right of payment to all Senior Debt of TransDigm; and

    - are guaranteed by Holdings, the parent company of TransDigm, and by each of TransDigm's domestic subsidiaries.

    Each guarantee of the notes:

    - is an unsecured obligation of the guarantor; and

    - is subordinated in right of payment to all Senior Debt of that guarantor.

PRINCIPAL, MATURITY AND INTEREST

    The notes are limited in aggregate principal amount to $200.0 million, of which $125.0 million in aggregate principal amount were issued in December 1998 and the remaining $75.0 million in aggregate principal amount were issued in the offering of the old notes in June 2002. The notes will mature on December 1, 2008. Interest on these notes will accrue at the rate of 10 3/8% per annum and will be payable semiannually in cash on each June 1 and December 1, accruing from the most recent interest date on which interest has been paid on the old notes or, if no interest has been paid, from June 1, 2002. TransDigm will make interest payments to the persons who are registered Holders at the close of business on the May 15 and November 15 immediately preceding the applicable interest payment date.

    These notes do not contain any mandatory sinking fund.

REDEMPTION

    OPTIONAL REDEMPTION. Except as described below, these notes are not redeemable before December 1, 2003. Thereafter, TransDigm may redeem the notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve month period commencing on December 1 of the year set forth below.

YEAR                                                           PERCENTAGE
----                                                           ----------
2003........................................................     105.188%
2004........................................................     103.458%
2005........................................................     101.729%
2006 and thereafter.........................................     100.000%

    In addition, TransDigm must pay all accrued and unpaid interest on the notes redeemed.

SELECTION AND NOTICE OF REDEMPTION

    In the event that TransDigm chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee either:

    (1) in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed; or

    (2) on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate. No notes of a principal amount of $1,000 or less shall be redeemed in part.

SUBORDINATION

    The payment of all Obligations on the notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of TransDigm including its obligations under the Credit Facility.

    The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy or other

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like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders of notes will be entitled to receive any payment with respect to the notes in the event of any distribution to creditors of TransDigm:

    (1) in a liquidation or dissolution of TransDigm;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to TransDigm or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshalling of TransDigm's assets and liabilities.

TransDigm also may not make any payment in respect of the notes if:

    (1) a payment default on Designated Senior Debt occurs and is continuing; or

    (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

    Payments on the notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived; and

    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived (so long as no other event of default exists) or 180 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

    TransDigm must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of TransDigm, Holders of these notes may recover less ratably than creditors of TransDigm who are holders of Senior Debt. See "Risk Factors--Subordination."

    After giving effect to the offering of the old notes and the application of the net proceeds therefrom, on a pro forma basis, at March 30, 2002, the aggregate principal amount of Senior Debt outstanding of TransDigm and Holdings would have been approximately $180.0 million and $209.3 million, respectively.

GUARANTEE

    The obligations of TransDigm under the notes and the indenture will be guaranteed (the "Guarantees") on a senior subordinated basis by Holdings and the Domestic Restricted Subsidiaries. The Guarantees will be subordinated in right of payment to all Senior Debt of Holdings and the Domestic Restricted Subsidiaries, respectively, to the same extent that the notes are subordinated to Senior Debt of TransDigm. Since Holdings is a holding company with no significant operations, the Guarantee by Holdings provides little, if any, additional credit support for the notes, and investors should not rely on the Guarantee by Holdings in evaluating an investment in the notes.

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
CHANGE OF CONTROL

    If a Change of Control occurs, each Holder will have the right to require that TransDigm purchase all or a portion of such Holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Within 30 days following the date upon which the Change of Control occurred, TransDigm must send, by first class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, TransDigm covenants to:

    (1) repay in full all Indebtedness under the Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control; or

    (2) obtain the requisite consents under the Credit Facility and all such other Senior Debt to permit the repurchase of the notes as provided below. TransDigm's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (3) and not in clause (2) under "Events of Default" below.

    TransDigm will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner in compliance with the indenture.

    If a Change of Control Offer is made, there can be no assurance that TransDigm will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event TransDigm is required to purchase outstanding notes pursuant to a Change of Control Offer, TransDigm expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that TransDigm would be able to obtain such financing.

    You should note that this provision will not protect you from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    TransDigm will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that TransDigm complies with the provisions of any such securities laws or regulations, TransDigm shall not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture.

CERTAIN COVENANTS

    The indenture contains, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. TransDigm will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, TransDigm and the Guarantors may incur

Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of TransDigm that are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of TransDigm would have been greater than 2.0 to 1.0.

    LIMITATION ON RESTRICTED PAYMENTS. TransDigm will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of TransDigm) on or in respect of shares of TransDigm's Capital Stock to holders of such Capital Stock;

    (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of TransDigm or any direct or indirect parent of TransDigm or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

    (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of TransDigm that is subordinate or junior in right of payment to the notes; or

    (4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

if at the time of such Restricted Payment or immediately after giving effect thereto:

    (i) a Default or an Event of Default shall have occurred and be continuing;
        or

    (ii) TransDigm is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

   (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (other than Restricted Payments made pursuant to clauses (2)(i), (3), (4), (5),
         (6), (7), (8), (9) and (10) of the following paragraph) shall exceed the sum, without duplication, of:

       (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be loss, minus 100% of such loss) of TransDigm earned subsequent to the beginning of the first fiscal quarter commencing after the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

       (x) 100% of the aggregate net cash proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by TransDigm from any Person (other than a Subsidiary of TransDigm) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of TransDigm; plus

       (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by TransDigm from a holder of TransDigm's Capital Stock (excluding, in the case of clauses
           (iii)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the notes in compliance with the provisions set forth under "--Redemption--Optional Redemption Upon Equity Offerings"); plus

       (z) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) of any (A) sale or other disposition of any Investment (other than a Permitted Investment) made by TransDigm and its Restricted Subsidiaries or (B) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

    As of March 30, 2002, TransDigm would have been permitted to make approximately $42.8 million of Restricted Payments in accordance with the foregoing.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

    (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

    (2) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Capital Stock of TransDigm (the "Retired Capital Stock") either
       (i) solely in exchange for shares of Qualified Capital Stock of TransDigm (the "Refunding Capital Stock") or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of TransDigm) of shares of Qualified Capital Stock of TransDigm and, in the case of subclause (i) of this clause (2), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (5) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; PROVIDED that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of TransDigm that is subordinate or junior in right of payment to the notes either (i) solely in exchange for shares of Qualified Capital Stock of TransDigm, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of TransDigm) of (A) shares of Qualified Capital Stock of TransDigm or (B) Refinancing Indebtedness;

    (4) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the Issue Date (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph); PROVIDED that, at the time of such issuance, TransDigm, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.0 to 1.0;

    (5) payments to Holdings for the purpose of permitting, and in an amount equal to the amount required to permit, Holdings to redeem or repurchase Holdings' common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; PROVIDED that all such redemptions or repurchases pursuant to this clause (5) shall not exceed $2.0 million in any fiscal year (which amount shall be increased by the amount of any net cash proceeds received from the sale since the Issue Date of Capital Stock (other than

       Disqualified Capital Stock) to members of TransDigm's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (iii) of the immediately preceding paragraph and by the cash proceeds of any "key-man" life insurance policies which are used to make such redemptions or repurchases) since the Issue Date; PROVIDED, FURTHER, that the cancellation of Indebtedness owing to TransDigm from members of management of TransDigm or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of Holdings (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the indenture;

    (6) the making of distributions, loans or advances to Holdings in an amount not to exceed $1.0 million PER ANNUM in order to permit Holdings to pay the ordinary operating expenses of Holdings (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses);

    (7) payments to Holdings in respect of taxes pursuant to the terms of the Tax Allocation Agreement as in effect on the Issue Date and as amended from time to time pursuant to amendments that do not increase the amounts payable by TransDigm or any of its Restricted Subsidiaries thereunder;

    (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

    (9) other Restricted Payments in an aggregate amount not to exceed $7.5 million; and

    (10) distributions to Holdings to fund the Transactions (as described under "Use of Proceeds") subsequent to the issuance of the notes.

    In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended pursuant to clauses (1) and (2)(ii) shall be included in such calculation, PROVIDED such expenditures pursuant to clause (5) shall not be included to the extent of the cash proceeds received by TransDigm from any "key-man" life insurance policies and (b) amounts expended pursuant to clauses (2)(i), (3), (4), (5), (6), (7), (8), (9) and (10) shall be excluded from such calculation.

    LIMITATION ON ASSET SALES. TransDigm will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) TransDigm or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by TransDigm's Board of Directors);

    (2) at least 75% of the consideration received by TransDigm or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; PROVIDED that the amount of:

       (a) any liabilities (as shown on TransDigm's or such Restricted Subsidiary's most recent balance sheet) of TransDigm or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets;

       (b) any notes or other obligations received by TransDigm or any such Restricted Subsidiary from such transferee that are converted by TransDigm or such Restricted Subsidiary into cash within 90 days of the receipt thereof (to the extent of the cash received); and

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
       (c) any Designated Noncash Consideration received by TransDigm or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision or for purposes of the second paragraph of this covenant; and

    (3) upon the consummation of an Asset Sale, TransDigm shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt, or Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a corresponding reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment should be required)), (B) to reinvest in Productive Assets, or
       (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B). Pending the final application of any such Net Cash Proceeds, TransDigm or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of TransDigm or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by TransDigm or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, the maximum amount of notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by TransDigm or any Restricted Subsidiary of TransDigm, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by TransDigm and its Restricted Subsidiaries aggregates at least $10.0 million, at which time TransDigm or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

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
    Notwithstanding the immediately preceding paragraph, TransDigm and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent that:

    (1) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities; and

    (2) such Asset Sale is for fair market value; provided that any consideration consisting of cash, Cash Equivalents and/or Marketable Securities received by TransDigm or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

    Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, TransDigm may use any remaining Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

    TransDigm will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, TransDigm shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the indenture by virtue thereof.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. TransDigm will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of TransDigm to:

    (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

    (2) make loans or advances or pay any Indebtedness or other obligation owed to TransDigm or any other Restricted Subsidiary of TransDigm; or

    (3) transfer any of its property or assets to TransDigm or any other Restricted Subsidiary of TransDigm, except for such encumbrances or restrictions existing under or by reason of:

       (a) applicable law;

       (b) the indenture;

       (c) non-assignment provisions of any contract or any lease of any Restricted Subsidiary of TransDigm entered into in the ordinary course of business;

       (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

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       (e) the Credit Facility;

       (f) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

       (g) restrictions on the transfer of assets subject to any Lien permitted under the indenture imposed by the holder of such Lien;

       (h) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the indenture to any Person pending the closing of such sale;

       (i) any agreement or instrument governing Capital Stock of any Person that is acquired;

       (j) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

       (k) other Indebtedness or Permitted Subsidiary Preferred Stock outstanding on the Issue Date or permitted to be issued or incurred under the indenture; PROVIDED that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred or Preferred Stock being issued (under the relevant circumstances);

       (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

       (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through
           (l) above; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of TransDigm's Board of Directors (evidenced by a Board Resolution) whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. TransDigm will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to TransDigm or to a Restricted Subsidiary of TransDigm) or permit any Person (other than TransDigm or a Restricted Subsidiary of TransDigm) to own any Preferred Stock of any Restricted Subsidiary of TransDigm, other than Permitted Subsidiary Preferred Stock. The provisions of this covenant will not apply to any of the Guarantors.

    LIMITATION ON LIENS. TransDigm will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets or any proceeds therefrom, of TransDigm or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, in each case to secure Indebtedness or trade payables, unless:

    (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

    (2) in all other cases, the notes are equally and ratably secured, except for:

       (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

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       (b) Liens securing Senior Debt;

       (c) Liens securing the notes;

       (d) Liens of TransDigm or a Wholly Owned Restricted Subsidiary of TransDigm on assets of any Restricted Subsidiary of TransDigm;

       (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that was secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any categories of property or assets of TransDigm or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

       (f) Permitted Liens.

    PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. TransDigm will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of TransDigm or such Guarantor, as the case may be.

    MERGER CONSOLIDATION AND SALE OF ASSETS. TransDigm will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of TransDigm to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of TransDigm's assets (determined on a consolidated basis for TransDigm and TransDigm's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

    (1) either:

       (a) TransDigm shall be the surviving or continuing corporation; or

       (b) the Person (if other than TransDigm) formed by such consolidation or into which TransDigm is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of TransDigm and of TransDigm's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

           (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

           (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the indenture and the registration rights agreement on the part of TransDigm to be performed or observed;

    (2) except in the case of a merger of TransDigm with or into a Wholly Owned Restricted Subsidiary of TransDigm and except in the case of a merger entered into solely for the purpose of reincorporating TransDigm in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), TransDigm or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

    (3) except in the case of a merger of TransDigm with or into a Wholly Owned Restricted Subsidiary of TransDigm and except in the case of a merger entered into solely for the purpose of reincorporating TransDigm in another jurisdiction, immediately after giving effect

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       to such transaction and the assumption contemplated by clause (1)(b)(y)
       above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

    (4) TransDigm or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of TransDigm the Capital Stock of which constitutes all or substantially all of the properties and assets of TransDigm, shall be deemed to be the transfer of all or substantially all of the properties and assets of TransDigm. However, transfer of assets between or among TransDigm and its Restricted Subsidiaries will not be subject to the foregoing covenant.

    The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of TransDigm in accordance with the foregoing, in which TransDigm is not the continuing corporation, the successor Person formed by such consolidation or into which TransDigm is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, TransDigm under the indenture and the notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance, lease or transfer, the conveyor, lessor or transferor will be released from the provisions of the indenture.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. TransDigm will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of TransDigm; PROVIDED, HOWEVER, that for a transaction or series of related transactions with an aggregate value of $2.5 million or more, at TransDigm's option, either:

    (1) a majority of the disinterested members of the Board of Directors of TransDigm shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of TransDigm or

    (2) the Board of Directors of TransDigm or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of TransDigm;

and PROVIDED, FURTHER, that for an Affiliate Transaction with an aggregate value of $10.0 million or more the Board of Directors of TransDigm or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms not materially less favorable than those

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that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of TransDigm.

    The restrictions set forth in the first paragraph of this covenant shall not apply to:

    (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of TransDigm or any Restricted Subsidiary of TransDigm as determined in good faith by TransDigm's Board of Directors or senior management;

    (2) transactions exclusively between or among TransDigm and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

    (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

    (4) Restricted Payments or Permitted Investments permitted by the indenture;

    (5) transactions effected as part of a Qualified Securitization Transaction;

    (6) the payment of customary annual management, consulting and advisory fees and related expenses to the Permitted Holders and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of TransDigm or such Restricted Subsidiary in good faith;

    (7) payments or loans to employees or consultants that are approved by the Board of Directors of TransDigm in good faith;

    (8) sales of Qualified Capital Stock;

    (9) the existence of, or the performance by TransDigm or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by TransDigm or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of the notes in any material respect; and

    (10) transactions permitted by and complying with, the provisions of the "Merger, Consolidation and Sale of Assets" covenant.

    FUTURE GUARANTEES BY RESTRICTED SUBSIDIARIES. TransDigm will not create or acquire another Domestic Restricted Subsidiary unless such Domestic Restricted Subsidiary executes and delivers a supplemental indenture to the indenture, providing for a senior subordinated guarantee of payment of the notes by such Restricted Subsidiary (the "Guarantee").

    Notwithstanding the foregoing, any such Guarantee by a Domestic Restricted Subsidiary of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of

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TransDigm of all of TransDigm's Capital Stock in, or all or substantially all of the assets of, such Domestic Restricted Subsidiary; PROVIDED that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the indenture. A form of such Guarantee will be attached as an exhibit to the indenture.

    CONDUCT OF BUSINESS. The indenture will provide that TransDigm will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from businesses that are the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which TransDigm and its Restricted Subsidiaries are engaged on the Issue Date.

    REPORTS TO HOLDERS. The indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, TransDigm will furnish to the Holders of notes:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if TransDigm were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of TransDigm and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of TransDigm and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of TransDigm) and, with respect to the annual information only, a report thereon by TransDigm's certified independent accountants and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if TransDigm were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. For so long as Holdings is a guarantor of the notes, the indenture will permit TransDigm to satisfy its obligations under this covenant by furnishing financial information relating to Holdings; PROVIDED that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings, on the one hand, and the information relating to TransDigm and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

    In addition, following the consummation of this exchange offer, whether or not required by the rules and regulations of the Commission, TransDigm will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, TransDigm has agreed that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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EVENTS OF DEFAULT

    The following events are defined in the indenture as "Events of Default":

    (1) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

    (2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase) (whether or not such payment shall be prohibited by the subordination provisions of the indenture);

    (3) a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 30 days after TransDigm receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of TransDigm or any Restricted Subsidiary of TransDigm (other than a Securitization Entity) which failure continues for at least 20 days, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration remains uncured or unrescinded for at least 20 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $5.0 million or more at any time;

    (5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against TransDigm or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

    (6) certain events of bankruptcy affecting TransDigm or any of its Significant Subsidiaries.

    If an Event of Default (other than an Event of Default specified in clause (6) above with respect to TransDigm) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to TransDigm and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same:

    (1) shall become immediately due and payable or

    (2) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or 5 business days after receipt by TransDigm and the Representative under the Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (6) above with respect to TransDigm occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

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    The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

    (1) if the rescission would not conflict with any judgment or decree;

    (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

    (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

    (4) if TransDigm has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

    (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

    Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the TIA. Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    Under the indenture, TransDigm is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    TransDigm may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that TransDigm shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

    (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

    (2) TransDigm's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

    (3) the rights, powers, trust, duties and immunities of the Trustee and TransDigm's obligations in connection therewith; and

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    (4) the Legal Defeasance provisions of the indenture.

    In addition, TransDigm may, at its option and at any time, elect to have the obligations of TransDigm released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) TransDigm must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

    (2) in the case of Legal Defeasance, TransDigm shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

       (a) TransDigm has received from, or there has been published by the Internal Revenue Service a ruling or

       (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, TransDigm shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which TransDigm or any of its Subsidiaries is a party or by which TransDigm or any of its Subsidiaries is bound;

    (6) TransDigm shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by TransDigm with the intent of preferring the Holders over any other creditors of TransDigm or with the intent of defeating, hindering, delaying or defrauding any other creditors of TransDigm or others;

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    (7) TransDigm shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

    (8) TransDigm shall have delivered to the Trustee an opinion of counsel to the effect that:

       (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the indenture; and

       (b) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

    (9) certain other customary conditions precedent are satisfied.

    Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not therefore delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of TransDigm.

SATISFACTION AND DISCHARGE

    The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when

    (1) either:

       (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by TransDigm and thereafter repaid to TransDigm or discharged from such trust) have been delivered to the Trustee for cancellation or

       (b) all notes not theretofore delivered to the Trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and TransDigm has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from TransDigm directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

    (2) TransDigm has paid all other sums payable under the indenture by TransDigm,

    The Trustee will acknowledge the satisfaction and discharge of the indenture if TransDigm has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, TransDigm and the Trustee, without the consent of the Holders, may amend the indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled

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to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that, without the consent of each Holder affected thereby, no amendment may:

    (1) reduce the amount of notes whose Holders must consent to an amendment;

    (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

    (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

    (4) make any notes payable in money other than that stated in the notes;

    (5) make any change in the provisions of the indenture protecting the right of each Holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes to waive Defaults or Events of Default;

    (6) after TransDigm's obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of TransDigm to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred; or

    (7) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes in a manner which adversely affects the Holders.

GOVERNING LAW

    The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    The indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of TransDigm, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee is permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of TransDigm or at the time it merges or

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consolidates with or into TransDigm or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of TransDigm or such acquisition, merger or consolidation.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than TransDigm or any Subsidiary of TransDigm) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of TransDigm or any of its Subsidiaries solely by reason of such Investment.

    "ASSET ACQUISITION" means (a) an Investment by TransDigm or any Restricted Subsidiary of TransDigm in any other Person pursuant to which such Person shall become a Restricted Subsidiary of TransDigm, or shall be merged with or into TransDigm or any Restricted Subsidiary of TransDigm, or (b) the acquisition by TransDigm or any Restricted Subsidiary of TransDigm of the assets of any Person (other than a Restricted Subsidiary of TransDigm) other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by TransDigm or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than TransDigm or a Restricted Subsidiary of TransDigm of:

        (1) any Capital Stock of any Restricted Subsidiary of TransDigm, or

        (2) any other property or assets of TransDigm or any Restricted Subsidiary of TransDigm other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales or other dispositions shall not include:

           (a) a transaction or series of related transactions for which TransDigm or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

           (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of TransDigm as permitted under "--Certain Covenants--Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control;

           (c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

           (d) disposals or replacements of obsolete equipment in the ordinary course of business;

           (e) the sale, lease, conveyance, disposition or other transfer by TransDigm or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted under the "Limitation on Restricted Payments" covenant or pursuant to any Permitted Investment; and

           (f) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP. For the purposes of this clause (f), Purchase Money Notes shall be deemed to be cash.

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    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such
Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "CAPITAL STOCK" means:

        (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock, of such Person and

        (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CASH EQUIVALENTS" means:

        (1) marketable direct obligations issued by or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

        (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

        (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

        (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

        (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

        (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
    (5) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

        (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of TransDigm or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to the Permitted Holders or their Related Parties or any Permitted Group;

        (2) the approval by the holders of Capital Stock of TransDigm or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of TransDigm or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of the indenture);

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        (3) any Person or Group (other than the Permitted Holders or their
    Related Parties or any Permitted Group) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of TransDigm or Holdings at a time where the Permitted Holders and their Related Parties in the aggregate own a lesser percentage of the aggregate ordinary voting power represented by such issued and outstanding Capital Stock; or

        (4) the first day on which a majority of the members of the Board of Directors of TransDigm or Holdings are not Continuing Directors.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of such Person's:

        (1) Consolidated Net Income; and

        (2) to the extent Consolidated Net Income has been reduced thereby:

           (a) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

           (b) Consolidated Interest Expense;

           (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (other than normal accruals in the ordinary course of business), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP; and

           (d) any cash charges resulting from the Transactions that are incurred prior to the six month anniversary of the Issue Date.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four-Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person and, in the case of TransDigm and the Guarantors, for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

        (1) the incurrence or repayment of any Indebtedness or the issuance of any Designated Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption of other Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four-Quarter Period; and

        (2) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or

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    one of its Restricted Subsidiaries (including any Person who becomes a
    Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, all as determined in accordance with Regulation S-X promulgated under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition and without regard to clause (4) of the definition of Consolidated Net Income) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

    Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

        (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

        (2) notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

        (1) Consolidated Interest Expense; PLUS

        (2) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; PLUS

        (3) the product of (x) the amount of all dividend payments on any series of Permitted Subsidiary Preferred Stock times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; PROVIDED that with respect to any series of Preferred Stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the notes, cash dividends shall be deemed to have been paid with respect to such series of Preferred Stock during such period for purposes of this clause (3).

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication:

        (1) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, but excluding amortization or write-off of debt issuance costs;

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        (2) the consolidated interest expense of such Person and its Restricted
    Subsidiaries that was capitalized during such period; and

        (3) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of TransDigm and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and without any deduction in respect of Preferred Stock dividends; PROVIDEDthat there shall be excluded therefrom:

        (1) gains and losses from Assets Sales (without regard to the $1.0 million limitation set forth in the definition thereof) and the related tax effects according to GAAP;

        (2) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

        (3) all extraordinary, unusual or nonrecurring charges, gains and losses (including, without limitation, all restructuring costs and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP;

        (4) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of TransDigm or is merged or consolidated with or into TransDigm or any Restricted Subsidiary of TransDigm;

        (5) the net income (but not loss) of any Restricted Subsidiary of TransDigm to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of TransDigm of that income is prohibited by contract, operation of law or otherwise;

        (6) the net loss of any Person, other than a Restricted Subsidiary of TransDigm;

        (7) the net income of any Person, other than a Restricted Subsidiary of TransDigm, except to the extent of cash dividends or distributions paid to TransDigm or a Restricted Subsidiary of TransDigm by such Person;

        (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

        (9) any non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

    For purposes of clause (iii)(w) of the first paragraph of the "Limitation on Restricted Payments" covenant, Consolidated Net Income shall be reduced by any cash dividends paid with respect to any series of Designated Preferred Stock.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves associated with mandatory repurchases of equity securities).

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    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of TransDigm or Holdings who:

        (1) was a member of such Board of Directors on the Issue Date; or

        (2) was nominated for election or elected to such Board of Directors by any of the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT FACILITIES" means one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit or banker's acceptances.

    "CREDIT FACILITY" means the Credit Agreement dated as of the Issue Date among TransDigm, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of TransDigm as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect TransDigm or any Restricted Subsidiary of TransDigm against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED NONCASH CONSIDERATION" means any noncash consideration received by TransDigm or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of TransDigm or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents. At the time of receipt of any Designated Noncash Consideration, TransDigm shall deliver an Officers' Certificate to the Trustee which shall state the fair market value of such Designated Noncash Consideration and shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking, appraisal or accounting firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

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    "DESIGNATED PREFERRED STOCK" means Preferred Stock that is so designated as
Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of TransDigm, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii)(x) of the first paragraph of the "Limitation on Restricted Payments" covenant.

    "DESIGNATED SENIOR DEBT" means

        (1) Indebtedness under or in respect of the Credit Facility and

        (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least
    $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by TransDigm.

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

    "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of TransDigm that is incorporated under the laws of the United States or any state thereof or the District of Columbia.

    "EQUITY OFFERING" means any offering of Qualified Capital Stock of Holdings or TransDigm; provided that:

        (1) in the event of an offering by Holdings, Holdings contributes to the capital of TransDigm the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the notes to be redeemed pursuant to the provisions described under "--Redemption--Optional Redemption upon Equity Offerings" and,

        (2) in the event such equity offering is not in the form of a public offering registered under the Securities Act, the proceeds received by TransDigm directly or indirectly from such offering are not less than $10.0 million.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of TransDigm acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of TransDigm delivered to the Trustee.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

    "GUARANTEE" means:

        (1) the guarantee of the notes by Holdings and the Domestic Restricted Subsidiaries of TransDigm; and

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        (2) the guarantee of the notes by any Restricted Subsidiary required under the terms of the "Future Guarantees by Restricted Subsidiaries" covenant.

    "GUARANTOR" means any Restricted Subsidiary that incurs a Guarantee; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with the indenture, such Restricted Subsidiary shall cease to be a Guarantor.

    "HEDGING AGREEMENT" means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of TransDigm and its Restricted Subsidiaries, so long as any such agreement has been entered into in the ordinary course of business and not for purposes of speculation.

    "INDEBTEDNESS" means with respect to any Person, without duplication:

        (1) all Obligations of such Person for borrowed money;

        (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (3) all Capitalized Lease Obligations of such Person;

        (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

        (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

        (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

        (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

        (8) all Obligations under currency agreements and interest swap agreements of such Person; and

        (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

    For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

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    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by TransDigm and its Restricted Subsidiaries in accordance with normal trade practices of TransDigm or such Restricted Subsidiary, as the case may be. If TransDigm or any Restricted Subsidiary of TransDigm sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of TransDigm such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of TransDigm (or, in the case of a Restricted Subsidiary that is not Wholly Owned Restricted Subsidiary of TransDigm, such Restricted Subsidiary has a minority interest that is held by an Affiliate of TransDigm that is not a Restricted Subsidiary of TransDigm), TransDigm shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE" means the date of original issuance of the notes on December 3, 1998.

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "MARKETABLE SECURITIES" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

    "MOODY'S" means Moody's Investors Service, Inc.

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by TransDigm or any of its Restricted Subsidiaries from such Asset Sale net of:

        (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

        (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

        (3) appropriate amounts to be provided by TransDigm or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by TransDigm or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

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    "PERMITTED BUSINESS" means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by TransDigm and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which TransDigm and its Restricted Subsidiaries are engaged on the Issue Date.

    "PERMITTED GROUP" means any group of investors that is deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Stockholders Agreements, as the same may be amended, modified or supplemented from time to time, provided that no single Person (together with its Affiliates), other than the Permitted Holders and their Related Parties, is the "beneficial owner" (as such term is used in Section 13(d) of the Exchange
Act), directly or indirectly, of more than 50% of the voting power of the issued and outstanding Capital Stock of TransDigm or Holdings (as applicable) that is "beneficially owned" (as defined above) by such group of investors.

    "PERMITTED HOLDERS" means Odyssey Investment Partners Fund, LP, its Affiliates and any general or limited partners of Odyssey Investment Partners Fund, L.P.

    "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (1) Indebtedness under the notes in an aggregate principal amount not to exceed $125.0 million;

        (2) Indebtedness of TransDigm or any of its Restricted Subsidiaries incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $155.0 million, less:

           (A) the aggregate amount of Indebtedness of Securitization Entities at the time outstanding, less

           (B) the amount of all mandatory principal payments actually made by TransDigm or any such Restricted Subsidiary since the Issue Date with the Net Proceeds of an Asset Sale in respect of term loans under a credit facility (excluding any such payments to the extent refinanced at the time of payment), and

           (C) further reduced by any repayments of revolving credit borrowings under a credit facility with the Net Cash Proceeds of an Asset Sale that are accompanied by a corresponding commitment reduction thereunder; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to the Credit Facilities in accordance with this clause (2) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Credit Facilities in reliance on, and in accordance with, clauses (7), (13) and (14) below;

        (3) other indebtedness of TransDigm and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

        (4) Interest Swap Obligations of TransDigm or any of its Restricted Subsidiaries covering Indebtedness of TransDigm or any of its Restricted Subsidiaries; PROVIDED that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the indenture; and PROVIDED, FURTHER, that such Interest Swap Obligations are entered into, in the judgment of TransDigm, to protect TransDigm or any of its Restricted Subsidiaries from fluctuation in interest rates on its outstanding Indebtedness;

        (5) Indebtedness of TransDigm or any Restricted Subsidiary under Hedging Agreements and Currency Agreements;

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        (6) the incurrence by TransDigm or any of its Restricted Subsidiaries of
    intercompany Indebtedness between or among TransDigm and any such Restricted Subsidiaries; PROVIDED, HOWEVER, that:

           (a) if TransDigm is the obligor on such Indebtedness and the payee is a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes and

           (b) (1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than TransDigm or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either TransDigm or a Restricted Subsidiary thereof (other than by way of granting a Lien permitted under the indenture or in connection with the exercise of remedies by a secured creditor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by TransDigm or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

        (7) Indebtedness (including Capitalized Lease Obligations) incurred by TransDigm or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any person owning such assets) in an aggregate principal amount outstanding not to exceed $5.0 million;

        (8) Refinancing Indebtedness;

        (9) guarantees by TransDigm and its Restricted Subsidiaries of each other's Indebtedness; PROVIDED that such Indebtedness is permitted to be incurred under the indenture and PROVIDED, FURTHER, that in the event such Indebtedness (other than Acquired Indebtedness) is incurred pursuant to the Consolidated Fixed Charge Coverage Ratio, such guarantees are by TransDigm or a Guarantor only;

        (10) Indebtedness arising from agreements of TransDigm or a Restricted Subsidiary of TransDigm providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of TransDigm, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; PROVIDED that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by TransDigm and its Restricted Subsidiaries in connection with such disposition;

        (11) obligations in respect of performance and surety bonds and completion guarantees provided by TransDigm or any Restricted Subsidiary of TransDigm in the ordinary course of business;

        (12) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to TransDigm or any Subsidiary of TransDigm (except for Standard Securitization Undertakings);

        (13) Indebtedness incurred by TransDigm or any of the Guarantors in connection with the acquisition of a Permitted Business which Indebtedness is incurred on or prior to September 30, 1999; PROVIDED that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of TransDigm would be greater than the greater of (x) the Consolidated Fixed Charge Coverage Ratio of TransDigm immediately prior to the incurrence of such Indebtedness and (y) the Consolidated Fixed Charge Coverage Ratio of TransDigm on the Issue Date;

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        (14) additional Indebtedness of TransDigm and its Restricted
    Subsidiaries in an aggregate principal amount does not exceed $10.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a credit facility);

        (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such indebtedness is extinguished within five business days of incurrence; and

        (16) Indebtedness of TransDigm or any of its Restricted Subsidiaries represented by letters of credit for the account of TransDigm or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of TransDigm or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by TransDigm or any Restricted Subsidiary of TransDigm in the ordinary course of business.

    For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, TransDigm shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

    "PERMITTED INVESTMENTS" means:

        (1) Investments by TransDigm or any Restricted Subsidiary of TransDigm in any Restricted Subsidiary of TransDigm (other than a Restricted Subsidiary of TransDigm in which an Affiliate of TransDigm that is not a Restricted Subsidiary of TransDigm holds a minority interest) (whether existing on the Issue Date or created thereafter) or any Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Restricted Subsidiary of TransDigm (other than Restricted Subsidiary of TransDigm in which an Affiliate of TransDigm that is not a Restricted Subsidiary of TransDigm holds a minority interest) or that will merge with or consolidate into TransDigm or a Restricted Subsidiary of TransDigm and Investments in TransDigm by any Restricted Subsidiary of TransDigm;

        (2) investments in cash and Cash Equivalents;

        (3) loans and advances to employees and officers of TransDigm and its Restricted Subsidiaries for bona fide business purposes in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

        (4) Currency Agreements, Hedging Agreements and Interest Swap Obligations entered into in the ordinary course of business and otherwise in compliance with the indenture;

        (5) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

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        (6) Investments made by TransDigm or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

        (7) Investments existing on the Issue Date;

        (8) accounts receivable created or acquired in the ordinary course of business;

        (9) guarantees by TransDigm or a Restricted Subsidiary of TransDigm permitted to be incurred under the indenture;

        (10) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $10.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (11) any Investment by TransDigm or a Subsidiary of TransDigm in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; and

        (12) Investments the payment for which consists exclusively of Qualified Capital Stock of TransDigm.

    "PERMITTED LIENS" means the following types of Liens:

        (1) Liens for taxes, assessments or governmental charges or claims either:

           (a) not delinquent; or

           (b) contested in good faith by appropriate proceedings and as to which TransDigm or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (4) judgment Liens not giving rise to an Event of Default;

        (5) easements, rights-of-way zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of TransDigm or any of its Restricted Subsidiaries;

        (6) any interest or title of a lessor under any Capitalized Lease Obligation;

        (7) purchase money Liens to finance property or assets of TransDigm or any Restricted Subsidiary of TransDigm acquired, constructed or improved in the ordinary course of business; PROVIDED, HOWEVER, that

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           (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of TransDigm or any Restricted Subsidiary of TransDigm other than the property and assets so acquired and

           (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

        (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of TransDigm or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indenture;

        (12) Liens securing Indebtedness under Currency Agreements and Hedging Agreements;

        (13) Liens incurred in the ordinary course of business of TransDigm or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $5.0 million at any one time outstanding;

        (14) Liens on assets transferred to a Securitization Entity or an assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

        (15) leases or subleases granted to others that do not materially interfere with the ordinary course of business of TransDigm and its Restricted Subsidiaries;

        (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

        (17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

        (18) Liens securing Acquired Indebtedness incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant;

        (19) Liens placed upon assets of a Restricted Subsidiary of TransDigm that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the indenture; and

        (20) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (8) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; PROVIDED that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

    "PERMITTED SUBSIDIARY PREFERRED STOCK" means any series of Preferred Stock of a Restricted Subsidiary of TransDigm that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of

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TransDigm and its Restricted Subsidiaries incurred pursuant to clause (14) of the definition of Permitted Indebtedness, does not exceed $5.0 million.

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "PRODUCTIVE ASSETS" means assets (including Capital Stock) that are used or usable by TransDigm and its Restricted Subsidiaries in Permitted Businesses.

    "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from TransDigm or any Subsidiary of TransDigm in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by TransDigm or any of its Restricted Subsidiaries pursuant to which TransDigm or any of its Subsidiaries may sell, convey or otherwise transfer to:

        (1) a Securitization Entity (in the case of a transfer by TransDigm or any of its Restricted Subsidiaries); and

        (2) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of TransDigm or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with assets securitization transactions involving accounts receivable and equipment.

    "RECAPITALIZATION" means the recapitalization of Holdings consummated on the Issue Date.

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; PROVIDED that any such event shall not:

        (1) directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness, except to the extent such increase is a result of a simultaneous incurrence of additional
    Indebtedness:

           (a) to pay Required Premiums and related fees; or

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           (b) otherwise permitted to be incurred under the indenture; and

        (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold.

    "RELATED PARTY" with respect to any Permitted Holder means:

        (a)(1) any spouse, sibling, parent or child of such Permitted Holder; or

        (2) the estate of any Permitted Holder during any period in which such estate holds Capital Stock of TransDigm for the benefit of any Person referred to in clause (a)(1); or

        (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing partner or managing member of which is, one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a).

    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

    "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to TransDigm or a Restricted Subsidiary of any property, whether owned by TransDigm or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by TransDigm or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

    "SECURITIZATION ENTITY" means a Wholly Owned Subsidiary of TransDigm (or another Person in which TransDigm or any Subsidiary of TransDigm makes an Investment and to which TransDigm or any Subsidiary of TransDigm transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of TransDigm (as provided below) as a Securitization Entity:

        (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

           (a) is guaranteed by TransDigm or any Restricted Subsidiary of TransDigm (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings;

           (b) is recourse to or obligates TransDigm or any Restricted Subsidiary of TransDigm in any way other than pursuant to Standard Securitization Undertakings; or

           (c) subjects any property or asset of TransDigm or any Restricted Subsidiary of TransDigm, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

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        (2) with which neither TransDigm nor any Restricted Subsidiary of
    TransDigm has any material contract, agreement, arrangement or understanding other than on terms no less favorable to TransDigm or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of TransDigm, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

        (3) to which neither TransDigm nor any Restricted Subsidiary of TransDigm has any obligations to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

    Any such designation by the Board of Directors of TransDigm shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of TransDigm giving effect to such designation and an Officers' Certificate certifying that such designation complied with foregoing conditions.

    "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of TransDigm or any Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

        (x) all monetary obligations of every nature of TransDigm or any Guarantor under the Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

        (y) all Interest Swap Obligations (and guarantees thereof); and

        (z) all obligations (and guarantees thereof) under Currency Agreements and Hedging Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

    Notwithstanding the foregoing, "Senior Debt" shall not include:

           (i) any Indebtedness of TransDigm or a Guarantor to TransDigm or to a Subsidiary of TransDigm;

           (ii) other than the Holdings PIK Notes, any Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of TransDigm or any Subsidiary of TransDigm (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Facilities (including the Credit Facility);

           (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

           (iv) Indebtedness represented by Disqualified Capital Stock;

           (v) any liability for federal, state, local or other taxes owed or owing by TransDigm;

           (vi) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the

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       holder(s) of such obligation or their representative and the Trustee shall have received an Officer's Certificate of TransDigm to the effect that the incurrence of such Indebtedness does not (or in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made) would not violate such provisions of the indenture;

           (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to TransDigm; and

           (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of TransDigm.

    "SIGNIFICANT SUBSIDIARY," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by TransDigm or any subsidiary of TransDigm which are reasonably customary in an accounts receivable or equipment transaction.

    "STOCKHOLDERS AGREEMENTS" means those certain stockholders agreements entered into in connection with the Recapitalization.

    "SUBSIDIARY," with respect to any Person, means:

        (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly by such Person; or

        (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

    "TAX ALLOCATION AGREEMENT" means the tax allocation agreement dated as of the Issue Date between Holdings and TransDigm.

    "TOTAL ASSETS" means the total consolidated assets of TransDigm and its Restricted Subsidiaries, as set forth on TransDigm's most recent consolidated balance sheet.

    "U.S. SUBSIDIARY" means any Subsidiary of TransDigm that is incorporated under the laws of the United States or any State thereof or the District of Columbia.

    "UNRESTRICTED SUBSIDIARY" of any Person means:

        (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

        (2) any Subsidiary of an Unrestricted Subsidiary.

    The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, TransDigm or any other Subsidiary of TransDigm that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that:

        (1) TransDigm certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

        (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become

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    directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of TransDigm or any of its Restricted Subsidiaries.

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, TransDigm is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and
(y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1) the then outstanding aggregate principal amount of such Indebtedness; into

        (2) the sum of the total of the products obtained by multiplying;

           (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

           (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

    "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

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                         BOOK-ENTRY; DELIVERY AND FORM

    Except as described herein under the heading "--Certificated Securities," exchange notes will initially be represented by one or more permanent global exchange notes in fully registered form without interest coupons, which we refer to as the global notes, and will be deposited with the Trustee as custodian for The Depositary Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC.

THE GLOBAL NOTES

    We expect that pursuant to procedures established by DTC (1) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (2) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants.

    So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture.

    Payments of the principal of, premium (if any), and interest (including additional interest) on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including additional interest) on the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell exchange notes to persons in states that require physical delivery of the exchange notes, or to pledge such securities, such holder must transfer its interest in the global notes, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

    DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose accounts the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of exchange notes as to which such participant or participants has or have given such direction. However, if there is

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an event of default under the indenture applicable to any global notes, DTC will exchange the global notes for certificated securities, which it will distribute to its participants.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

    Certificated securities shall be issued in exchange for the old notes in the exchange offer or for beneficial interests in the global notes, in each case, if requested by a holder of such old note or such beneficial interests, respectively. In addition, certificated securities shall be issued in exchange for beneficial interests in the global notes if DTC is at any time unwilling or unable to continue as a depository for the global notes and a successor depository is not appointed by us within 90 days.

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                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will, for a period of up to 195 days after the exchange offer registration statement is declared effective by the Commission, make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of up to 195 days after the exchange offer registration statement is declared effective by the Commission, we will promptly send additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of certain material United States federal income tax consequences relevant to the exchange of the old notes pursuant to this exchange offer and the ownership and disposition of the exchange notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, United States Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as financial institutions, banks, partnerships and other pass-through entities, United States expatriates, insurance companies, dealers in securities or currencies, traders in securities, United States Holders (defined below) whose functional currency is not the United States dollar, tax-exempt organizations and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. In addition, this discussion assumes that the notes are properly characterized as debt for United States federal income tax purposes. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code.

    As used herein, "United States Holder" means a beneficial owner of the notes who or that is, for United States federal income tax purposes:

    - an individual that is a citizen or resident of the United States;

    - a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or a political subdivision thereof;

    - an estate, the income of which is subject to United States federal income tax regardless of its source; or

    - a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, it has elected to continue to be treated as a United States person.

    If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences.

    We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the old notes pursuant to this exchange offer or the ownership or disposition of the exchange notes or that any such position would not be sustained.

HOLDERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

    The exchange of the old notes for the exchange notes in the exchange offer should not be treated as an "exchange" for federal income tax purposes, because the exchange notes should not be considered to differ materially in kind or extent from the old notes. Accordingly, the exchange of old notes for exchange notes should not be a taxable event to holders for federal income tax purposes.

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Moreover, the exchange notes should have the same tax attributes as the old notes and the same tax consequences to holders as the old notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period. Therefore, references to "notes" apply equally to the exchange notes and the old notes.

UNITED STATES HOLDERS

INTEREST

    Payments of stated interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder's method of accounting for United States federal income tax purposes.

    We intend to take the position that the notes should not be treated as contingent payment debt instruments because of any premium or similar amounts in excess of the principal and the stated interest that may become payable upon a repurchase of the notes and, therefore, such premium or similar amounts are not taken into account in United States Holders' income until such amounts become payable. However, the IRS may take a different position, which could affect the timing of both a United States Holder's recognition of income and the availability of our deduction with respect to such additional amounts.

MARKET DISCOUNT

    If a United States Holder acquires a note at a cost that is less than the stated redemption price at maturity, the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years until maturity (from the date of acquisition).

    Under the market discount rules of the Code, a United States Holder is required to treat any gain on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of the accrued market discount that has not been previously included in income. Thus, principal payments and payments received upon the sale or exchange of a note are treated as ordinary income to the extent of accrued market discount that has not been previously included in income. If a United States Holder disposes of a note with market discount in certain otherwise nontaxable transactions, such holder may be required to include accrued market discount as ordinary income as if the holder had sold the note at its then fair market value.

    In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

    With respect to notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments that a U.S. holder acquires on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

AMORTIZABLE BOND PREMIUM

    In general, if a United States Holder purchases a note for an amount in excess of the stated principal amount of the note, such excess will constitute bond premium. A United States Holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method (ignoring our option to redeem the notes at 100% of the principal amount) as an offset to interest when includible in income under its regular accounting method. The notes are subject to call

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provisions at our option at various times, as described in this prospectus under
"Description of the Exchange Notes--Redemption." A United States Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If such holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize on disposition of the note. An election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. United States Holders should consult their own tax advisors before making this election.

THE RULES GOVERNING AMORTIZABLE BOND PREMIUM ARE COMPLICATED, AND UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THESE RULES.

SALE OR OTHER TAXABLE DISPOSITION OF THE NOTES

    A United States Holder will recognize gain or loss on the sale, exchange (other than pursuant to a tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder's income) and the United States Holder's adjusted tax basis in the note. A United States Holder's adjusted basis in a note generally will be the United States Holder's cost therefor, reduced by the amount of amortized bond premium, if any, and increased by the amount of market discount, if any, previously included in income in respect of the note. This gain or loss generally will be a capital gain or loss, except as described under "Market Discount" above, and if the United States Holder is an individual that has held the note for more than one year, such capital gain will generally be subject to tax at a maximum rate of 20%, or 18% if such holder has held the notes for more than five years. A United States Holder's ability to deduct capital losses may be limited.

BACKUP WITHHOLDING

    A United States Holder may be subject to information reporting and/or backup withholding tax (at a rate of up to 30%) when such holder receives interest and principal payments on the notes held or upon the proceeds received upon the sale or other taxable disposition of such notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

    - fails to furnish its taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number;

    - furnishes an incorrect TIN;

    - is notified by the IRS that it has failed to properly report payments of interest or dividends; or

    - fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

    United States Holders should consult their personal tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

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NON-UNITED STATES HOLDERS

DEFINITION OF NON-UNITED STATES HOLDERS; INTEREST PAYMENTS AND GAINS FROM
  DISPOSITIONS

    A "non-United States Holder" is a beneficial owner of the notes who, for United States federal income tax purposes, is a nonresident alien or a corporation, trust or estate that is not a United States Holder.

    Interest paid to a non-United States Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) under the so-called "portfolio interest exception" provided that such interest is not effectively connected with a trade or business in the United States and:

    - such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock that are entitled to vote within the meaning of the Code and the United States Treasury Regulations;

    - such holder is not a controlled foreign corporation that is related to us directly or constructively through stock ownership and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

    - either (1) the non-United States Holder certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the non-United States Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-United States Holder, has received IRS Form W-8BEN or other successor form from the non-United States Holder or from another qualifying institutional intermediary and provides us or our paying agent with a copy of such statement.

    Special rules are applicable to intermediaries and partnerships and holders should consult their tax advisors regarding the certification requirements applicable to intermediaries and partnerships. If the non-United States Holder cannot satisfy the requirements described above, payments of such interest will be subject to the 30% (or lower applicable treaty rate) United States federal withholding tax, unless the non-United States Holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or
(2) IRS Form W-8ECI (or successor form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the non-United States Holder's conduct of a trade or business in the United States.

    Any premium or similar amounts in excess of the principal and the stated interest that may become payable upon a repurchase of the notes may be treated as amounts realized with respect to a sale or exchange of the notes, or as income subject to the United States federal withholding tax. A non-United States Holder that is subject to the withholding tax should consult its own tax advisors as to whether it can obtain a refund for all or a portion of the withholding tax.

    A non-United States Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note that is not effectively connected to a trade or business in the United States. However, a non-United States Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

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    If interest or gain from a taxable disposition of the notes is effectively connected with a non-United States Holder's conduct of a United States trade or business, and, if an income tax treaty applies, the non-United States Holder maintains a United States "permanent establishment" to which the interest or gain is generally attributable, the non-United States Holder may be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a "branch profits tax" equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the taxable disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Backup withholding will generally not apply to payments made by us or our paying agents, in their capacities as such, to a non-United States Holder of a note provided that we or our paying agents do not have actual knowledge or reason to know that such holder is a United States person and, if the holder has provided the required certification that it is not a United States person as described above. However, certain information reporting may still apply with respect to interest payments even if certification is provided. Payments of the proceeds from a disposition by a non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

    - a United States person;

    - a controlled foreign corporation for United States federal income tax purposes;

    - a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

    - a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

    Payment of the proceeds from a disposition by a non-United States Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

    Non-United States Holders should consult their own tax advisors regarding the application of withholding and backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if we or our agent (or other payor) knows or has reasons to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a non-United States Holder will be allowed as a credit against the holder's United States federal income tax liability or may claim a refund, provided the required information is furnished timely to the IRS.

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                                    EXPERTS

    The consolidated financial statements of TransDigm Holding Company as of September 30, 2001 and 2000, and for the years ended September 30, 2001, 2000 and 1999, included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of Federal-Mogul Aviation Inc., a division of Federal-Mogul Ignition Company that we acquired on May 31, 2001 (which we refer to as Champion Aerospace), as of December 31, 2000 and 1999 and for the years then ended, the period from October 10, 1998 through December 31, 1998 and the financial statements of the Aviation Division of the Cooper Automotive Division of Cooper Industries (the "Predecessor") for the period from January 1, 1998 through October 9, 1998 included in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the exchange notes offered hereby will be passed upon for us by Latham & Watkins, New York, New York. Certain partners at Latham & Watkins own equity interests in an entity that owns equity of Holdings.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
TRANSDIGM HOLDING COMPANY
Report of Deloitte & Touche LLP, Independent Auditors.......     F-2
Consolidated Balance Sheets as of September 30, 2001 and
  2000......................................................     F-3
Consolidated Statements of Operations for the years ended
  September 30, 2001, 2000 and 1999.........................     F-4
Consolidated Statements of Changes in Stockholders' Equity
  (Deficiency) for the years ended September 30, 2001, 2000
  and 1999..................................................     F-5
Consolidated Statements of Cash Flows for the years ended
  September 30, 2001,
  2000 and 1999.............................................     F-6
Notes to Consolidated Financial Statements for the years
  ended September 30, 2001,
  2000 and 1999.............................................     F-7
Unaudited Consolidated Balance Sheets as of March 30, 2002
  and September 30, 2001....................................    F-32
Unaudited Consolidated Statements of Income for the thirteen and twenty-six week periods ended March 30, 2002 and
  March 31, 2001............................................    F-33
Unaudited Consolidated Statements of Changes in
  Stockholders' Equity (Deficiency) for the twenty-six week
  period ended March 30, 2002...............................    F-34
Unaudited Consolidated Statements of Cash Flows for the
  twenty-six week periods ended
  March 30, 2002 and March 31, 2001.........................    F-35
Notes to the Consolidated Financial Statements for the
  thirteen and twenty-six week periods ended March 30, 2002
  and March 31, 2001........................................    F-36

SUPPLEMENTARY DATA:
Report of Deloitte & Touche LLP, Independent Auditors.......    F-45
Valuation and Qualifying Accounts for the years ended
  September 30, 2001, 2000 and 1999.........................    F-46

FEDERAL-MOGUL AVIATION, INC.
Report of Ernst & Young LLP, Independent Auditors...........    F-47
Statements of Operations for the years ended December 31,
  2000 and 1999, for the period from October 10, 1998
  through December 31, 1998 and for the Aviation Division of the Cooper Automated Division of Cooper Industries (the
  Predecessor) for the period from January 1, 1998 to
  October 9, 1998...........................................    F-48
Balance Sheets as of December 31, 2000 and 1999.............    F-49
Statements of Cash Flows for the years ended December 31,
  2000 and 1999, for the period from October 10, 1998
  through December 31, 1998 and for the Aviation Division of the Cooper Automated Division of Cooper Industries (the
  Predecessor) for the period from January 1, 1998 to
  October 9, 1998...........................................    F-50
Notes to Financial Statements as of December 31, 2000 and
  1999, for the years ended December 31, 2000 and 1999, for
  the period from October 10, 1998 through December 31,
  1998 and for the Aviation Division of the Cooper Automated
  Division of Cooper Industries (the Predecessor) for the
  period from January 1, 1998 to October 9, 1998............    F-51
Unaudited Balance Sheets as of March 31, 2001 and
  December 31, 2000.........................................    F-56
Unaudited Statements of Operations for the thirteen-week
  periods ended March 31, 2001 and 2000.....................    F-57
Unaudited Statements of Cash Flows for the thirteen-week
  periods ended March 31, 2001 and 2000.....................    F-58
Notes to Financial Statements as of March 31, 2001 and
  December 31, 2000 and for the thirteen-week periods ended
  March 31, 2001 and 2000...................................    F-59

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of TransDigm Holding Company

We have audited the accompanying consolidated balance sheets of TransDigm Holding Company and subsidiaries (the "Company") as of September 30, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of TransDigm Holding Company and subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
December 1, 2001 (except for Notes 19 and 20 for which the date is June 7, 2002)

                           TRANSDIGM HOLDING COMPANY

                          CONSOLIDATED BALANCE SHEETS

                       AS OF SEPTEMBER 30, 2001 AND 2000
                           (IN THOUSANDS OF DOLLARS)

                                                                2001        2000
                                                              ---------   ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  11,221   $   4,309
  Accounts receivable--net (Note 4).........................     40,215      26,796
  Inventories (Note 5)......................................     47,872      32,889
  Income taxes refundable...................................                  1,796
  Deferred income taxes (Note 12)...........................      9,749       5,197
  Prepaid expenses and other................................        447         535
                                                              ---------   ---------
    Total current assets....................................    109,504      71,522
PROPERTY, PLANT AND EQUIPMENT--Net (Note 6).................     42,095      25,029
INTANGIBLE ASSETS--Net (Note 7).............................    203,858      56,957
DEBT ISSUE COSTS--Net.......................................     12,494       9,400
DEFERRED INCOME TAXES AND OTHER (Note 12)...................      4,947       5,925
                                                              ---------   ---------
TOTAL ASSETS................................................  $ 372,898   $ 168,833
                                                              =========   =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
  Current portion of long-term liabilities (Notes 9 and
    11).....................................................  $  15,822   $  10,953
  Accounts payable..........................................      9,181       5,672
  Accrued liabilities (Note 8)..............................     28,829      15,460
                                                              ---------   ---------
    Total current liabilities...............................     53,832      32,085
LONG-TERM DEBT--Less current portion (Note 9)...............    399,587     250,648
OTHER NON-CURRENT LIABILITIES (Note 11).....................      8,033       3,138
                                                              ---------   ---------
    Total liabilities.......................................    461,452     285,871
                                                              ---------   ---------
CUMULATIVE REDEEMABLE PREFERRED STOCK (Note 13).............     13,222
                                                              ---------   ---------
REDEEMABLE COMMON STOCK (Note 13)...........................      1,612       1,371
                                                              ---------   ---------
STOCKHOLDERS' DEFICIENCY:
  Common stock, $.01 par value (Note 13)....................    102,080     102,156
  Warrants (Note 13)........................................      1,934
  Retained deficit..........................................   (206,901)   (220,115)
  Accumulated other comprehensive loss......................       (501)       (450)
                                                              ---------   ---------
    Total stockholders' deficiency..........................   (103,388)   (118,409)
                                                              ---------   ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY..............  $ 372,898   $ 168,833
                                                              =========   =========

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                           (IN THOUSANDS OF DOLLARS)

                                                                YEARS ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
NET SALES (Note 4)..........................................  $200,773   $150,457   $130,818

COST OF SALES (Including charge of $6,639, $185, and $1,143
  in 2001, 2000, and 1999, respectively, due to inventory
  purchase accounting adjustments) (Note 2).................   118,525     82,193     69,951
                                                              --------   --------   --------

GROSS PROFIT................................................    82,248     68,264     60,867
                                                              --------   --------   --------

OPERATING EXPENSES:
  Selling and administrative................................    20,669     16,799     13,620
  Amortization of intangibles...............................     2,966      1,843      2,063
  Research and development..................................     2,943      2,308      2,139
  Merger expenses (Note 1)..................................                          40,012
                                                              --------   --------   --------
    Total operating expenses................................    26,578     20,950     57,834
                                                              --------   --------   --------

INCOME FROM OPERATIONS......................................    55,670     47,314      3,033

INTEREST EXPENSE--NET.......................................    31,926     28,563     22,722
                                                              --------   --------   --------

INCOME (LOSS) BEFORE INCOME TAXES...........................    23,744     18,751    (19,689)

INCOME TAX PROVISION (BENEFIT) (Note 12)....................     9,386      7,972     (2,772)
                                                              --------   --------   --------

NET INCOME (LOSS)...........................................  $ 14,358   $ 10,779   $(16,917)
                                                              ========   ========   ========

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                           (IN THOUSANDS OF DOLLARS)

                                                                           ACCUMULATED
                                                              RETAINED        OTHER
                                         COMMON               EARNINGS    COMPREHENSIVE
                                         STOCK     WARRANTS   (DEFICIT)   INCOME (LOSS)     TOTAL
                                        --------   --------   ---------   -------------   ---------
BALANCE, OCTOBER 1, 1998..............  $ 24,281              $  12,900       $(754)      $  36,427
                                                                                          ---------
Comprehensive Loss:
  Net loss............................                          (16,917)                    (16,917)
  Other comprehensive income..........                                          272             272
                                                                                          ---------
    Comprehensive loss................                                                      (16,645)
Issuance of common stock..............   100,652                                            100,652
Payment of consideration in
  recapitalization....................   (22,808)              (224,356)                   (247,164)
Purchase of common stock..............       (28)                                               (28)
Adjustment of redeemable common
  stock...............................                             (864)                       (864)
                                        --------   --------   ---------       -----       ---------

BALANCE, SEPTEMBER 30, 1999...........   102,097               (229,237)       (482)       (127,622)
                                                                                          ---------
Comprehensive Income:
  Net income..........................                           10,779                      10,779
  Other comprehensive income..........                                           32              32
                                                                                          ---------
    Comprehensive income..............                                                       10,811
Exercise of stock options.............       274                                                274
Income tax benefit from stock
  options.............................       460                                                460
Adjustment of redeemable common
  stock...............................      (675)                (1,657)                     (2,332)
                                        --------   --------   ---------       -----       ---------

BALANCE, SEPTEMBER 30, 2000...........   102,156               (220,115)       (450)       (118,409)
                                                                                          ---------
Comprehensive Income:
  Net income..........................                           14,358                      14,358
  Other comprehensive loss............                                          (51)            (51)
                                                                                          ---------
    Comprehensive income..............                                                       14,307
Issuance of warrants for purchase of
  common stock........................             $  1,934                                   1,934
Purchase of common stock..............      (125)                                              (125)
Income tax benefit from stock
  options.............................        49                                                 49
Adjustment of redeemable common
  stock...............................                             (256)                       (256)
Cumulative redeemable preferred stock:
  Dividends accrued...................                             (800)                       (800)
  Accretion for original issuance
    discount..........................                              (88)                        (88)
                                        --------   --------   ---------       -----       ---------

BALANCE, SEPTEMBER 30, 2001...........  $102,080   $  1,934   $(206,901)      $(501)      $(103,388)
                                        ========   ========   =========       =====       =========

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN THOUSANDS OF DOLLARS)

                                                                 YEARS ENDED SEPTEMBER 30,
                                                              --------------------------------
                                                                2001        2000       1999
                                                              ---------   --------   ---------
OPERATING ACTIVITIES:
  Net income (loss).........................................  $  14,358   $10,779    $ (16,917)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation............................................      5,680     4,669        4,311
    Amortization of intangibles.............................      2,966     1,843        2,063
    Amortization of debt issue costs........................      1,946     1,705        2,165
    Interest deferral on Holdings PIK Notes.................      2,958     2,639        2,000
    Deferred income taxes...................................        147     1,684       (1,078)
    Changes in assets and liabilities, net of effects from
     acquisition of businesses (Note 2):
      Accounts receivable...................................    (13,331)   (3,970)      (5,234)
      Inventories...........................................      4,530    (2,337)        (842)
      Refundable income taxes...............................      1,796     1,323
      Prepaid expenses and other assets.....................        382      (679)      (2,500)
      Accounts payable......................................       (947)      191         (744)
      Accrued and other liabilities.........................      2,276    (1,542)         557
                                                              ---------   -------    ---------
  Net cash provided by (used in) operating activities.......     22,761    16,305      (16,219)
                                                              ---------   -------    ---------

INVESTING ACTIVITIES:
  Capital expenditures......................................     (4,486)   (4,368)      (3,043)
  Acquisition of Champion Aviation (Note 2).................   (162,318)
  Acquisition of Honeywell product line (Note 2)............     (6,784)
  Acquisition of ZMP, Inc. (Note 2).........................                1,648      (41,556)
  Acquisition of Christie Electric Corp. (Note 2)...........               (2,400)
                                                              ---------   -------    ---------
    Net cash used in investing activities...................   (173,588)   (5,120)     (44,599)
                                                              ---------   -------    ---------

FINANCING ACTIVITIES:
  Borrowings under credit facility, net of fees of $5,040 in
    2001 and $5,361 in 1999.................................    157,560                118,639
  Proceeds from subordinated notes, net of fees of $6,868...                           118,132
  Proceeds from exercise of stock options and issuance of
    common stock, including redeemable common stock.........                  295      100,998
  Proceeds from Holdings PIK Notes and common stock, net of
    fees of $341............................................                            19,659
  Proceeds from issuance of cumulative redeemable preferred
    stock and warrants, net of fees of $733 (Note 2)........     14,267
  Payment of consideration in recapitalization -common stock
    and warrants............................................                          (263,896)
  Repayment of amounts borrowed under credit facility.......    (13,949)   (7,595)     (49,443)
  Purchase of common stock, including redeemable common
    stock...................................................       (139)   (2,305)         (28)
                                                              ---------   -------    ---------
    Net cash provided by (used in) financing activities.....    157,739    (9,605)      44,061
                                                              ---------   -------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      6,912     1,580      (16,757)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................      4,309     2,729       19,486
                                                              ---------   -------    ---------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $  11,221   $ 4,309    $   2,729
                                                              =========   =======    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................  $  26,078   $23,955    $  14,955
                                                              =========   =======    =========
  Cash paid during the year for income taxes................  $   6,200   $ 5,004    $   1,195
                                                              =========   =======    =========

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

1. DESCRIPTION OF THE BUSINESS AND MERGER

    DESCRIPTION OF THE BUSINESS--TransDigm Holding Company ("Holdings"), through its wholly-owned operating subsidiary, TransDigm Inc. ("TransDigm"), is a premier supplier of engineered power system and airframe components servicing predominantly the aerospace industry. TransDigm, which includes the AeroControlex and AdelWiggens Groups, along with its wholly-owned subsidiaries, Champion Aerospace Inc. ("Champion"), Marathon Power Technologies Company ("Marathon"), ZMP, Inc. ("ZMP"), and Adams Rite Aerospace, Inc. ("Adams Rite") (collectively, the "Company") offers a broad line of proprietary aerospace components. Major product offerings in the Power System Components categories include ignition system components, fuel and lube pumps, mechanical controls, and batteries and chargers. Major product offerings in the Airframe System Components categories include engineered connectors, engineered latches, and lavatory hardware and components.

    MERGER--On December 3, 1998, Phase II Acquisition Corp. ("Acquiror"), an entity formed by affiliates of Odyssey Investment Partners, LP ("Odyssey"), and Holdings consummated a definitive agreement and plan of merger (the "Merger Agreement" or the "Merger"). Pursuant to the terms of the Merger, Acquiror was merged with and into Holdings, with Holdings being the surviving corporation in the Merger (the "Surviving Corporation"). In the Merger, owners of Holdings' outstanding common stock received, in exchange for each outstanding share of common stock (except for shares held directly or indirectly by Holdings or the Rolled Shares, as defined below), the "Per Share Merger Consideration," as defined in the Merger Agreement. The aggregate consideration payable pursuant to the Merger, including amounts payable to holders of options and warrants, was approximately $299.7 million.

    In connection with the Merger, KIA IV-TD, LLC and Kelso Equity Partners II, LP (collectively, "Kelso") retained approximately 15.4% of the Surviving Corporation's outstanding common stock (the "Rolled Shares"). In addition, certain members of management of Holdings agreed, in connection with and as a condition to entering into the Merger Agreement, to roll over stock options with an estimated gross and net value of approximately $17.2 million and $13.7 million, respectively. The Merger was treated as a recapitalization (the "Recapitalization") for financial reporting purposes, which had no impact on the historical basis of Holdings' consolidated assets and liabilities.

    Simultaneously with the Merger, Holdings and TransDigm refinanced all of their existing debt. The Merger, the refinancing and payment of fees and expenses were funded by (i) existing cash balances, (ii) investments by Odyssey of $100.2 million, (iii) funds from a new $120 million Senior credit facility,
(iv) funds from $125 million Senior Subordinated Notes, and (v) Holdings PIK Notes of $20 million issued to certain stockholders. The Senior credit facility has been subsequently increased to $293 million in connection with the Champion Aviation Products acquisition (see Note 2).

    In connection with the Merger, the Company incurred a one-time charge of approximately $40 million during fiscal 1999 consisting primarily of compensation costs recognized as a result of the cancellation of certain stock options, the costs of terminating a financial advisory services agreement, the write-off of deferred financing costs and professional advisory fees.

    Separate financial statements of TransDigm are not presented since the Senior Subordinated Notes are guaranteed by Holdings and all direct and indirect subsidiaries of TransDigm and since Holdings has no operations or assets separate from its investment in TransDigm.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

2. ACQUISITIONS

    CHAMPION AVIATION--Through a newly-formed, wholly-owned subsidiary, Champion Aerospace Inc., TransDigm acquired substantially all of the assets and certain liabilities of the Champion Aviation Products ("Champion Aviation") business on May 31, 2001 (the "Acquisition"), from Federal Mogul Ignition Company ("Federal-Mogul"), a wholly-owned subsidiary of Federal-Mogul Corporation, for approximately $160.1 million in cash, subject to adjustment based on the level of acquired working capital as of the closing of the Acquisition. Champion Aviation is engaged in researching, designing, developing, engineering, manufacturing, marketing, distributing and selling ignition systems and related components and other products (including, without limitation, igniters, spark plugs, and exciters) for turbine and piston aircraft applications as well as other aerospace engine and industrial applications.

    The purchase price consideration of $160.1 million in cash and $2.2 million of costs associated with the Acquisition was funded through:
(1) $147.6 million of new borrowings under the Company's existing Senior credit facility, (2) $14.3 million received (net of fees of $.7 million) from the issuance of $15 million of Holdings' 16 percent Cumulative Redeemable Preferred Stock (see Note 13) and warrants to purchase 1,381.87 shares of Holdings' common stock (see Note 13), and (3) the use of $.4 million of the Company's existing cash balances. TransDigm also borrowed an additional $15 million under the Senior credit facility to pay $5 million of debt issuance costs and provide
$10 million of working capital for future operations.

    Approximately $2.6 million of the additional borrowings were obtained under the Company's revolving credit line, $45 million was added to the Company's existing Tranche B Facility, and $115 million was borrowed in the form of a new Tranche C Facility maturing in May 2007 under the Senior credit facility.

    The Company accounted for the Acquisition as a purchase and included the results of operations of the acquired business in its fiscal 2001 consolidated financial statements from the effective date of the Acquisition. The purchase price was allocated based on a preliminary determination, which is subject to adjustment, of estimated fair values at the date of the Acquisition and resulted in goodwill of approximately $134 million being recorded on the Company's consolidated balance sheet. This goodwill is being amortized on a straight-line basis over forty years.

    The following table summarizes the unaudited, consolidated pro forma results of operations of the Company, as if the Acquisition had occurred at the beginning of the years ended September 30 (in thousands):

                                                            2001       2000
                                                          --------   --------
Net sales...............................................  $247,803   $219,073
Operating income........................................    65,192     60,879
Net income..............................................    14,731     10,380

    This pro forma information is not necessarily indicative of the results that actually would have been obtained if the operations had been combined as of the beginning of the years presented and is not intended to be a projection of future results.

    HONEYWELL PRODUCT LINE--During December 2000, the Company entered into agreements with Honeywell International, Inc. ("Honeywell") to purchase certain inventory of Honeywell's lubrication

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

2. ACQUISITIONS (CONTINUED)
and scavenge pump product line for $4.5 million, along with an option to enter into an exclusive, worldwide license agreement to produce and sell such products for at least forty years and to buy certain related assets. The cost of the option was not significant.

    During January 2001, the Company exercised the option and, on March 26, 2001, the Company executed the license agreement, acquired the related assets (including additional inventory of approximately $1.4 million), and entered into a five year supply agreement with Honeywell in return for a cash payment of $6.6 million at closing and a commitment to make future, specified (see
Note 11) and variable royalty payments under the license agreement.

    The Company accounted for the acquisition as a purchase and has included the results of operations of the acquired product line (which were not material through September 30, 2001) in its fiscal 2001 consolidated financial statements from the effective date of the acquisition. The closing of the option transaction was recorded in March 2001 based on a preliminary determination, which is subject to adjustment, of the estimated fair values of the assets and liabilities acquired as a result of the transaction. Intangible assets of $15.7 million, consisting of the license agreement and goodwill that were recorded as a result of the acquisition are being amortized on a straight-line basis over twenty years.

    The purchase price of the inventory acquired from Honeywell in both December 2000 and March 2001 is subject to adjustment based upon a final determination of the value acquired, as defined.

    Pro forma net sales and results of operations for this acquisition, had the acquisition occurred at the beginning of the years ended September 30, 2001 and 2000, are not significant and, accordingly, are not provided.

    CHRISTIE ELECTRIC CORP.--On March 8, 2000, Marathon acquired all of the issued and outstanding common shares of Christie Electric Corp. ("Christie") for $2.4 million. The Company accounted for the acquisition as a purchase and included the results of operations of Christie, which are not material to the Company's consolidated results of operations, in its fiscal 2000 consolidated financial statements from the effective date of acquisition. Goodwill of $1.8 million, which resulted from the acquisition, is being amortized on a straight-line basis over forty years.

    ZMP, INC. AND ADAMS RITE AEROSPACE, INC.--On April 23, 1999, TransDigm acquired all of the outstanding common stock of ZMP, the corporate parent of Adams Rite, through a merger. Adams Rite manufactures mechanical hardware, fluid controls, lavatory hardware, electromechanical controls and oxygen systems related products. The purchase price for the acquisition was $41 million, subject to adjustment for changes in working capital and other matters as defined in the merger agreement. The acquisition was funded through $36 million of additional borrowings under the Company's credit facility and the use of approximately $5 million of the Company's cash balances. During the year ended September 30, 2000, the Company received a purchase price adjustment of $1.6 million, net of expenses. As a result of the acquisition, ZMP and Adams Rite became wholly-owned subsidiaries of TransDigm.

    The Company accounted for the acquisition as a purchase and included the results of operations of the acquired companies in the accompanying fiscal 1999 consolidated financial statements from the

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

2. ACQUISITIONS (CONTINUED)
effective date of the acquisition. The purchase price (including related expenses) was allocated based on a determination of estimated fair values at the date of the acquisition and resulted in goodwill of approximately $24 million being recorded on the Company's consolidated balance sheet. This goodwill is being amortized on a straight-line basis over forty years.

    The following table summarizes the unaudited, consolidated pro-forma results of operations, as if the acquisition had occurred at the beginning of the year ended September 30, 1999 (in thousands):

Net sales...................................................  $151,624
Income from operations......................................     1,913
Net loss....................................................   (18,646)

    The consolidated pro-forma operating loss for the year ended September 30, 1999 includes the following charges recognized by Adams Rite prior to the acquisition: (1) $1.4 million ($.84 million after tax) for compensation expense recognized in connection with a common stock warrant granted to its former chief executive officer and (2) $.8 million ($.8 million after tax) for costs directly related to the acquisition.

    This pro-forma information is not necessarily indicative of the results that actually would have been obtained if the operations had been combined as of the beginning of the year presented and is not intended to be a projection of future results.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION--The accompanying consolidated financial statements include the accounts of TransDigm Holding Company and subsidiaries. All significant intercompany balances and transactions have been eliminated.

    REVENUE RECOGNITION--Revenue is recognized when products are shipped to the customer. Any anticipated losses on contracts are charged to earnings when identified.

    CASH EQUIVALENTS--The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS--The Company reserves for amounts determined to be uncollectible based on specific identification and historical experience.

    INVENTORIES--Inventories are stated at the lower of cost or market. Cost of inventories is determined by the average cost and the first-in, first-out (FIFO) methods. Provision for potentially obsolete or slow-moving inventory is made based on management's analysis of inventory levels and future sales forecasts. In accordance with industry practice, all inventories are classified as current assets even though a portion of the inventories may not be sold within one year.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates based on the estimated useful lives of the assets.

    DEBT ISSUE COSTS AND DISCOUNTS--The cost of obtaining financing as well as debt discounts are amortized using the interest method over the terms of the respective debt issues.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INTANGIBLE ASSETS--Intangible assets are amortized on a straight-line basis over their respective estimated useful lives ranging from 5 to 40 years. The Company assesses the recoverability of intangibles by determining whether the amortization over the remaining life can be recovered through projected, undiscounted, cash flows from future operations.

    INCOME TAXES--The Company accounts for income taxes using an asset and liability approach. Deferred taxes are recorded for the difference between the book and tax basis of various assets and liabilities.

    PRODUCT WARRANTY COSTS--The Company generally provides a one year warranty on certain products beginning on the date the product is installed on an aircraft. A provision for estimated sales returns and the cost of repairs is recorded at the time of sale and periodically adjusted to reflect actual experience.

    ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    COMPREHENSIVE INCOME (LOSS)--The Company's accumulated other comprehensive income (loss), consisting principally of its minimum pension liability adjustment, is reported separately in the accompanying consolidated balance sheets and statements of changes in stockholders' equity (deficiency), net of taxes of ($404,000), ($317,000), and ($390,000) at September 30, 2001, 2001, and
1999, respectively.

    SEGMENT REPORTING--The Company's principal business, aircraft component supplier, is reported as one segment. Substantially all of the Company's operations are located within the United States.

    RECLASSIFICATIONS--Certain reclassifications have been made to the 2000 financial statements to conform to the classifications used in 2001.

4. SALES AND ACCOUNTS RECEIVABLE

    SALES--The Company's sales and receivables are concentrated in the aerospace industry. The major customers for Power System Components include commercial and defense aftermarket end users of engines and APUs, engine and APU OEMs, and regional and business jet manufacturers and end users. The major customers for Airframe System Components include commercial and defense aftermarket end users, commercial transport OEMs, and regional and business jet manufacturers and end users.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

4. SALES AND ACCOUNTS RECEIVABLE (CONTINUED)
    Information concerning the Company's net sales by its major system component categories is as follows for the years ended September 30 (in thousands):

                                                  2001       2000       1999
                                                --------   --------   --------
Power System Components.......................  $106,811   $ 67,275   $ 68,537
Airframe System Components....................    93,962     83,182     62,281
                                                --------   --------   --------
Total.........................................  $200,773   $150,457   $130,818
                                                ========   ========   ========

    For the year ended September 30, 2001, two customers represented approximately 17% and 8%, respectively, of the Company's net sales. Two customers represented approximately 10% and 9%, respectively, of the Company's net sales during the year ended September 30, 2000 and two customers represented approximately 15% and 14% of the Company's net sales for the year ended September 30, 1999. Export sales to customers, primarily in Western Europe, were $54.8 million in fiscal 2001, $36.2 million in fiscal 2000, and $30.7 million in fiscal 1999.

    ACCOUNTS RECEIVABLE--Accounts receivable consist of the following at September 30 (in thousands):

                                                              2001       2000
                                                            --------   --------
Due from U.S. government or prime contractors under U.S.
  government programs.....................................  $ 3,798    $ 4,571
Commercial customers......................................   37,573     22,596
Allowance for uncollectible accounts......................   (1,156)      (371)
                                                            -------    -------
Accounts receivable--net..................................  $40,215    $26,796
                                                            =======    =======

    Approximately 18% of the Company's receivables at September 30, 2001 were due from two customers. In addition, approximately 24% of the Company's receivables were due from entities which principally operate outside of the United States. Credit is extended based on an evaluation of each customer's financial condition and collateral is generally not required.

5. INVENTORIES

    Inventories consist of the following at September 30 (in thousands):

                                                              2001       2000
                                                            --------   --------
Work-in-progress and finished goods.......................  $36,787    $20,995
Raw materials and purchased component parts...............   18,380     18,325
                                                            -------    -------
  Total...................................................   55,167     39,320
Reserve for excess and obsolete inventory.................   (7,295)    (6,431)
                                                            -------    -------
Inventories--net..........................................  $47,872    $32,889
                                                            =======    =======

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

6. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following at September 30 (in thousands):

                                                            2001       2000
                                                          --------   --------
Land and improvements...................................  $  4,881   $  4,720
Buildings and improvements..............................    20,869     10,687
Machinery and equipment.................................    39,918     30,437
Furniture and fixtures..................................     6,091      4,220
Construction in progress................................       814      1,014
                                                          --------   --------
  Total.................................................    72,573     51,078
Accumulated depreciation................................   (30,478)   (26,049)
                                                          --------   --------
Property, plant and equipment--net......................  $ 42,095   $ 25,029
                                                          ========   ========

7. INTANGIBLE ASSETS

    Intangible assets, net of accumulated amortization, consist of the following at September 30 (in thousands):

                                                             2001       2000
                                                           --------   --------
Goodwill.................................................  $191,630   $56,176
Honeywell license agreement (Note 2).....................    11,946
Technology and other.....................................       282       781
                                                           --------   -------
Total....................................................  $203,858   $56,957
                                                           ========   =======

    Accumulated amortization of intangibles was $23.3 million at September 30, 2001 and $20.3 million at September 30, 2000.

8. ACCRUED LIABILITIES

    Accrued liabilities consist of the following at September 30 (in thousands):

                                                              2001       2000
                                                            --------   --------
Estimated losses on uncompleted contracts.................  $10,233    $ 1,900
Compensation and related benefits.........................    6,650      5,281
Interest..................................................    5,540      4,857
Sales returns and repairs.................................    2,903      1,467
Income taxes payable......................................    1,062
Other.....................................................    2,441      1,955
                                                            -------    -------
Total.....................................................  $28,829    $15,460
                                                            =======    =======

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

9. DEBT

    SUMMARY--The Company's long-term debt consists of the following at September 30 (in thousands):

                                                            2001       2000
                                                          --------   --------
Term loans..............................................  $260,612   $111,962
Senior Subordinated Notes...............................   125,000    125,000
Holdings PIK Notes......................................    27,597     24,639
                                                          --------   --------
  Total debt............................................   413,209    261,601
Current maturities......................................   (13,622)   (10,953)
                                                          --------   --------
Long-term portion.......................................  $399,587   $250,648
                                                          ========   ========

    REVOLVING CREDIT AND TERM LOANS--In connection with the acquisition of Champion Aviation (see Note 2), TransDigm increased its Senior credit facility with a group of financial institutions to $293 million, which consists of (1) a $30 million revolving credit line maturing in November 2004 and (2) a term loan facility in the aggregate of $263 million, consisting of a $43 million Tranche A Facility maturing in 2004, a $105 million Tranche B Facility maturing in 2006, and a $115 million Tranche C Facility maturing in 2007. At September 30, 2001, the Company had $30 million of borrowings (the entire revolving credit line) available under the credit facility.

    The interest rate under the credit facility is, at TransDigm's option, either (A) a floating rate equal to the Base Rate plus the Applicable Margin, as defined in the credit facility; or (B) the Eurodollar Rate for fixed periods of one, two, three, or six months, plus the Applicable Margin. The Credit Facility is subject to mandatory prepayment with a defined percentage of net proceeds from certain asset sales, insurance proceeds or other awards that are payable in connection with the loss, destruction or condemnation of any assets, certain new debt and equity offerings and 50% of excess cash flow (as defined in the credit facility) over a predetermined amount defined in the credit facility. The interest rates on outstanding borrowings at September 30, 2001 ranged from 6.38% to 7.06%.

    All obligations under the Senior credit facility are guaranteed by Holdings and each of the subsidiaries, direct and indirect, of TransDigm. The indebtedness outstanding under the Senior credit facility is secured by a pledge of the stock of TransDigm and all of its domestic subsidiaries and a perfected lien and security interest in assets other than real estate (tangible and intangible) of TransDigm, its direct and indirect subsidiaries and Holdings. The agreement also contains a number of restrictive covenants that, among other things, restrict Holdings, TransDigm and their subsidiaries from various actions, including mergers and sales of assets, use of proceeds, granting of liens, incurrence of indebtedness, voluntary prepayment of indebtedness, capital expenditures, payment of dividends, business activities, investments and acquisitions, and transactions with affiliates. The agreement also requires the Company to comply with certain financial covenants pertaining to earnings, interest coverage and leverage. The Company was in compliance with all financial covenants of the Senior credit facility as of September 30, 2001. The maturities of the Company's term loans by fiscal year are as follows: $13.6 million in fiscal 2002, $19.4 million in fiscal 2003, $29.4 million in fiscal 2004, $48.6 million in fiscal 2005, $67.7 million in fiscal 2006, and $81.9 million in fiscal 2007.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

9. DEBT (CONTINUED)
    SENIOR SUBORDINATED NOTES--TransDigm's Senior Subordinated Notes (the "Notes") bear interest at an annual rate of 10 3/8%, maturing on December 1, 2008, and are unsecured obligations of TransDigm ranking subordinate to the Company's senior debt, as defined in the note agreement. The Notes are redeemable after December 1, 2003, in whole or in part, at specified redemption prices, which decline over the remaining term of the Notes. If a change in control of the Company occurs, the holders of the Notes will have the right to demand that the Company redeem the Notes at a purchase price equal to 101% of the principal amount of the Notes plus accrued interest. The Notes contain many of the same restrictive covenants included in the Senior credit facility. The Company was in compliance with all financial covenants of the Notes as of September 30, 2001.

    HOLDINGS PIK NOTES--In connection with the Merger (see Note 1), Holdings issued $20 million of pay-in-kind notes due 2009 ("Holdings PIK Notes" or "PIK Notes"). The PIK Notes are unsecured obligations of Holdings, which has no significant assets or operations. Interest on the PIK Notes is accrued at an annual fixed rate of 12% and is payable semi-annually in the form of additional PIK Notes through December 2003. Thereafter, cash interest is payable semi-annually commencing in the year 2004. The PIK Notes are redeemable by Holdings prior to their maturity under certain circumstances and contain many of the same restrictive covenants included in the Notes and Senior credit facility. The Company was in compliance with all financial covenants of the PIK Notes as of September 30, 2001.

10. RETIREMENT PLANS

    The Company has two non-contributory defined benefit pension plans, which together cover certain union employees. The plans provide benefits of stated amounts for each year of service. The Company's funding policy is to contribute actuarially determined amounts allowable under Internal Revenue Service regulations. The plans' assets consist primarily of guaranteed investment contracts with an insurance company.

    Financial information for the defined benefit plans is provided below (in thousands):

                                                                  YEARS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
CHANGE IN BENEFIT OBLIGATION:
  Benefit obligation, beginning of year.....................   $5,034     $4,841
  Service cost..............................................       82         87
  Interest cost.............................................      359        333
  Benefits paid.............................................     (298)      (261)
  Change in actuarial assumptions...........................      217         34
                                                               ------     ------
  Benefit obligation, end of year...........................   $5,394     $5,034
                                                               ======     ======

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

10. RETIREMENT PLANS (CONTINUED)

                                                                2001       2000
                                                              --------   --------
CHANGE IN PLAN ASSETS:
  Fair value of plan assets, beginning of year..............   $3,846     $3,381
  Actual return on plan assets..............................      239        220
  Employer contribution.....................................      635        506
  Benefits paid.............................................     (298)      (261)
                                                               ------     ------
  Fair value of plan assets, end of year....................   $4,422     $3,846
                                                               ======     ======

                                                                2001       2000
                                                              --------   --------
AMOUNTS RECOGNIZED IN THE CONSOLIDATED BALANCE SHEETS AT
  SEPTEMBER 30 CONSIST OF:
  Intangible assets.........................................   $ (311)    $ (267)
  Accrued liabilities.......................................      551        500
  Other non-current liabilities.............................      421        688
  Accumulated other comprehensive loss......................     (880)      (793)
                                                               ------     ------
  Net amount recognized.....................................   $ (219)    $  128
                                                               ======     ======

                                                                2001       2000
                                                              --------   --------
WEIGHTED-AVERAGE ASSUMPTIONS AS OF SEPTEMBER 30:
  Discount rate.............................................      7.0%       7.0%
  Expected return on plan assets............................      6.0%       6.0%

                                                                 YEARS ENDED
                                                                SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
COMPONENTS OF NET PERIODIC BENEFIT COST:
  Service cost........................................   $  82      $  87      $  83
  Interest cost.......................................     359        333        319
  Expected return on plan assets......................    (236)      (210)      (177)
  Net amortization and deferral.......................      83         71         70
                                                         -----      -----      -----
  Net periodic pension cost...........................   $ 288      $ 281      $ 295
                                                         =====      =====      =====

    The Company also sponsors certain defined contribution employee savings plans that cover substantially all of the Company's non-union employees. Under the plans, the Company contributes a percentage of employee compensation and matches a portion of employee contributions. The cost recognized for such contributions under these plans for the years ended September 30, was approximately $1.0 million, $1.2 million, and $.7 million in fiscal 2001, 2000, and 1999, respectively.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

11. OTHER NON-CURRENT LIABILITIES

    Other non-current liabilities consist of the following at September 30 (in thousands):

                                                              2001       2000
                                                            --------   --------
Obligation under Honeywell license agreement (net of
  imputed interest of $1,043) (Note 2)....................  $  7,757
Accrued pension costs (Note 10)...........................       421    $  688
Other.....................................................     2,055     2,450
                                                            --------    ------
  Total...................................................    10,233     3,138
Current portion of Honeywell license agreement
  obligation..............................................    (2,200)
                                                            --------    ------
Other non-current liabilities.............................  $  8,033    $3,138
                                                            ========    ======

    The Honeywell license agreement obligation is non-interest bearing and is due in annual installments of $2.2 million during each of the next four fiscal years. The obligation has been recorded at its present value using an imputed interest rate of 8%.

12. INCOME TAXES

    The provision (benefit) for income taxes consists of the following for the years ended September 30 (in thousands):

                                                       2001       2000       1999
                                                     --------   --------   --------
Current............................................   $9,239     $6,288    $(1,694)
Deferred...........................................      186      1,545       (481)
Net operating loss carryforward--state and local
  income taxes.....................................      (39)       139       (597)
                                                      ------     ------    -------
Total..............................................   $9,386     $7,972    $(2,772)
                                                      ======     ======    =======

    The difference between the provision (benefit) for income taxes at the federal statutory income tax rate and the tax shown in the consolidated statements of operations for the years ended September 30 are as follows (in thousands):

                                                       2001       2000       1999
                                                     --------   --------   --------
Tax at statutory rate of 35% (34% in 1999).........   $8,310     $6,563    $(6,694)
State and local income taxes.......................      650        700        (56)
Nondeductible merger expenses......................                          4,290
Benefit from foreign sales corporation.............     (483)      (363)      (615)
Nondeductible goodwill amortization and interest
  expense..........................................      746        711        526
Other--net.........................................      163        361       (223)
                                                      ------     ------    -------
Provision (benefit) for income taxes...............   $9,386     $7,972    $(2,772)
                                                      ======     ======    =======

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

12. INCOME TAXES (CONTINUED)
    The components of the deferred tax assets at September 30 consist of the following (in thousands):

                                                              2001       2000
                                                            --------   --------
CURRENT ASSET:
  Estimated losses on uncompleted contracts...............  $ 3,991    $   741
  Inventory...............................................    1,844      1,921
  Employee benefits.......................................    1,723      1,343
  Sales returns and repairs...............................    1,012        456
  Other accrued liabilities...............................    1,179        736
                                                            -------    -------
Total.....................................................  $ 9,749    $ 5,197
                                                            =======    =======
NON-CURRENT ASSET:
  Holdings PIK Notes interest.............................  $ 2,761    $ 1,689
  Intangible assets.......................................    1,910      3,202
  Retirement and other accrued obligations................      870      1,120
  Property, plant and equipment...........................   (1,785)    (1,562)
  Net operating loss carryforwards--state and local income
    taxes (expiring from 2005 through 2016)...............      499        460
                                                            -------    -------
Total.....................................................  $ 4,255    $ 4,909
                                                            =======    =======

13. CAPITAL STOCK, WARRANTS, AND OPTIONS

    COMMON STOCK--Authorized common stock of the Company consists of 900,000 shares of common stock (voting), par value $.01 per share and 100,000 shares of Class A (non-voting) common stock. The total number of shares of voting common stock outstanding at September 30, 2001 and 2000 was 119,814 and 119,824, respectively. No shares of Class A (non-voting) common stock were outstanding at September 30, 2001 and 2000. Common stock issued to management personnel is subject to certain agreements, which provide management shareholders the right (a "put") to require the Company to repurchase their shares of common stock under certain conditions at fair market value. Accordingly, the estimated put value of the outstanding shares of voting common stock held by management (1,152 and 1,162 shares at September 30, 2001 and 2000, respectively) has been classified as redeemable common stock in the accompanying consolidated balance sheets. During fiscal 2002, the necessary conditions are expected to be met with respect to 649 shares of the Company's redeemable common stock, which will enable a management shareholder to require the Company to repurchase the shares.

    In connection with the Merger (see Note 1) in 1999, the Company issued 101,503 shares of common stock (voting) principally to Odyssey and also repurchased 231,448 shares of common stock (voting and non-voting Class A) for $247.2 million.

    COMMON STOCK OPTIONS--The Company has certain stock option plans for its employees. The options generally vest and enable the employee to purchase a certain number of the Company's common shares at a specified price upon the earlier of: (1) the occurrence of certain events such as the achievement of certain earnings targets or a change in the control of the Company or
(2) certain specified dates in the option agreements. The options are not exercisable more than ten years after the date the options are granted.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

13. CAPITAL STOCK, WARRANTS AND OPTIONS (CONTINUED)

    A summary of the status of the Company's stock option plans as of September 30, 2001, 2000, and 1999 and changes during the years then ended is presented below:

                                                         2001                   2000                   1999
                                                 --------------------   --------------------   --------------------
                                                            WEIGHTED-              WEIGHTED-              WEIGHTED-
                                                             AVERAGE                AVERAGE                AVERAGE
                                                            EXERCISE               EXERCISE               EXERCISE
                                                  SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                                                 --------   ---------   --------   ---------   --------   ---------
Outstanding at beginning of year...............   29,531      $ 634      30,399      $ 623      37,467      $ 158
Granted........................................    1,570      1,400       1,695      1,180      15,115      1,040
Exercised/cancelled (see Note 1)...............     (320)     1,128      (2,563)       864     (22,183)       121
                                                  ------                 ------                -------
Outstanding at end of year.....................   30,781        668      29,531        634      30,399        623
                                                  ======                 ======                =======
Exercisable at end of year.....................   21,428        477      16,516        300      17,084        298
                                                  ======                 ======                =======

    The following table summarizes information about stock options outstanding at September 30, 2001:

                                                      OPTIONS OUTSTANDING
                                          --------------------------------------------
                                                           WEIGHTED-
                                                            AVERAGE
                EXERCISE                    NUMBER         REMAINING         NUMBER
                 PRICES                   OUTSTANDING   CONTRACTUAL LIFE   EXERCISABLE
----------------------------------------  -----------   ----------------   -----------
$  100..................................      7,002            2.2            7,002
   154..................................        172            3.5              172
   200..................................      1,245            4.5            1,245
   335..................................      6,297            5.7            6,297
  1,040.................................     13,000            7.6            5,850
  1,180.................................      1,495            8.8              673
  1,400.................................      1,570            9.7              189
                                             ------                          ------
                                             30,781                          21,428
                                             ======                          ======

    At September 30, 2001, 2,925 remaining options were available for award under the Company's stock option plans. In addition, 10,589 of the exercisable stock options at September 30, 2001, with exercise prices of $100 (2,992 options), $335 (3,097 options), and $1,040 (4,500 options), provide the holder a right under certain conditions, to require the Company to purchase the shares that can be acquired from the exercise of the options. It is expected that the conditions will be met during fiscal 2002 that will enable the holder to exercise this right with respect to eighty percent of the options.

    The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans. No compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method specified in Statement No. 123 of the Financial Accounting Standards Board ("FASB"), the Company's net income for the year ended September 30, 2001 would have been reduced by approximately $204,000; the Company's net income for the year ended September 30, 2000 would have been reduced by approximately

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

13. CAPITAL STOCK, WARRANTS AND OPTIONS (CONTINUED)
$205,000; and the Company's net loss for the year ended September 30, 1999 would have increased by $634,000.

    The weighted average fair value of options granted during the years ended September 30, 2001, 2000, and 1999 was $411, $399, and $383, respectively. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rates ranging from 4.53% to 5.99%, expected life of approximately seven years, expected volatility and dividend yield of 0%.

    WARRANTS TO PURCHASE COMMON STOCK--At September 30, 2001, warrants to purchase 1,381.87 shares of Holdings' common stock were issued and outstanding. The warrants were issued in connection with the acquisition of Champion Aviation (see Note 2) and are exercisable through May 2011 at an exercise price per share of $0.01.

    CUMULATIVE REDEEMABLE PREFERRED STOCK--The authorized preferred stock of Holdings consists of 75,000 shares of 16% cumulative redeemable preferred stock with a par value of $.01 per share. As of September 30, 2001, 15,000 shares of the preferred stock were issued and outstanding. The preferred stock has a stated liquidation preference of $1,000 per share and dividends are payable in cash or delivery of additional shares of preferred stock. The preferred stock, including all accumulated and unpaid dividends, is also subject to mandatory redemption in 2010. Prior to the date of mandatory redemption, under certain circumstances (including a change in control), the preferred stock is subject to optional redemption. The terms of the preferred stock require the Company to comply with certain financial covenants pertaining to earnings, interest coverage, and leverage.

14. LEASES

    The Company leases office space for its corporate headquarters and two of its divisions. The Company also leases a manufacturing facility. The office space lease requires rental payments of approximately $200,000 per year through 2004. TransDigm may also be required to share in the operating costs of the facility under certain conditions. The facility lease requires rental payments ranging from $540,000 to $780,000 through December 2012. TransDigm also has commitments under operating leases for vehicles and equipment. Rental expense was $1,106,000 in 2001, $978,000 in 2000, and $688,000 in 1999. Future, minimum rental commitments at September 30, 2001 under operating leases having initial or remaining non-cancelable lease terms exceeding one year are $1,235,000 in 2002, $1,236,000 in 2003, $1,182,000 in 2004, $1,136,000 in 2005, $985,000 in
2006, and $5,473,000 thereafter.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company has various financial instruments, including cash and cash equivalents, accounts receivable and payable, accrued liabilities and long-term debt. The carrying value of the Company's cash and cash equivalents, accounts receivable and payable, and accrued liabilities approximates their fair value due to the short-term maturities of these assets and liabilities. The Company also believes that the aggregate fair value of its term loans approximates its carrying amount because the interest rates on the debt are reset on a frequent basis to reflect current market rates. The fair value of the Company's Senior Subordinated Notes approximated $99.4 million at September 30, 2001 based upon quoted market prices. A determination of the fair value of the Holdings PIK Notes is not considered practicable because they are held by a related party (see Note 1) and are not publicly traded.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

16. CONTINGENCIES

    ENVIRONMENTAL--The soil and groundwater beneath the Company's facility in Waco, Texas have been impacted by releases of hazardous materials. The resulting contaminants of concern have been delineated and characterized. Because the majority of these contaminants are presently below action levels prescribed by the Texas Natural Resources Conservation Commission ("TNRCC"), and because a
$2 million escrow was previously funded in connection with the Company's acquisition of Marathon to cover the cost of remediation that TNRCC might require for those contaminants currently in excess of action limits, the Company does not believe the condition of the soil and groundwater at the Waco facility will require incurrence of material expenditures; however, there can be no assurance that additional contamination will not be discovered or that the remediation required by the TNRCC will not be material to the financial condition, results of operations, or cash flows of the Company.

    During September 1998, the former owner of Marathon filed a lawsuit against the Company to release the environmental escrow alleging that the Company had violated the requirements of the Stock Purchase Agreement relating to the investigation of the presence of certain contaminants at the Waco, Texas facility. The Company has filed counter claims against the seller and the ultimate outcome of this matter cannot presently be determined.

    OTHER--While the Company is currently involved in certain legal proceedings, management believes the results of these proceedings will not have a material effect on the financial condition, results of operations or cash flows of the Company. During the ordinary course of business, the Company is from time to time threatened with, or may become a party to, legal actions and other proceedings. The Company believes that its potential exposure to such legal actions is adequately covered by its aviation product and general liability insurance.

17. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                           FIRST      SECOND     THIRD      FOURTH
                                                          QUARTER    QUARTER    QUARTER    QUARTER
                                                          --------   --------   --------   --------
                                                                       (IN THOUSANDS)
YEAR ENDED SEPTEMBER 30, 2001
  Net sales.............................................  $35,780    $42,084    $54,201    $68,708
  Gross profit..........................................   15,787     19,257     21,088     26,116
  Net income............................................    1,986      3,929      3,582      4,861
YEAR ENDED SEPTEMBER 30, 2000
  Net sales.............................................  $33,734    $36,434    $40,233    $40,056
  Gross profit..........................................   15,599     16,609     18,179     17,877
  Net income............................................    2,100      2,717      3,429      2,533

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

18. NEW ACCOUNTING STANDARDS

    In June 2001, the FASB issued Statements of Financial Accounting Standards ("SFAS") No. 141, BUSINESS COMBINATIONS, and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS No. 141, which is effective for all business combinations initiated after June 30, 2001, requires that the purchase method of accounting be used to account for such transactions. SFAS No. 141 also established two criteria that must be met for intangible assets (other than goodwill) to be recognized in accounting for a business combination, the contractual-legal criterion and the separability criterion. The issuance of SFAS No. 141 had no impact on the Company's consolidated financial statements as of and for the year ended September 30, 2001.

    SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded as a result of past business combinations, will cease upon adoption of this statement, which must occur no later than the first quarter of the Company's year ending September 30, 2003. In addition, upon implementation of this statement, the carrying amounts of intangible assets recorded in connection with past business combinations that do not meet the criteria in SFAS No. 141 for recognition apart from goodwill, must be reclassified to goodwill when SFAS No. 142 is implemented. The Company has not determined the impact that this statement will have on its consolidated financial position or results of operations.

    In June 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS. This statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The amount recorded as a liability will be capitalized by increasing the carrying amount of the related long-lived asset. Subsequent to initial measurement, the liability is accreted to the ultimate amount anticipated to be paid and is also adjusted for revisions to the timing of the amount of estimated cash flows. The capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The provisions of this statement become effective for the Company's fiscal year ending September 30, 2003. The Company has not determined the impact, if any, that this statement will have on its financial statements.

    In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR IMPAIRMENT OR DISPOSALS OF LONG-LIVED ASSETS. This statement specifies the accounting model to be used for long-lived assets to be disposed of by sale (whether previously held and used or newly acquired) and by broadening the presentation of discontinued operations to include more disposal transactions. The provisions of this statement become effective for the Company's fiscal year ending September 30, 2003. The Company has not determined the impact that this statement will have on its consolidated financial position or results of operations.

19. SUPPLEMENTAL GUARANTOR INFORMATION

    The Company's Senior Subordinated Notes, including the additional notes issued on June 7, 2002 (see Note 20) are unconditionally guaranteed by Holdings and each of TransDigm's domestic subsidiaries on a senior subordinated basis. The Holdings guarantee of the Senior Subordinated Notes is subordinated to Holdings' repayment of the Holdings PIK Notes, as well as the Holdings' guarantee of TransDigm's borrowings under its Senior credit facility. The guarantee of the Senior Subordinated Notes by TransDigm's domestic subsidiaries is subordinated to the subsidiaries' guarantee of TransDigm's Senior credit facility. The following supplemental consolidating condensed financial information presents the balance sheets of the Company as of September 30, 2001 and 2000 and its statements of operations and cash flows for each of the three years in the period ended September 30, 2001.

                           TRANSDIGM HOLDING COMPANY

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                           (IN THOUSANDS OF DOLLARS)

                                                              SUBSIDIARY                     TOTAL
                                      HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      ---------   ---------   ----------   ------------   ------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents...........              $ 12,294    $  (1,073)                    $ 11,221
Accounts receivable--net............                17,481       22,734                       40,215
Inventories.........................                19,353       28,519                       47,872
Deferred income taxes...............                 9,749                                     9,749
Prepaid expenses and other..........                   132          315                          447
                                                  --------    ---------                     --------
      Total current assets..........                59,009       50,495                      109,504
INVESTMENTS IN SUBSIDIARIES AND
  INTERCOMPANY BALANCES.............  $(144,774)   395,987     (141,163)    $(110,050)
PROPERTY, PLANT AND
  EQUIPMENT--Net....................                10,954       31,141                       42,095
INTANGIBLE ASSETS--Net..............                19,384      184,474                      203,858
DEBT ISSUE COSTS--Net...............       255      12,239                                    12,494
DEFERRED INCOME TAXES AND OTHER.....                 4,947                                     4,947
                                      ---------   --------    ---------     ---------       --------
TOTAL ASSETS........................  $(144,519)  $502,520    $ 124,947     $(110,050)      $372,898
                                      =========   ========    =========     =========       ========

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Current portion of long-term
    liabilities.....................              $ 15,822                                  $ 15,822
  Accounts payable..................                 4,909    $   4,272                        9,181
  Accrued liabilities...............                17,836       10,993                       28,829
                                                  --------    ---------                     --------
      Total current liabilities.....                38,567       15,265                       53,832
LONG-TERM DEBT--Less current
  portion...........................  $ 27,597     371,990                                   399,587
OTHER NON-CURRENT LIABILITIES.......                 6,671        1,362                        8,033
                                      ---------   --------    ---------                     --------
      Total liabilities.............    27,597     417,228       16,627                      461,452
                                      ---------   --------    ---------                     --------
CUMULATIVE REDEEMABLE PREFERRED
  STOCK.............................    13,222                                                13,222
                                      ---------                                             --------
REDEEMABLE COMMON STOCK.............     1,612                                                 1,612
                                      ---------                                             --------
TOTAL STOCKHOLDERS' EQUITY
  (DEFICIENCY)......................  (186,950)     85,292      108,320     $(110,050)      (103,388)
                                      ---------   --------    ---------     ---------       --------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIENCY)...............  $(144,519)  $502,520    $ 124,947     $(110,050)      $372,898
                                      =========   ========    =========     =========       ========

                           TRANSDIGM HOLDING COMPANY

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                           (IN THOUSANDS OF DOLLARS)

                                                                    SUBSIDIARY                     TOTAL
                                            HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                            ---------   ---------   ----------   ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............              $  4,554     $   (245)                    $   4,309
  Accounts receivable--net................                16,491       10,305                        26,796
  Inventories.............................                16,985       15,904                        32,889
  Income taxes refundable.................                 1,796                                      1,796
  Deferred income taxes...................                 5,197                                      5,197
  Prepaid expenses and other..............                   318          217                           535
                                                        --------     --------                     ---------
      Total current assets................                45,341       26,181                        71,522
INVESTMENT IN SUBSIDIARIES AND
  INTERCOMPANY BALANCES...................  $(158,803)   250,197       16,338     $(107,732)

PROPERTY, PLANT AND
  EQUIPMENT--Net..........................                10,866       14,163                        25,029

INTANGIBLE ASSETS--Net....................                 5,903       51,054                        56,957

DEBT ISSUE COSTS--Net.....................       286       9,114                                      9,400

DEFERRED INCOME TAXES AND OTHER...........                 5,925                                      5,925
                                            ---------   --------     --------     ---------       ---------
TOTAL ASSETS..............................  $(158,517)  $327,346     $107,736     $(107,732)      $ 168,833
                                            =========   ========     ========     =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIENCY)

CURRENT LIABILITIES:
  Current portion of long-term
    liabilities...........................              $ 10,953                                  $  10,953
  Accounts payable........................                 3,788     $  1,884                         5,672
  Accrued liabilities.....................                10,566        4,894                        15,460
                                                        --------     --------                     ---------
      Total current liabilities...........                25,307        6,778                        32,085

LONG-TERM DEBT--Less current portion......  $ 24,640     226,008                                    250,648

OTHER NON-CURRENT LIABILITIES.............                 1,701        1,437                         3,138
                                            ---------   --------     --------                     ---------
      Total liabilities...................    24,640     253,016        8,215                       285,871
                                            ---------   --------     --------                     ---------
REDEEMABLE COMMON STOCK...................     1,371                                                  1,371
                                            ---------                                             ---------
STOCKHOLDERS' EQUITY (DEFICIENCY).........  (184,528)     74,330       99,521     $(107,732)       (118,409)
                                            ---------   --------     --------     ---------       ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIENCY)............................  $(158,517)  $327,346     $107,736     $(107,732)      $ 168,833
                                            =========   ========     ========     =========       =========

                           TRANSDIGM HOLDING COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2001
                           (IN THOUSANDS OF DOLLARS)

                                                                    SUBSIDIARY                     TOTAL
                                            HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                            ---------   ---------   ----------   ------------   ------------
NET SALES.................................              $108,650     $92,123                      $200,773

COST OF SALES.............................                61,554      56,971                       118,525
                                                        --------     -------                      --------
GROSS PROFIT..............................                47,096      35,152                        82,248
                                                        --------     -------                      --------
OPERATING EXPENSES:
  Selling and administrative..............                14,867       5,802                        20,669
  Amortization of intangibles.............                   480       2,486                         2,966
  Research and development................                 1,983         960                         2,943
                                                        --------     -------                      --------
      Total operating expenses............                17,330       9,248                        26,578
                                                        --------     -------                      --------

INCOME FROM OPERATIONS....................                29,766      25,904                        55,670

INTEREST EXPENSE--NET.....................   $ 2,988      24,656       4,282                        31,926
                                             -------    --------     -------                      --------
INCOME (LOSS) BEFORE INCOME TAXES.........    (2,988)      5,110      21,622                        23,744

INCOME TAX PROVISION (BENEFIT)............    (1,181)      2,020       8,547                         9,386
                                             -------    --------     -------       -------        --------
NET INCOME (LOSS).........................   $(1,807)   $  3,090     $13,075       $    --        $ 14,358
                                             =======    ========     =======       =======        ========

                           TRANSDIGM HOLDING COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2000
                           (IN THOUSANDS OF DOLLARS)

                                                              SUBSIDIARY                     TOTAL
                                      HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      ---------   ---------   ----------   ------------   ------------
NET SALES...........................               $88,824     $61,633                      $150,457

COST OF SALES.......................                46,125      36,068                        82,193
                                                   -------     -------                      --------
GROSS PROFIT........................                42,699      25,565                        68,264
                                                   -------     -------                      --------
OPERATING EXPENSES:
  Selling and administrative........                12,120       4,679                        16,799
  Amortization of intangibles.......                   450       1,393                         1,843
  Research and development..........                 1,550         758                         2,308
                                                   -------     -------                      --------
      Total operating expenses......                14,120       6,830                        20,950
                                                   -------     -------                      --------
INCOME FROM OPERATIONS..............                28,579      18,735                        47,314
INTEREST EXPENSE -- NET.............   $ 2,670      25,925         (32)                       28,563
                                       -------     -------     -------                      --------
INCOME (LOSS) BEFORE INCOME TAXES...    (2,670)      2,654      18,767                        18,751
INCOME TAX PROVISION (BENEFIT)......    (1,135)      1,131       7,976                         7,972
                                       -------     -------     -------       -------        --------
NET INCOME (LOSS)...................   $(1,535)    $ 1,523     $10,791       $    --        $ 10,779
                                       =======     =======     =======       =======        ========

                           TRANSDIGM HOLDING COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1999
                           (IN THOUSANDS OF DOLLARS)

                                                                    SUBSIDIARY                     TOTAL
                                            HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                            ---------   ---------   ----------   ------------   ------------
NET SALES.................................              $ 95,010     $35,808                      $130,818

COST OF SALES.............................                49,008      20,943                        69,951
                                                        --------     -------                      --------
GROSS PROFIT..............................                46,002      14,865                        60,867
                                                        --------     -------                      --------
OPERATING EXPENSES:
  Selling and administrative..............                10,540       3,080                        13,620
  Amortization of intangibles.............                 1,072         991                         2,063
  Research and development................                 1,423         716                         2,139
  Merger expenses.........................  $ 40,012                                                40,012
                                            --------    --------     -------                      --------
      Total operating expenses............    40,012      13,035       4,787                        57,834
                                            --------    --------     -------                      --------

INCOME FROM OPERATIONS....................   (40,012)     32,967      10,078                         3,033

INTEREST EXPENSE -- NET...................     2,025      20,676          21                        22,722
                                            --------    --------     -------                      --------
INCOME (LOSS) BEFORE INCOME TAXES.........   (42,037)     12,291      10,057                       (19,689)
INCOME TAX PROVISION (BENEFIT)............   (11,711)      4,916       4,023                        (2,772)
                                            --------    --------     -------       -------        --------
NET INCOME (LOSS).........................  $(30,326)   $  7,375     $ 6,034       $    --        $(16,917)
                                            ========    ========     =======       =======        ========

                           TRANSDIGM HOLDING COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2001
                           (IN THOUSANDS OF DOLLARS)

                                                                    SUBSIDIARY                     TOTAL
                                            HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                            ---------   ---------   ----------   ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).......................  $ (1,807)   $  3,090     $13,075                      $  14,358
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities..................     2,988       5,869        (454)                         8,403
                                            ---------   ---------    -------                      ---------
  Net cash provided by operating
    activities............................     1,181       8,959      12,621                         22,761
                                            ---------   ---------    -------                      ---------
INVESTING ACTIVITIES:
  Capital expenditures....................                  (919)     (3,567)                        (4,486)
  Business acquisitions...................              (169,102)                                  (169,102)
                                            ---------   ---------    -------                      ---------
  Net cash used in investing activities...              (170,021)     (3,567)                      (173,588)
                                            ---------   ---------    -------                      ---------
FINANCING ACTIVITIES:
  Changes in intercompany activities......   (15,309)     25,191      (9,882)
  Borrowings under credit facility........               157,560                                    157,560
  Proceeds from issuance of cumulative
    redeemable preferred stock and
    warrants..............................    14,267                                                 14,267
  Repayment of amounts borrowed under
    credit facility.......................               (13,949)                                   (13,949)
  Purchase of common stock, including
    redeemable common stock...............      (139)                                                  (139)
                                            ---------   ---------    -------                      ---------
  Net cash provided by (used in) financing
    activities............................    (1,181)    168,802      (9,882)                       157,739
                                            ---------   ---------    -------                      ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.............................                 7,740        (828)                         6,912

CASH AND CASH EQUIVALENTS, BEGINNING OF
  YEAR....................................                 4,554        (245)                         4,309
                                            ---------   ---------    -------       -------        ---------
CASH AND CASH EQUIVALENTS, END OF YEAR....  $     --    $ 12,294     $(1,073)      $    --        $  11,221
                                            =========   =========    =======       =======        =========

                           TRANSDIGM HOLDING COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2000
                           (IN THOUSANDS OF DOLLARS)

                                                                    SUBSIDIARY                     TOTAL
                                            HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                            ---------   ---------   ----------   ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).......................   $(1,535)    $ 1,523     $10,791                       $10,779
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities..................     2,670       3,431        (575)                        5,526
                                             -------     -------     -------                       -------
  Net cash provided by operating
    activities............................     1,135       4,954      10,216                        16,305
                                             -------     -------     -------                       -------

INVESTING ACTIVITIES:
  Capital expenditures....................                (1,781)     (2,587)                       (4,368)
  Business acquisitions...................                  (752)                                     (752)
                                             -------     -------     -------                       -------
  Net cash used in investing activities...                (2,533)     (2,587)                       (5,120)
                                             -------     -------     -------                       -------

FINANCING ACTIVITIES:
  Changes in intercompany activities......       875       7,510      (8,385)
  Proceeds from exercise of stock options
    and issuance of common stock,
    including redeemable common stock.....       295                                                   295
  Repayment of amounts borrowed under
    credit facility.......................                (7,595)                                   (7,595)
  Purchase of common stock, including
    redeemable common stock...............    (2,305)                                               (2,305)
                                             -------     -------     -------       -------         -------
  Net cash used in financing activities...    (1,135)        (85)     (8,385)                       (9,605)
                                             -------     -------     -------       -------         -------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.............................                 2,336        (756)                        1,580

CASH AND CASH EQUIVALENTS, BEGINNING OF
  YEAR....................................                 2,218         511                         2,729
                                             -------     -------     -------       -------         -------
CASH AND CASH EQUIVALENTS, END OF YEAR....   $    --     $ 4,554     $  (245)      $    --         $ 4,309
                                             =======     =======     =======       =======         =======

                           TRANSDIGM HOLDING COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1999
                           (IN THOUSANDS OF DOLLARS)

                                                                      SUBSIDIARY                     TOTAL
                                              HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                              ---------   ---------   ----------   ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).........................  $(30,326)   $  7,375     $ 6,034                      $ (16,917)
  Adjustments to reconcile net income to net
    cash provided by (used in) operating
    activities..............................     2,025         (17)     (1,310)                           698
                                              ---------   ---------    -------                      ---------
  Net cash provided by (used in) operating
    activities..............................   (28,301)      7,358       4,724                        (16,219)
                                              ---------   ---------    -------                      ---------

INVESTING ACTIVITIES:
  Capital expenditures......................                (1,851)     (1,192)                        (3,043)
  Acquisition of business...................               (41,556)                                   (41,556)
                                              ---------   ---------    -------                      ---------
  Net cash used in investing activities.....               (43,407)     (1,192)                       (44,599)
                                              ---------   ---------    -------                      ---------

FINANCING ACTIVITIES:
  Changes in intercompany activities........   171,568    (168,535)     (3,033)
  Borrowings under credit facility..........               118,639                                    118,639
  Proceeds from subordinated notes..........               118,132                                    118,132
  Proceeds from exercise of stock options
    and issuance of common stock, including
    redeemable common stock.................   100,998                                                100,998
  Proceeds from Holdings PIK Notes and
    common stock............................    19,659                                                 19,659
  Payment of consideration in
    recapitalization........................  (263,896)                                              (263,896)
  Repayment of amounts borrowed under credit
    facility................................               (49,443)                                   (49,443)
  Purchase of common stock, including
    redeemable common stock.................       (28)                                                   (28)
                                              ---------   ---------    -------                      ---------
  Net cash provided by (used in) financing
    activities..............................    34,094      15,720      (5,753)                        44,061
                                              ---------   ---------    -------                      ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                              (17,256)        499                        (16,757)

CASH AND CASH EQUIVALENTS, BEGINNING OF
  YEAR......................................                19,474          12                         19,486
                                              ---------   ---------    -------                      ---------
CASH AND CASH EQUIVALENTS, END OF YEAR......  $     --    $  2,218     $   511        $   --        $   2,729
                                              =========   =========    =======        ======        =========

20. SUBSEQUENT EVENTS

   On June 7, 2002, the Company issued $75 million of additional 10 3/8% Senior Subordinated Notes, due December 1, 2008, at a premium of approximately
$2 million. The proceeds of the notes, net of fees and expenses of approximately $3 million, were used to repay $74 million of the borrowings outstanding under the Company's Senior credit facility ($33 million under the Tranche A facility, $19.5 million under the Tranche B facility, and $21.5 million under the Tranche C facility).

    In conjunction with the issuance of the Senior Subordinated Notes, TransDigm's Senior credit facility was amended to, among other things, permit TransDigm to: (1) incur up to $150 million of additional bank borrowings or subordinated debt to finance acquisitions or pay dividends to Holdings

                           TRANSDIGM HOLDING COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1999
                     (IN THOUSANDS OF DOLLARS) (CONTINUED)

20. SUBSEQUENT EVENTS (CONTINUED)
to retire the Holdings PIK Notes and (2) make future acquisitions as long as the aggregate purchase price of all such acquisitions does not exceed $225 million and certain other conditions are met. The amendment also modified certain financial covenants and waived any mandatory prepayment of amounts owed under the Senior credit facility from excess cash flow, if any, generated by TransDigm during fiscal 2002.

                                  * * * * * *

                           TRANSDIGM HOLDING COMPANY
                          CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                               MARCH 30,
                                                                 2002       SEPTEMBER 30,
                                                              (UNAUDITED)       2001
                                                              -----------   -------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   28,975     $   11,221
  Accounts receivable, net..................................      32,536         40,215
  Inventories (Note 3)......................................      49,600         47,872
  Deferred income taxes.....................................       9,749          9,749
  Prepaid expenses and other................................       1,009            447
                                                              ----------     ----------
    Total current assets....................................     121,869        109,504
PROPERTY, PLANT AND EQUIPMENT--Net..........................      39,677         42,095
INTANGIBLE ASSETS--Net......................................     201,311        203,858
DEBT ISSUE COSTS--Net.......................................      11,230         12,494
DEFERRED INCOME TAXES AND OTHER.............................       4,942          4,947
                                                              ----------     ----------
TOTAL.......................................................  $  379,029     $  372,898
                                                              ==========     ==========
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
  Current portion of long-term liabilities..................  $   18,965     $   15,822
  Accounts payable..........................................       7,861          9,181
  Accrued liabilities.......................................      30,501         28,829
                                                              ----------     ----------
    Total current liabilities...............................      57,327         53,832
LONG-TERM DEBT--Less current portion........................     391,839        399,587
OTHER NON-CURRENT LIABILITIES...............................       6,143          8,033
                                                              ----------     ----------
    Total liabilities.......................................     455,309        461,452
                                                              ----------     ----------
CUMULATIVE REDEEMABLE PREFERRED STOCK.......................      14,558         13,222
REDEEMABLE COMMON STOCK (Note 4)............................       1,701          1,612
STOCKHOLDERS' DEFICIENCY:
  Common stock..............................................     102,080        102,080
  Warrants..................................................       1,934          1,934
  Retained deficit..........................................    (196,052)      (206,901)
  Accumulated other comprehensive loss......................        (501)          (501)
                                                              ----------     ----------
    Total stockholders' deficiency..........................     (92,539)      (103,388)
                                                              ----------     ----------
TOTAL.......................................................  $  379,029     $  372,898
                                                              ==========     ==========

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
                       MARCH 30, 2002 AND MARCH 31, 2001
                           (IN THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                               THIRTEEN WEEK          TWENTY-SIX WEEK
                                                               PERIODS ENDED           PERIODS ENDED
                                                           ---------------------   ---------------------
                                                           MARCH 30,   MARCH 31,   MARCH 30,   MARCH 31,
                                                             2002        2001        2002        2001
                                                           ---------   ---------   ---------   ---------
NET SALES................................................  $ 59,888    $ 42,084    $117,613    $ 77,864
COST OF SALES (Including charge of $156 during the
  periods ending March 31, 2001 due to inventory purchase
  accounting adjustments)................................    32,450      22,827      64,148      42,820
                                                           --------    --------    --------    --------
GROSS PROFIT.............................................    27,438      19,257      53,465      35,044
                                                           --------    --------    --------    --------
OPERATING EXPENSES:
  Selling and administrative.............................     5,135       4,283      10,475       8,539
  Amortization of intangibles............................     1,774         420       3,167         839
  Research and development...............................       692         688       1,372       1,201
                                                           --------    --------    --------    --------
    Total operating expenses.............................     7,601       5,391      15,014      10,579
                                                           --------    --------    --------    --------
INCOME FROM OPERATIONS...................................    19,837      13,866      38,451      24,465
INTEREST EXPENSE--Net....................................     8,281       7,250      16,885      14,281
                                                           --------    --------    --------    --------
INCOME BEFORE INCOME TAXES...............................    11,556       6,616      21,566      10,184
INCOME TAX PROVISION.....................................     4,970       2,687       9,277       4,269
                                                           --------    --------    --------    --------
NET INCOME...............................................  $  6,586    $  3,929    $ 12,289    $  5,915
                                                           ========    ========    ========    ========

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
              FOR THE TWENTY-SIX WEEK PERIOD ENDED MARCH 30, 2002
                           (IN THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                                            ACCUMULATED
                                                                               OTHER
                                          COMMON               RETAINED    COMPREHENSIVE
                                          STOCK     WARRANTS    DEFICIT        LOSS          TOTAL
                                         --------   --------   ---------   -------------   ---------
BALANCE, OCTOBER 1, 2001...............  $102,080    $1,934    $(206,901)      $(501)      $(103,388)

Net income.............................                           12,289                      12,289

Accretion of redeemable common stock...                             (104)                       (104)

Cumulative redeemable preferred stock:
  Dividends accrued....................                           (1,200)                     (1,200)
  Amortization of original issue
    discount...........................                             (136)                       (136)
                                         --------    ------    ---------       -----       ---------

BALANCE, MARCH 30, 2002................  $102,080    $1,934    $(196,052)      $(501)      $ (92,539)
                                         ========    ======    =========       =====       =========

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE TWENTY-SIX WEEK PERIODS ENDED
                       MARCH 30, 2002 AND MARCH 31, 2001
                           (IN THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                                 TWENTY-SIX WEEK
                                                                  PERIODS ENDED
                                                              ---------------------
                                                              MARCH 30,   MARCH 31,
                                                                2002        2001
                                                              ---------   ---------
OPERATING ACTIVITIES:
  Net income................................................   $12,289     $ 5,915
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................     3,474       2,510
    Amortization of intangibles.............................     3,167         839
    Amortization of debt issue costs........................     1,264         804
    Interest deferral on Holdings PIK Notes.................     1,626       1,452
    Changes in assets and liabilities, net of effects from
      acquisition of business:
      Accounts receivable...................................     7,679       2,890
      Inventories...........................................    (1,728)     (2,740)
      Other assets..........................................    (1,177)      1,233
      Accounts payable......................................    (1,320)        617
      Accrued liabilities and other.........................       182      (1,283)
                                                               -------     -------
    Net cash provided by operating activities...............    25,456      12,237
                                                               -------     -------
INVESTING ACTIVITIES:
  Capital expenditures......................................    (1,056)     (1,691)
  Acquisition of product line (Note 5)......................        --      (6,640)
                                                               -------     -------
    Net cash used in investing activities...................    (1,056)     (8,331)
                                                               -------     -------
FINANCING ACTIVITIES:
Net borrowings under revolving credit loans.................        --       4,000
Repayment of term loans.....................................    (6,631)     (5,477)
Purchase of capital stock...................................       (15)       (139)
                                                               -------     -------
    Net cash used in financing activities...................    (6,646)     (1,616)
                                                               -------     -------
INCREASE IN CASH AND CASH EQUIVALENTS.......................    17,754       2,290
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............    11,221       4,309
                                                               -------     -------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................   $28,975     $ 6,599
                                                               =======     =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..................   $13,891     $12,074
                                                               =======     =======
  Cash paid during the period for income taxes..............   $ 8,574     $ 2,710
                                                               =======     =======

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
                       MARCH 30, 2002 AND MARCH 31, 2001

1. DESCRIPTION OF THE BUSINESS

    TransDigm Holding Company ("Holdings"), through its wholly-owned operating subsidiary, TransDigm Inc. ("TransDigm"), is a leading supplier of highly engineered power system and airframe components servicing predominantly the aerospace industry. TransDigm, which includes the AeroControlex and AdelWiggins Groups, along with its wholly-owned subsidiaries, Champion Aerospace Inc. ("Champion"), Marathon Power Technologies Company ("Marathon"), ZMP, Inc. ("ZMP"), and Adams Rite Aerospace, Inc. ("Adams Rite") (collectively, the "Company") offers a broad line of proprietary aerospace components. Major product offerings in the Power System Components category include ignition system components, fuel and lube pumps, mechanical controls, and batteries and chargers. Major product offerings in the Airframe System Components category include engineered connectors, engineered latches, and lavatory hardware and components.

2. UNAUDITED INTERIM FINANCIAL INFORMATION

    Except for the September 30, 2001 consolidated balance sheet, which was derived from the Company's audited financial statements, the financial information included herein is unaudited; however, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the Company's financial position and results of operations and cash flows for the interim periods presented. The results of operations for the thirteen and twenty-six week periods ended March 30, 2002 are not necessarily indicative of the results to be expected for the full year.

3. INVENTORIES

    Inventories are stated at the lower of cost or market. Cost of inventories is determined by the average cost and the first-in, first-out (FIFO) methods. Inventories consist of the following (in thousands):

                                                              MARCH 30,   SEPTEMBER 30,
                                                                2002          2001
                                                              ---------   -------------
Work-in-progress and finished goods.........................   $32,060       $36,787
Raw materials and purchased component parts.................    24,920        18,380
                                                               -------       -------
  Total.....................................................    56,980        55,167
Reserve for excess and obsolete inventory...................    (7,380)       (7,295)
                                                               -------       -------
Inventories--net............................................   $49,600       $47,872
                                                               =======       =======

4. CONTINGENCIES

    ENVIRONMENTAL--The Company has been addressing contaminated soil and groundwater beneath its facility in Waco, Texas. Although there can be no assurance that material expenditures will not be required in the future to address currently unidentified contamination or to satisfy further requirements of the Texas Natural Resources Conservation Commission ("TNRCC"), the Company believes that the current soil and groundwater remediation at the Waco facility will not require the incurrence of material expenditures.

                           TRANSDIGM HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
                 MARCH 30, 2002 AND MARCH 31, 2001 (CONTINUED)

4. CONTINGENCIES (CONTINUED)
    In connection with the Company's acquisition of Marathon, a $2.0 million escrow was created to cover the cost of remediation that TNRCC might require at the facility. During September 1998, the former owner of Marathon filed a lawsuit against the Company to release the environmental escrow alleging that the Company had violated the requirements of the stock purchase agreement relating to the investigation of the presence of certain contaminants at the Waco, Texas facility. The Company has filed counter claims against the seller and the ultimate outcome of this matter cannot presently be determined.

    PUT OPTION--During the thirteen-week period ended March 30, 2002, a put option ("put") became exercisable enabling the holder to require the Company to purchase up to 80% of his Common Stock (including shares acquired through the exercise of stock options and held at least six months) at fair value, subject to certain restrictions under the Company's long-term debt agreements and his continued service as Chairman of the Board of Holdings and TransDigm). As of March 30, 2002, there were no outstanding shares of Common Stock subject to the put; however, 8,114 shares of Common Stock that can be acquired under exercisable stock options at March 30, 2002 are subject to the put. The estimated fair value of such shares, net of the exercise price of the related stock options, totaled approximately $8.6 million at March 30, 2002. An additional 2,475 shares of Common Stock that are issuable in the future if certain stock options become exercisable upon the occurrence of certain events (change in control, achievement of certain earnings targets, etc.) or certain specified dates in the option agreements are also subject to the put. The estimated fair value of such shares, net of the exercise price of the related stock options, totaled approximately $1.1 million at March 30, 2002.

    OTHER--During the ordinary course of business, the Company is from time to time threatened with, or may become a party to, legal actions and other proceedings. While the Company is currently involved in some legal proceedings, it believes the results of these proceedings will not have a material effect on its financial condition, results of operations, or cash flows. The Company believes that its potential exposure to such legal actions s adequately covered by its aviation product and general liability insurance.

5. ACQUISITION

    CHAMPION AEROSPACE--Through a newly-formed, wholly-owned subsidiary, Champion Aerospace Inc., TransDigm acquired substantially all of the assets and certain liabilities of the Champion Aviation Products ("Champion Aerospace") business on May 31, 2001 (the "Acquisition") from Federal Mogul Ignition Company ("Federal-Mogul"), a wholly-owned subsidiary of Federal-Mogul Corporation, for approximately $160.1 million in cash, subject to adjustment based on the level of acquired working capital as of the closing of the Acquisition. Champion Aerospace is engaged in researching, designing, developing, engineering, manufacturing, marketing, distributing and selling ignition systems and related components and other products (including, without limitation, igniters, spark plugs, and exciters) for turbine and piston aircraft applications as well as other aerospace engine and industrial applications.

    The purchase price consideration of $160.1 million in cash and $2.2 million of costs associated with the Acquisition was funded through:
(1) $147.6 million of new borrowings under the Company's existing Senior Credit Facility, (2) $14.3 million received (net of fees of $.7 million) from the issuance

                           TRANSDIGM HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
                 MARCH 30, 2002 AND MARCH 31, 2001 (CONTINUED)

5. ACQUISITION (CONTINUED)
of $15 million of Holdings' 16 percent Cumulative Redeemable Preferred Stock and warrants to purchase 1,381.87 shares of Holdings' common stock, and (3) the use of $.4 million of the Company's existing cash balances. TransDigm also borrowed an additional $15 million under the Senior Credit Facility to pay $5 million of debt issuance costs and provide $10 million of working capital for future operations.

    Approximately $2.6 million of the additional borrowings were obtained under the Company's revolving credit line, $45 million was added to the Company's existing Tranche B Facility, and $115 million was borrowed in the form of a new Tranche C Facility maturing in May 2007 under the Senior Credit Facility.

    The Company accounted for the Acquisition as a purchase and included the results of operations of the acquired business in its fiscal 2001 consolidated financial statements from the effective date of the Acquisition. The purchase price was allocated based on a preliminary determination, which is subject to adjustment, of estimated fair values at the date of the Acquisition and resulted in goodwill of approximately $134 million being recorded on the Company's consolidated balance sheet. This goodwill is being amortized on a straight-line basis over forty years.

    The following table summarizes the unaudited, consolidated pro forma results of operations of the Company, as if the Acquisition had occurred at the beginning of the twenty-six week period ended March 31, 2001 (in thousands):

Net sales...................................................  $113,037
Operating income............................................  $ 33,087
Net income..................................................  $  8,188

    This pro forma information is not necessarily indicative of the results that actually would have been obtained if the operations had been combined as of the beginning of the period presented and is not intended to be a projection of future results.

6. SUPPLEMENTAL GUARANTOR INFORMATION

    The Company's Senior Subordinated Notes, including the additional notes issued on June 7, 2002 (see Note 7) are unconditionally guaranteed by Holdings and each of TransDigm's domestic subsidiaries on a senior subordinated basis. The Holdings guarantee of the Senior Subordinated Notes is subordinated to Holdings' repayment of the Holdings PIK Notes, as well as the Holdings' guarantee of TransDigm's borrowings under its Senior credit facility. The guarantees of The Senior Subordinated Notes by TransDigm's domestic subsidiaries is subordinated to the subsidiaries' guarantee of TransDigm's Senior credit facility. The following supplemental consolidating condensed financial information presents the balance sheets of the Company as of March 30, 2002 and September 30, 2001 and its statements of income and cash flows for the twenty-six week periods ended March 30, 2002 and March 31, 2001.

                           TRANSDIGM HOLDING COMPANY
                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF MARCH 30, 2002
                           (IN THOUSANDS OF DOLLARS)

                                                               SUBSIDIARY                     TOTAL
                                       HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                       ---------   ---------   ----------   ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........              $ 30,416    $  (1,441)                    $ 28,975
  Accounts receivable, net...........                14,960       17,576                       32,536
  Inventories........................                19,580       30,020                       49,600
  Deferred income taxes..............                 9,749                                     9,749
  Prepaid expenses and other.........                   153          856                        1,009
                                                   --------    ---------                     --------
    Total current assets.............                74,858       47,011                      121,869
INVESTMENT IN SUBSIDIARIES AND
  INTERCOMPANY BALANCES..............  $(144,725)   396,438     (141,545)    $(110,168)
PROPERTY, PLANT AND EQUIPMENT--Net...                10,057       29,620                       39,677
INTANGIBLE ASSETS--Net...............                19,158      182,153                      201,311
DEBT ISSUE COSTS--Net................        240     10,990                                    11,230
DEFERRED INCOME TAXES AND OTHER......                 4,942                                     4,942
                                       ---------   --------    ---------     ---------       --------
TOTAL................................  $(144,485)  $516,443    $ 117,239     $(110,168)      $379,029
                                       =========   ========    =========     =========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIENCY)
CURRENT LIABILITIES:
  Current portion of long-term
    liabilities......................              $ 18,965                                  $ 18,965
  Accounts payable...................                 4,644    $   3,217                        7,861
  Accrued liabilities................                18,525       11,976                       30,501
                                                   --------    ---------                     --------
    Total current liabilities........                42,134       15,193                       57,327
LONG-TERM DEBT--Less current
  portion............................  $  29,223    362,616                                   391,839
OTHER NON-CURRENT LIABILITIES........                 4,781        1,362                        6,143
                                       ---------   --------    ---------                     --------
      Total liabilities..............     29,223    409,531       16,555                      455,309
CUMULATIVE REDEEMABLE PREFERRED
  STOCK..............................     14,558                                               14,558
REDEEMABLE COMMON STOCK..............      1,701                                                1,701
STOCKHOLDERS' EQUITY (DEFICIENCY)....   (189,967)   106,912      100,684     $(110,168)       (92,539)
                                       ---------   --------    ---------     ---------       --------
TOTAL................................  $(144,485)  $516,443    $ 117,239     $(110,168)      $379,029
                                       =========   ========    =========     =========       ========

                           TRANSDIGM HOLDING COMPANY

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                           (IN THOUSANDS OF DOLLARS)

                                                                SUBSIDIARY                     TOTAL
                                        HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        ---------   ---------   ----------   ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........              $ 12,294     $ (1,073)                    $  11,221
  Accounts receivable -- net..........                17,481       22,734                        40,215
  Inventories.........................                19,353       28,519                        47,872
  Deferred income taxes...............                 9,749                                      9,749
  Prepaid expenses and other..........                   132          315                           447
                                                    --------     --------                     ---------
    Total current assets..............                59,009       50,495                       109,504
INVESTMENTS IN SUBSIDIARIES AND
  INTERCOMPANY BALANCES...............  $(144,774)   395,987     (141,163)     $(110,050)
PROPERTY, PLANT AND EQUIPMENT --
  Net.................................                10,954       31,141                        42,095
INTANGIBLE ASSETS -- Net..............                19,384      184,474                       203,858
DEBT ISSUE COSTS -- Net...............       255      12,239                                     12,494
DEFERRED INCOME TAXES AND OTHER.......                 4,947                                      4,947
                                        ---------   --------     --------      ---------      ---------
TOTAL ASSETS..........................  $(144,519)  $502,520     $124,947      $(110,050)     $ 372,898
                                        =========   ========     ========      =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIENCY)
CURRENT LIABILITIES:
  Current portion of long-term
    liabilities.......................              $ 15,822                                  $  15,822
  Accounts payable....................                 4,909     $  4,272                         9,181
  Accrued liabilities.................                17,836       10,993                        28,829
                                                    --------     --------                     ---------
    Total current liabilities.........                38,567       15,265                        53,832
LONG-TERM DEBT -- Less current
  portion.............................  $ 27,597     371,990                                    399,587
OTHER NON-CURRENT LIABILITIES.........                 6,671        1,362                         8,033
                                        ---------   --------     --------                     ---------
    Total liabilities.................    27,597     417,228       16,627                       461,452
CUMULATIVE REDEEMABLE PREFERRED
  STOCK...............................    13,222                                                 13,222
REDEEMABLE COMMON STOCK...............     1,612                                                  1,612
TOTAL STOCKHOLDERS' EQUITY
  (DEFICIENCY)........................  (186,950)     85,292      108,320      $(110,050)      (103,388)
                                        ---------   --------     --------      ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIENCY).................  $(144,519)  $502,520     $124,947      $(110,050)     $ 372,898
                                        =========   ========     ========      =========      =========

                           TRANSDIGM HOLDING COMPANY

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
              FOR THE TWENTY-SIX WEEK PERIOD ENDED MARCH 30, 2002
                           (IN THOUSANDS OF DOLLARS)

                                                              SUBSIDIARY                     TOTAL
                                      HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      ---------   ---------   ----------   ------------   ------------
NET SALES...........................               $56,422     $61,191                      $117,613
COST OF SALES.......................                28,676      35,472                        64,148
                                                   -------     -------                      --------
GROSS PROFIT........................                27,746      25,719                        53,465
                                                   -------     -------                      --------
OPERATING EXPENSES:
  Selling and administrative........                 6,650       3,825                        10,475
  Amortization of intangibles.......                   667       2,500                         3,167
  Research and development..........                   826         546                         1,372
                                                   -------     -------                      --------
    Total operating expenses........                 8,143       6,871                        15,014
                                                   -------     -------                      --------
INCOME FROM OPERATIONS..............                19,603      18,848                        38,451
INTEREST EXPENSE--Net...............   $ 1,641      10,188       5,056                        16,885
                                       -------     -------     -------                      --------
INCOME (LOSS) BEFORE INCOME TAXES...    (1,641)      9,415      13,792                        21,566
INCOME TAX PROVISION (BENEFIT)......      (706)      4,050       5,933                         9,277
                                       -------     -------     -------       -------        --------
NET INCOME (LOSS)...................   $  (935)    $ 5,365     $ 7,859       $    --        $ 12,289
                                       =======     =======     =======       =======        ========

                           TRANSDIGM HOLDING COMPANY

                  CONDENSED CONSOLIDATING STATEMENT OF INCOME
              FOR THE TWENTY-SIX WEEK PERIOD ENDED MARCH 31, 2001
                           (IN THOUSANDS OF DOLLARS)

                                                              SUBSIDIARY                     TOTAL
                                      HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      ---------   ---------   ----------   ------------   ------------
NET SALES...........................               $43,870     $33,994                       $77,864

COST OF SALES.......................                23,297      19,523                        42,820
                                                   -------     -------                       -------

GROSS PROFIT........................                20,573      14,471                        35,044
                                                   -------     -------                       -------

OPERATING EXPENSES:
  Selling and administrative........                 6,493       2,046                         8,539
  Amortization of intangibles.......                   839                                       839
  Research and development..........                   818         383                         1,201
                                                   -------     -------                       -------
    Total operating expenses........                 8,150       2,429                        10,579
                                                   -------     -------                       -------

INCOME FROM OPERATIONS..............                12,423      15,676                        24,465

INTEREST EXPENSE--Net...............   $ 1,506      12,611         164                        14,281
                                       -------     -------     -------                       -------

INCOME (LOSS) BEFORE INCOME TAXES...    (1,506)       (188)     11,878                        10,184

INCOME TAX PROVISION (BENEFIT)......      (631)        (79)      4,979                         4,269
                                       -------     -------     -------        ------         -------

NET INCOME (LOSS)...................   $  (875)    $  (109)    $ 6,899        $   --         $ 5,915
                                       =======     =======     =======        ======         =======

                           TRANSDIGM HOLDING COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
              FOR THE TWENTY-SIX WEEK PERIOD ENDED MARCH 30, 2002
                           (IN THOUSANDS OF DOLLARS)

                                                              SUBSIDIARY                     TOTAL
                                      HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      ---------   ---------   ----------   ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).................   $ (935)    $  5,365     $  7,859                     $ 12,289
  Adjustments to reconcile net
    income (loss) to net cash
    provided by operating
    activities......................    1,641        4,160        7,366                       13,167
                                       ------     --------     --------                     --------
  Net cash provided by operating
    activities......................      706        9,525       15,225                       25,456
                                       ------     --------     --------                     --------

INVESTING ACTIVITIES--Capital
  expenditures......................                  (579)        (477)                      (1,056)
                                       ------     --------     --------                     --------

FINANCING ACTIVITIES:
  Changes in intercompany
    activities......................     (691)      15,807      (15,116)
  Repayment of term loans...........                (6,631)                                   (6,631)
  Purchase of capital stock.........      (15)                                                   (15)
                                       ------     --------     --------                     --------
  Net cash provided by (used in)
    financing activities............     (706)       9,176      (15,116)                      (6,646)
                                       ------     --------     --------                     --------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.......................                18,122         (368)                      17,754

CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD.........................                12,294       (1,073)                      11,221
                                       ------     --------     --------      -------        --------

CASH AND CASH EQUIVALENTS, END OF
  PERIOD............................   $   --     $ 30,416     $ (1,441)     $    --        $ 28,975
                                       ======     ========     ========      =======        ========

                           TRANSDIGM HOLDING COMPANY

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
              FOR THE TWENTY-SIX WEEK PERIOD ENDED MARCH 31, 2001
                           (IN THOUSANDS OF DOLLARS)

                                                                    SUBSIDIARY                     TOTAL
                                            HOLDINGS    TRANSDIGM   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                            ---------   ---------   ----------   ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).......................   $ (875)     $  (109)    $ 6,899                       $ 5,915
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities..................    1,468        4,961        (107)                        6,322
                                             ------      -------     -------                       -------
  Net cash provided by operating
    activities............................      593        4,852       6,792                        12,237
                                             ------      -------     -------                       -------
INVESTING ACTIVITIES:
  Capital expenditures....................                  (762)       (929)                       (1,691)
  Acquisition of product line.............                (6,640)                                   (6,640)
                                             ------      -------     -------                       -------
  Net cash used in investing activities...                (7,402)       (929)                       (8,331)
                                             ------      -------     -------                       -------
FINANCING ACTIVITIES:
  Changes in intercompany activities......     (454)       7,044      (6,590)
  Net borrowings under revolving credit
    loans.................................                 4,000                                     4,000
  Repayment of term loans.................                (5,477)                                   (5,477)
  Purchase of capital stock...............     (139)                                                  (139)
                                             ------      -------     -------                       -------
  Net cash provided by (used in) financing
    activities............................     (593)       5,567      (6,590)                       (1,616)
                                             ------      -------     -------                       -------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.............................                 3,017        (727)                        2,290
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD..................................                 4,554        (245)                        4,309
                                             ------      -------     -------        ------         -------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD..................................   $   --      $ 7,571     $  (972)       $   --         $ 6,599
                                             ======      =======     =======        ======         =======

7. SUBSEQUENT EVENTS

    On June 7, 2002, the Company issued $75 million of additional 10 3/8% Senior Subordinated Notes, due December 1, 2008, at a premium of approximately
$2 million. The proceeds of the notes, net of fees and expenses of approximately $3 million, were used to repay $74 million of the borrowings outstanding under the Company's Senior credit facility ($33 million under the Tranche A facility, $19.5 million under the Tranche B facility, and $21.5 million under the Tranche C facility).

    In conjunction with the issuance of the Senior Subordinated Notes, TransDigm's Senior credit facility was amended to, among other things, permit TransDigm to: (1) incur up to $150 million of additional bank borrowings or subordinated debt to finance acquisitions or pay dividends to Holdings to retire the Holdings PIK Notes and (2) make future acquisitions as long as the aggregate purchase price of all such acquisitions does not exceed $225 million and certain other conditions are met. The amendment also modified certain financial covenants and waived any mandatory prepayment of amounts owed under the Senior credit facility from excess cash flow, if any, generated by TransDigm during fiscal 2002.

                                   * * * * *

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of TransDigm Holding Company

We have audited the consolidated balance sheets of TransDigm Holding Company and subsidiaries (the "Company") as of September 30, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for each of the three years in the period ended September 30, 2001 and have issued our report thereon dated December 1, 2001 (June 7, 2002 as to Notes 19 and 20); such consolidated financial statements and report are included in this prospectus. Our audits also included the consolidated financial statement schedule of the Company, shown on page F-46. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
December 1, 2001

                           TRANSDIGM HOLDING COMPANY

                       VALUATION AND QUALIFYING ACCOUNTS
             FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                                         COLUMN C
                                                                                        ADDITIONS
                                                       COLUMN B    ----------------------------------------------------
                                                      BALANCE AT   CHARGED TO                                CHAMPION
                      COLUMN A                        BEGINNING    COSTS AND     CHRISTIE         ZMP        AVIATION
                    DESCRIPTION                       OF PERIOD     EXPENSES    ACQUISITION   ACQUISITION   ACQUISITION
----------------------------------------------------  ----------   ----------   -----------   -----------   -----------
Year Ended September 30, 2001:
  Allowance for doubtful accounts...................    $  371       $  839
  Reserve for excess and and obsolete inventory.....     6,431          504                                   $  841
  Sales returns and repairs.........................     1,467          599                                    1,676
  Environmental.....................................        47
Year Ended September 30, 2000:
  Allowance for doubtful accounts...................       441           60       $   20
  Reserve for excess and and obsolete inventory.....     7,110          684          100
  Sales returns and repairs.........................     1,841         (267)         100
  Environmental.....................................       157           35           17
Year Ended September 30, 1999:
  Allowance for doubtful accounts...................       265           35                     $  150
  Reserve for excess and and obsolete inventory.....     4,335         (437)                     2,583
  Sales returns and repairs.........................     1,391          392                        828
  Environmental.....................................       280          (42)

                                                       COLUMN C
                                                       ADDITIONS
                                                      -----------    COLUMN D     COLUMN E
                                                                    DEDUCTIONS     BALANCE
                      COLUMN A                         HONEYWELL       FROM       AT END OF
                    DESCRIPTION                       ACQUISITION   RESERVE (1)    PERIOD
----------------------------------------------------  -----------   -----------   ---------
Year Ended September 30, 2001:
  Allowance for doubtful accounts...................                  $   54       $1,156
  Reserve for excess and and obsolete inventory.....     $  350          831        7,295
  Sales returns and repairs.........................                     839        2,903
  Environmental.....................................                      14           33
Year Ended September 30, 2000:
  Allowance for doubtful accounts...................                     150          371
  Reserve for excess and and obsolete inventory.....                   1,463        6,431
  Sales returns and repairs.........................                     207        1,467
  Environmental.....................................                     162           47
Year Ended September 30, 1999:
  Allowance for doubtful accounts...................                       9          441
  Reserve for excess and and obsolete inventory.....                    (629)       7,110
  Sales returns and repairs.........................                     770        1,841
  Environmental.....................................                      81          157

------------------------

(1) For the allowance for doubtful accounts and reserve for excess and obsolete inventory, the amounts in this column represent charge-offs net of recoveries. For the sales returns and repairs and environmental accrued liabilities, the amounts primarily represent expenditures charged against liabilities.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Federal-Mogul Corporation:

    We have audited the accompanying balance sheets of Federal-Mogul
Aviation, Inc. as of December 31, 2000 and 1999 and the related statements of operations and cash flows for the years then ended, the period from October 10, 1998 through December 31, 1998 and for the Aviation Division of the Cooper Automotive Division of Cooper Industries (the Predecessor) for the period from January 1, 1998 through October 9, 1998. These financial statements are the responsibility of the respective Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal-Mogul
Aviation, Inc. at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended, the period from October 10, 1998 through December 31, 1998 and for the Predecessor for the period from January 1, 1998 through October 9, 1998, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Detroit, Michigan
March 1, 2001, except for Note 7, as to which the date is May 31, 2001

                          FEDERAL-MOGUL AVIATION, INC.
                            STATEMENTS OF OPERATIONS
                             (THOUSANDS OF DOLLARS)

                                                                                          PREDECESSOR
                                                         YEAR ENDED                       -----------
                                                        DECEMBER 31,       OCTOBER 10-    JANUARY 1-
                                                     -------------------   DECEMBER 31,   OCTOBER 9,
                                                       2000       1999         1998          1998
                                                     --------   --------   ------------   -----------
Net sales..........................................  $68,616    $64,584      $13,628        $47,034
Cost of products sold..............................   41,392     38,977        8,641         30,298
Selling, general and administrative expenses.......    7,146      7,228        1,380          5,446
Amortization expense...............................    2,219      2,092          289            309
Other expense, net.................................    1,986      1,858        1,618             12
                                                     -------    -------      -------        -------
  Earnings before income taxes.....................   15,873     14,429        1,700         10,969
Income taxes.......................................    6,875      6,278          776          4,314
                                                     -------    -------      -------        -------
  Net Earnings.....................................  $ 8,998    $ 8,151      $   924        $ 6,655
                                                     =======    =======      =======        =======

                See accompanying Notes to Financial Statements.

                          FEDERAL-MOGUL AVIATION, INC.
                                 BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
ASSETS
Cash........................................................  $      1   $      1
Other receivables...........................................        25        378
Inventories.................................................    10,805     11,454
Perishable tooling and supplies.............................     1,942      1,710
                                                              --------   --------
  Total current assets......................................    12,773     13,543
Property, plant and equipment, less accumulated
  depreciation..............................................    18,223     19,073
Goodwill, less accumulated amortization.....................    81,938     84,097
Other intangibles, less accumulated amortization............       759        818
Other assets................................................         6         51
                                                              --------   --------
  Total Assets..............................................  $113,699   $117,582
                                                              ========   ========

LIABILITIES AND NET PARENT INVESTMENT
Accounts payable............................................  $  1,743   $  4,598
Accrued compensation........................................        90        125
Other accrued liabilities...................................       751      1,517
                                                              --------   --------
Total current liabilities...................................     2,584      6,240
Net parent investment.......................................   111,115    111,342
                                                              --------   --------
  Total Liabilities and Net Parent Investment...............  $113,699   $117,582
                                                              ========   ========

                See accompanying Notes to Financial Statements.

                          FEDERAL-MOGUL AVIATION, INC.

                            STATEMENTS OF CASH FLOWS
                             (THOUSANDS OF DOLLARS)

                                                                                            PREDECESSOR
                                                                                            -----------
                                                           YEAR ENDED        OCTOBER 10-    JANUARY 1-
                                                          DECEMBER 31,         THROUGH        THROUGH
                                                       -------------------   DECEMBER 31,   OCTOBER 9,
                                                         2000       1999         1998          1998
                                                       --------   --------   ------------   -----------
Cash flows from operating activities:
  Net Earnings.......................................   $8,998    $ 8,151       $  924         $6,655
Adjustments to reconcile to net cash provided by
  operating activities:
  Depreciation expense...............................    1,509      1,286          519          2,122
  Amortization expense...............................    2,219      2,092          289            309
  Changes in assets and liabilities:
    Other receivables................................      353       (378)         600         (1,618)
    Inventories......................................      649      5,120          300         (4,883)
    Accounts payable and accrued liabilities.........   (3,621)       660         (795)        (1,624)
    Other assets and liabilities, net................       (3)       523           --             23
                                                        ------    -------       ------         ------
      Net cash provided by operating activities......   10,104     17,454        1,837            984
Cash flows from investing activities:
  Capital expenditures...............................     (879)      (799)        (275)          (420)
Cash flows from financing activities:
  Net inter-company activity with parent.............   (9,225)   (16,655)      (1,562)          (564)
                                                        ------    -------       ------         ------
Change in cash.......................................       --         --           --             --
    Cash at beginning of period......................        1          1            1              1
                                                        ------    -------       ------         ------
    Cash at end of period............................   $    1    $     1       $    1         $    1
                                                        ======    =======       ======         ======

                See accompanying Notes to Financial Statements.

                          FEDERAL-MOGUL AVIATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

    The accompanying financial statements reflect the assets, liabilities and operations of Federal-Mogul Aviation, Inc. ("Aviation"). Aviation is a wholly owned subsidiary of Federal-Mogul Corporation ("Federal-Mogul"). Aviation was previously an operating unit included in the Cooper Automotive Division of Cooper Industries, Inc. ("Cooper"). Federal-Mogul purchased the automotive divisions of Cooper, including Aviation, on October 9, 1998.

    Aviation operates with complete financial and operations staff on a decentralized basis. Its parent provides certain centralized services for employee benefits administration, cash management, risk management, legal services, public relations, domestic tax reporting and internal and external audit. Its parent bills Aviation for all direct costs incurred on behalf of Aviation. General corporate, accounting, tax, legal and other administrative costs that are not directly attributable to the operations of Aviation have been allocated to Aviation in the accompanying financial statements.

    The accompanying financial statements are presented as if Aviation had existed as an entity separate from its parent during the period presented and include the assets, liabilities, revenues and expenses that are directly related to Aviation's operations. Since the date of Federal-Mogul's acquisition of Aviation, the financial statements include the push-down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant and equipment and their related amortization and depreciation adjustments.

    Because Aviation is fully integrated into its parent's worldwide cash management system, all of its cash requirements are provided by its parent and any excess cash generated by Aviation is transferred to its parent. Aviation participates in Federal-Mogul's accounts receivable securitization program. On an ongoing basis, Aviation sells certain accounts receivable to Federal-Mogul Funding Corporation ("FMFC"), a wholly owned subsidiary of Federal-Mogul, which then sells such receivables, without recourse, to a financial conduit. The transfers of these receivables are charged to the net parent investment account. Aviation does not retain any interest in these receivables and the accounts receivable are sold at carrying value.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORIES: Inventories are carried at cost or, if lower, net realizable value. Prior to Federal-Mogul's acquisition of Aviation, cost was determined using the first-in, first-out ("FIFO") method. Subsequent to Federal-Mogul's acquisition of Aviation, cost was determined using the last-in, first-out ("LIFO") method, which approximated FIFO for all years presented.

                          FEDERAL-MOGUL AVIATION, INC.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    At December 31, inventories consisted of the following (in thousands):

                                                              2000       1999
                                                            --------   --------
Raw materials.............................................  $ 3,382    $ 3,067
Work-in-process...........................................    6,136      6,795
Finished goods............................................    1,287      1,592
                                                            -------    -------
  Net inventories.........................................  $10,805    $11,454
                                                            =======    =======

    REVENUE RECOGNITION: Aviation recognizes revenues and the related customer incentives when there is evidence of a sales agreement, the delivery of the goods has occurred, the sales price is fixed or determinable and the ability to collect the revenue is reasonably assured. Aviation generally records revenue upon shipment of product to the customer, which coincides with the transfer of title under standard commercial terms.

    RESEARCH AND DEVELOPMENT COSTS: Aviation expenses research and development costs when incurred. Research and development costs were $1.6 million and $1.9 million for the years ended December 31, 2000 and 1999 and $1.4 million and $0.4 million for the period from January 1, 1998 through October 9, 1998 and October 10, 1998 through December 31, 1998, respectively.

    PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at Federal-Mogul's cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method, which in general are depreciated over the following lives: buildings--10 to 40 years and machinery and equipment--3 to 20 years.

    At December 31, property, plant and equipment consisted of the following (in thousands):

                                                              2000       1999
                                                            --------   --------
Property, Plant and equipment:
  Land....................................................  $   110    $   110
  Buildings...............................................    9,288      8,656
  Machinery and equipment.................................   11,270     11,390
  Construction-in-progress................................      869        722
                                                            -------    -------
                                                             21,537     20,878
  Accumulated depreciation................................   (3,314)    (1,805)
                                                            -------    -------
                                                            $18,223    $19,073
                                                            =======    =======

                          FEDERAL-MOGUL AVIATION, INC.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    GOODWILL AND OTHER INTANGIBLE ASSETS: At December 31, goodwill and other intangible assets, which resulted from Federal-Mogul's acquisition of Aviation, consisted of the following (in thousands):

                                                   ESTIMATED
                                                  USEFUL LIFE     2000       1999
                                                  -----------   --------   --------
Goodwill........................................  40 years      $86,406    $86,406
Accumulated amortization........................                 (4,468)    (2,309)
                                                                -------    -------
Net goodwill....................................                $81,938    $84,097
                                                                =======    =======
Assembled workforce.............................  15 years      $   891    $   891
Accumulated amortization........................                   (132)       (73)
                                                                -------    -------
Net assembled workforce.........................                $   759    $   818
                                                                =======    =======

    Intangible assets are periodically reviewed for impairment indicators. If impairment indicators exist, an assessment of undiscounted future cash flows related to assets held for use or fair value for assets held for sale are evaluated accordingly. Intangible assets are amortized on a straight-line basis over their estimated useful lives.

    NET PARENT INVESTMENT: The Net Parent Investment account includes Aviation's historical earnings, intercompany amounts, income taxes deferred and payable, postemployment benefit liabilities and other transactions between Aviation and its parent.

    FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts of certain financial instruments such as other receivables and accounts payable approximate their fair value for all years presented.

NOTE 3: NET PARENT INVESTMENT

    Changes in net parent investment during the three years ended December 31, were as follows (in thousands):

Balance at January 1, 1998..................................  $ 42,904
  Net inter-company transactions with parent................    (1,927)
  Net income for period from January 1, 1998 to October 9,
    1998....................................................     6,655
                                                              --------
Balance at October 9, 1998..................................  $ 47,632
                                                              ========

Federal-Mogul's initial investment in Aviation..............  $ 81,979
  Net inter-company transactions with parent................     1,290
  Net income for period from October 10, 1998 to December
    31, 1998................................................       924
                                                              --------
Balance at December 31, 1998................................    84,193
  Net inter-company transactions with parent................    18,998
  Net income................................................     8,151
                                                              --------
Balance at December 31, 1999................................   111,342
  Net inter-company transactions with parent................    (9,225)
  Net income................................................     8,998
                                                              --------
Balance at December 31, 2000................................  $111,115
                                                              ========

                          FEDERAL-MOGUL AVIATION, INC.

NOTE 3: NET PARENT INVESTMENT (CONTINUED)
    Intercompany transactions are principally cash transfers and non-cash charges between Aviation and its parent.

    Aviation has an inter-company loan with Federal-Mogul in the amount of $30.5 million, which is included in the net parent investment balance at December 31, 2000, 1999 and 1998. In 2000, 1999 and 1998 Federal-Mogul charged interest on this balance based on the stated rate of 6.9%.

    Federal-Mogul has pledged 100% of Aviation's capital stock and also provided collateral in the form of a pledge of inventories, property, plant and equipment, real property and intellectual properties to secure certain outstanding debt of Federal-Mogul. In addition, Aviation has guaranteed fully and unconditionally, on a joint and several basis, the obligation to pay principal and interest under Federal-Mogul's Senior Credit Agreements and its publicly traded registered debt. Such pledges and guarantees have also been made by certain other subsidiaries of Federal-Mogul.

NOTE 4: INCOME TAXES

    Aviation files a consolidated return with its parent for U.S. federal income tax purposes. Federal income tax expense is calculated on a separate-return basis for financial reporting purposes. A reconciliation between Aviation's statutory federal income tax rate and its effective tax rate is summarized below:

                                                 YEAR ENDED            PERIOD FROM        PERIOD FROM
                                                DECEMBER 31,         JANUARY 1, 1998   OCTOBER 10, 1998
                                           -----------------------       THROUGH            THROUGH
                                             2000           1999     OCTOBER 9, 1998   DECEMBER 31, 1998
                                           --------       --------   ---------------   -----------------
Effective tax rate reconciliation:
  U.S. Federal statutory rate............     35%            35%           35%                35%
  Non-deductible goodwill................      5              6             8                  1
  State and Local Taxes..................      3              3             3                  3
                                              --             --            --                 --
  Effective Tax Rate.....................     43%            44%           46%                39%
                                              ==             ==            ==                 ==

    Deferred taxes and income taxes payable are a component of the net investment in parent.

NOTE 5: PENSION PLANS

    In 1998, prior to Federal-Mogul's acquisition of Aviation, the various pension plans of Aviation were merged into one plan of Cooper. As such, the related pension liabilities were recorded to net parent investment. This plan was assumed by Federal-Mogul in its acquisition of the automotive divisions of Cooper. This plan was required to be fully funded by Cooper prior to the acquisition by Federal-Mogul. In 2000, Federal-Mogul consolidated all domestic qualified defined benefit plans into one plan, the Federal Mogul Corporation Pension Plan.

    The expense charged to Aviation was $0.2 million and $0.2 million for the years ended December 31, 2000 and 1999 and $0.3 million for the period from January 1, 1998 through October 8, 1998. There was no expense recorded for the period from October 9, 1998 through December 31, 1998.

    At December 31, 2000 and 1999, the Federal-Mogul Corporation Pension Plan's projected benefit obligation was $721.8 million and $345.6 million based on discount rates of 8% and 7.75%, and the fair value of plan assets were $852.5 million and $327.0 million, respectively.

                          FEDERAL-MOGUL AVIATION, INC.

NOTE 6: CONCENTRATION OF CREDIT RISK AND OTHER

    Aviation grants credit to their customers, which are primarily in the aerospace industry. Credit risk with respect to trade receivables is generally diversified due to the large number of entities comprising Aviation's customer base. Aviation performs periodic credit evaluations of their customers and generally do not require collateral.

    Aviation operates in a single business segment, manufacturing primarily engine ignition systems and related parts for the aerospace industry. Aviation manufactures and distributes these products for use in the aerospace aftermarket and original equipment segments of the industry. Two distributors accounted for approximately 25% and 12%, 27% and 10%, and 31% and 11% of net sales for the years ended December 31, 2000, 1999 and 1998, respectively. No other customer accounted for 10% or more of revenues in 2000, 1999 or 1998. All of Aviation's operations are conducted in the United States. Net sales to customers outside the United States, principally to European customers, were 22%, 20%, and 22% of the total net sales for the years ended December 31, 2000, 1999 and 1998, respectively.

NOTE 7: SUBSEQUENT EVENT

    On May 31, 2001, a corporation formed by TransDigm Inc. acquired substantially all of the assets and assumed certain liabilities of Aviation for approximately $160.1 million in cash. The purchase price is subject to adjustment for changes in working capital as defined in the Asset Purchase Agreement.

                          FEDERAL-MOGUL AVIATION, INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                               MARCH 31,    DECEMBER 31,
                                                                 2001           2000
                                                              -----------   ------------
                                                              (UNAUDITED)
ASSETS
  Cash......................................................    $      1      $      1
  Other receivables.........................................          10            25
  Inventories (Note 3)......................................      12,282        10,805
  Perishable tooling and supplies...........................       2,021         1,942
                                                                --------      --------
    Total current assets....................................      14,314        12,773
                                                                --------      --------
  Property, plant and equipment, less accumulated
    depreciation............................................      17,881        18,223
  Goodwill, less accumulated amortization...................      81,362        81,938
  Other intangibles, less accumulated amortization..........         726           759
  Other assets..............................................                         6
                                                                --------      --------
TOTAL ASSETS................................................    $114,283      $113,699
                                                                ========      ========

LIABILITIES AND NET PARENT INVESTMENT
  Accounts payable..........................................    $  3,410      $  1,743
  Accrued compensation......................................          93            90
  Other accrued liabilities.................................       1,205           751
                                                                --------      --------
    Total current liabilities...............................       4,708         2,584
                                                                --------      --------
  Net parent investment.....................................     109,575       111,115
                                                                --------      --------
TOTAL LIABILITIES AND NET PARENT INVESTMENT.................    $114,283      $113,699
                                                                ========      ========

                See accompanying Notes to Financial Statements.

                          FEDERAL-MOGUL AVIATION, INC.

                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                 THIRTEEN WEEK
                                                                 PERIOD ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
NET SALES...................................................  $18,458    $17,473

COST OF SALES...............................................   11,325      9,875
                                                              -------    -------

GROSS PROFIT................................................    7,133      7,598
                                                              -------    -------

OPERATING EXPENSES:
  Selling and administrative................................    1,574      1,369
  Amortization of intangibles...............................      609        449
  Research and development..................................      387        477
  Federal-Mogul corporate charge............................      318        318
                                                              -------    -------
    Total operating expenses................................    2,888      2,613
                                                              -------    -------

INCOME FROM OPERATIONS......................................    4,245      4,985

INTEREST EXPENSE--NET.......................................      518        518
                                                              -------    -------

INCOME BEFORE INCOME TAXES..................................    3,727      4,467

INCOME TAX PROVISION........................................    1,691      1,917
                                                              -------    -------

NET INCOME..................................................  $ 2,036    $ 2,550
                                                              =======    =======

                See accompanying Notes to Financial Statements.

                          FEDERAL-MOGUL AVIATION, INC.

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                 THIRTEEN WEEK
                                                                 PERIOD ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 2,036    $ 2,550
  Adjustments to reconcile to net cash provided by operating activities:
    Depreciation expense....................................      407        435
    Amortization expense....................................      609        449
    Changes in assets and liabilities:
      Other receivables.....................................       15        345
      Inventories...........................................   (1,477)       305
      Accounts payable and accrued liabilities..............    2,124       (734)
      Other assets and liabilities, net.....................      (73)        44
                                                              -------    -------
        Net cash provided by operating activities...........    3,641      3,394

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (65)      (125)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net inter-company activity with parent....................   (3,576)    (3,269)
                                                              -------    -------

CHANGE IN CASH..............................................       --         --

CASH, BEGINNING OF PERIOD...................................        1          1
                                                              -------    -------

CASH, END OF PERIOD.........................................  $     1    $     1
                                                              =======    =======

                See accompanying Notes to Financial Statements.

                          FEDERAL-MOGUL AVIATION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                   AS OF MARCH 31, 2001 AND DECEMBER 31, 2000
        AND FOR THE THIRTEEN WEEK PERIODS ENDED MARCH 31, 2001 AND 2000

1.  DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

    The accompanying financial statements reflect the assets, liabilities and operations of Federal-Mogul Aviation, Inc. ("Aviation"). Aviation is a wholly-owned subsidiary of Federal-Mogul Corporation ("Federal-Mogul"). Aviation was previously an operating unit included in the Cooper Automotive Division of Cooper Industries, Inc. ("Cooper"). Federal-Mogul purchased the automotive divisions of Cooper, including Aviation, on October 9, 1998.

    Prior to the transaction described in Note 4, Aviation operated with complete financial and operations staff on a decentralized basis. Its parent provided certain centralized services for employee benefits administration, cash management, risk management, legal services, public relations, domestic tax reporting and internal and external audit. Its parent billed Aviation for all direct costs incurred on behalf of Aviation. General corporate, accounting, tax, legal and other administrative costs that were not directly attributable to the operations of Aviation have been allocated to Aviation in the accompanying financial statements.

    The accompanying financial statements are presented as if Aviation had existed as an entity separate from its parent during the period presented and include the assets, liabilities, revenues and expenses that are directly related to Aviation's operations. The financial statements include the push-down of fair value adjustments resulting from Federal-Mogul's acquisition of Aviation to Aviation's assets and liabilities, including goodwill, other intangible assets and property, plant and equipment, as well as the related adjustments of amortization and depreciation.

2.  UNAUDITED FINANCIAL INFORMATION

    The unaudited financial statements included herein reflect all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of Aviation's financial position and results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all the information and footnotes required under accounting principles generally accepted in the United States of America for complete financial statements. The results of operations for the thirteen week period ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes included in this document for the year ended December 31, 2000.

                          FEDERAL-MOGUL AVIATION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                   AS OF MARCH 31, 2001 AND DECEMBER 31, 2000
  AND FOR THE THIRTEEN WEEK PERIODS ENDED MARCH 31, 2001 AND 2000 (CONTINUED)

3.  INVENTORIES

    Inventories are carried at cost, or if lower, net realizable value. Cost of inventories is determined by the first-in, first-out (FIFO) method. Inventories consist of the following (in thousands):

                                                        MARCH 31,   DECEMBER 31,
                                                          2001          2000
                                                        ---------   ------------
Raw materials.........................................   $ 4,171       $ 3,382
Work-in-progress......................................     6,398         6,136
Finished goods........................................     1,713         1,287
                                                         -------       -------
Inventories--net......................................   $12,282       $10,805
                                                         =======       =======

4.  SUBSEQUENT EVENT

    On May 31, 2001, a corporation formed by TransDigm Inc. acquired substantially all of the assets and assumed certain liabilities of Aviation for approximately $160.1 million in cash. The purchase price is subject to adjustment for changes in working capital as defined in the Asset Purchase Agreement.

[LOGO]

                                 TRANSDIGM INC.

                               OFFER TO EXCHANGE
              75,000,000 PRINCIPAL AMOUNT OF ITS 10 3/8% SERIES B
                      SENIOR SUBORDINATED NOTES DUE 2008,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
              FOR ANY AND ALL OF ITS OUTSTANDING 10 3/8% SERIES A
                      SENIOR SUBORDINATED NOTES DUE 2008.

                               ------------------

                                   PROSPECTUS
                            ------------------------

                                         , 2002

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    We, Holdings, Marathon Power Technologies Company, and Champion
Aerospace Inc. are incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

    ZMP, Inc., Adams Rite Aerospace and Christie Electric Corp. are incorporated under the laws of the State of California. Section 317 of the California General Corporation Law provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain derivative actions as described below, by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, against expenses, including attorneys' fees, judgments, fines, settlements and other amounts actually or reasonably incurred by such person in connection with this action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a derivative action, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders unless and only to the extent that the court in which this action or suit is or was pending shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for these expenses which this court shall deem proper. Section 317 further provides that to the extent that this director, officer, employee or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with such defense.

    Our Certificate of Incorporation and by-laws and the Certificates of Incorporation and by-laws of Holdings, Marathon Power Technologies Company, and Champion Aerospace Inc. generally provide for the indemnification of our and their respective officers and directors to the fullest extent permitted under Delaware law. Similarly, the Articles of Incorporation and by-laws of ZMP, Inc., Adams Rite Aerospace and Christie Electric Corp. generally provide for the indemnification of their respective officers and directors to the fullest extent permitted under California law.

    Holdings maintains an insurance policy that pays on behalf of the co-registrants' respective directors and officers all losses for which the directors and officers are not indemnified by the co-registrants and for which the directors and officers are legally liability on account of claims made as a result of any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed, attempted, or allegedly committed or attempted, in such person's capacity as a director or officer, or any matter claimed against such person solely by reason of such person's service as a director or officer (a "wrongful act"). The policy also pays on behalf of the co-registrants all losses for which the co-registrants grant indemnification as permitted or required by law for claims made and as a result of a wrongful act for which such co-registrants' directors and officers are legally liable.

    Holdings has agreed (1) to indemnify its Chairman of the Board and its President and Chief Executive Officer to the fullest extent permitted under Delaware law; (2) to advance to such persons their reasonable attorneys' fees and expenses; and (3) to maintain Directors and Officers insurance protecting such persons during the term of their employment, in each case subject to certain exceptions.

    ITEM 21. EXHIBITS AND FINANCIAL DATA SCHEDULES.

    (A) Exhibits

    The following is a list of all the exhibits filed as part of the Registration Statement.

       NUMBER           DESCRIPTION OF EXHIBIT
       ------           ------------------------------------------------------------
        *2.1            Agreement and Plan of Merger, dated August 3, 1998, between
                        Phase II Acquisition Corp. and TransDigm Holding Company.

        *2.2            Amendment One, dated November 9, 1998, to the Agreement and
                        Plan of Merger between Phase II Acquisition Corp. and
                        TransDigm Holding Company.

        *2.3            Agreement and Plan of Reorganization, dated as of March 31,
                        1999, by and among TransDigm Inc., ARA Acquisition
                        Corporation, ZMP, Inc. and TCW Special Placements Fund II.

         2.4            Asset Purchase Agreement, dated as of April 29, 2001, by and between Aviation Acquisition Corporation and Federal-Mogul
                        Ignition Company. (Incorporated herein by reference to
                        Exhibit 2.1 to Holdings' Form 10-Q for the period ended
                        March 31, 2001). (File No. 1631079).

         3.1            Restated Certificate of Incorporation, filed on May 31,
                        2001, of TransDigm Holding Company. (Incorporated herein by reference to Exhibit 3.1 to Holdings' Form 8-K dated
                        May 31, 2001). (File No. 1658668).

         3.2            Certificate of Designations, Preferences and Relative,
                        Participating, Optional and Other Special Rights of
                        Preferred Stock and Qualifications, Limitations and
                        Restrictions Thereof of 16% Cumulative Redeemable Preferred
                        Stock of TransDigm Holding Company. (Incorporated herein by reference to Exhibit 4.1 to Holdings' Form 8-K dated
                        May 31, 2001). (File No. 1658668).

        *3.3            Certificate of Ownership and Merger, filed on December 3,
                        1998, merging Phase II Acquisition Corp. with and into
                        TransDigm Holding Company.

        *3.4            Certificate of Incorporation, filed on July 2, 1993, of
                        NovaDigm Acquisition, Inc. (TransDigm Inc.).

       NUMBER           DESCRIPTION OF EXHIBIT
       ------           ------------------------------------------------------------
        *3.5            Certificate of Amendment, filed on July 22, 1993, of the
                        Certificate of Incorporation of NovaDigm Acquisition, Inc.
                        (TransDigm Inc.).

        *3.6            Certificate of Ownership and Merger, filed on September 13,
                        1993, merging IMO Aerospace Company with and into TransDigm
                        Inc.

        *3.7            Certificate of Incorporation, filed on March 28, 1994, of
                        MPT Acquisition Corp. (Marathon Power Technologies Company).

        *3.8            Certificate of Amendment, filed on May 18, 1994, of the
                        Certificate of Incorporation of MPT Acquisition Corp.
                        (Marathon Power Technologies Company).

        *3.9            Certificate of Amendment, filed on May 24, 1994, of the
                        Certificate of Incorporation of MPT Acquisition Corp.
                        (Marathon Power Technologies Company).

        *3.10           Amended and Restated Articles of Incorporation, filed on
                        April 23, 1999, of ZMP, Inc.

        *3.11           Certificate of Ownership and Merger, filed on April 23,
                        1999, merging ARA Acquisition Corporation with and into ZMP, Inc.

        *3.12           Articles of Incorporation, filed on July 30, 1986, of
                        ARP Acquisition Corporation (Adams Rite Aerospace, Inc.).

        *3.13           Certificate of Amendment, filed on September 12, 1986, of
                        the Articles of Incorporation of ARP Acquisition Corporation
                        (Adams Rite Aerospace, Inc.).

        *3.14           Certificate of Amendment, filed on January 27, 1992, of the
                        Articles of Incorporation of Adams Rite Aerospace Products,
                        Inc. (Adams Rite Aerospace, Inc.).

        *3.15           Certificate of Amendment, filed on December 31, 1992, of the
                        Articles of Incorporation of Adams Rite Aerospace Products,
                        Inc. (Adams Rite Aerospace, Inc.).

        *3.16           Certificate of Amendment, filed on August 11, 1997, of the
                        Articles of Incorporation of Adams Rite Aerospace Sabre
                        International, Inc. (Adams Rite Aerospace, Inc.).

         3.17+          Articles of Incorporation, filed on April 16, 2001, of
                        Aviation Acquisition Corporation (Champion Aerospace Inc.).

         3.18+          Certificate of Amendment, filed on June 1, 2001, of the
                        Articles of Incorporation of Aviation Acquisition
                        Corporation (Champion Aerospace Inc.).

         3.19+          Articles of Incorporation, filed on December 6, 1929, of
                        McColpin--Christie Electric Corporation, LTD. (Christie
                        Electric Corp.).

         3.20+          Certificate of Amendment, filed on November 3, 1947, of the
                        Articles of Incorporation of McColpin--Christie Corporation,
                        LTD. (Christie Electric Corp.).

         3.21+          Certificate of Amendment, filed on May 26, 1952, of the
                        Articles of Incorporation of McColpin--Christie
                        Corporation, LTD. (Christie Electric Corp.).

         3.22+          Certificate of Amendment, filed on May 1, 1956, of the
                        Articles of Incorporation of McColpin--Christie Corp.
                        (Christie Electric Corp.)

         3.23+          Certificate of Amendment, filed on May 1, 1979, of the
                        Articles of Incorporation of Christie Electric Corp.

         3.24+          Certificate of Ownership, filed on April 16, 1985, of
                        Christie Electric Corp.

         3.25+ Certificate of Amendment, filed on September 29, 1993, of the Articles of Incorporation of Christie Electric Corp.

       NUMBER           DESCRIPTION OF EXHIBIT
       ------           ------------------------------------------------------------
        *3.26           Bylaws of TransDigm Holding Company.

        *3.27           Bylaws of NovaDigm Acquisition, Inc. (TransDigm Inc.).

        *3.28           Bylaws of MPT Acquisition Corp. (Marathon Power Technologies
                        Company).

        *3.29           Amended and Restated Bylaws of ZMP, Inc.

        *3.30           Amended and Restated Bylaws of Adams Rite Aerospace, Inc.

         3.31+          Bylaws of Aviation Acquisition Corporation (Champion
                        Aerospace Inc.).

         3.32+          Bylaws of Christie Electric Corp.

        *4.1            Indenture, dated December 3, 1998, among TransDigm Inc.,
                        TransDigm Holding Company and Marathon Power Technologies
                        Company and State Street Bank and Trust Company, as trustee, relating to the 10 3/8% Senior Subordinated Notes due 2008 and the registered 10 3/8% Senior Subordinated Notes
                        due 2008.

        *4.2            Supplemental Indenture, dated April 23, 1999, among
                        ZMP, Inc. and Adams Rite Aerospace, Inc. and State Street
                        Bank and Trust Company, as trustee.

        *4.3            Specimen Certificate of 10 3/8% Senior Subordinated Notes
                        due 2008 (the "old notes") (included in Exhibit 4.1 hereto).

        *4.4            Specimen Certificate of the registered 10 3/8% Senior
                        Subordinated Notes due 2008 (the "exchange notes") (included in Exhibit 4.1 hereto).

        *4.5            Registration Rights Agreement, dated December 3, 1998, among
                        TransDigm Inc., TransDigm Holding Company and Marathon Power
                        Technologies Company and BT Alex. Brown Incorporated and
                        Credit Suisse First Boston Corporation.

         4.6+           Registration Rights Agreement, dated June 7, 2002, among
                        TransDigm Inc., the Guarantors and the Initial Purchasers
                        (each as defined therein), relating to the $75 million of 10 3/8% Senior Subordinated Notes due 2008.

        *4.7            Indenture, dated December 3, 1998, between TransDigm Holding
                        Company and State Street Bank and Trust Company, as trustee, relating to $20,000,000 aggregate principal amount of 12%
                        Pay-in-Kind Senior Notes due 2009.

        *4.8 Specimen Certificate of 12% Pay-in-Kind Senior Notes due 2009 (included in Exhibit 4.7 hereto).

        *4.9            Registration Rights Agreement, dated December 3, 1998, among
                        TransDigm Holding Company and Kelso Investment
                        Associates IV, L.P. and Kelso Equity Partners II, L.P.

         4.10           Investment Agreement, dated as of May 31, 2001, by and
                        between TransDigm Holding Company and First Union Investors,
                        Inc. (Incorporated herein by reference to Exhibit 4.3 to
                        Holdings' Form 8-K dated May 31, 2001). (File No. 1658668).

         5.1+ Opinion of Latham & Watkins as to the legality of the securities, dated June 28, 2002.

       *10.1            Stockholders' Agreement, dated December 3, 1998, by and
                        among TransDigm Holding Company, Odyssey Investment Partners
                        Fund, LP, Odyssey Coinvestors, LLC, TD-Equity LLC,
                        KIA IV-TD, LLC and Kelso Equity Partners II, L.P.

       *10.2            Stockholders' Agreement, dated December 3, 1998, by and
                        among TransDigm Holding Company, Odyssey Investment Partners
                        Fund and certain employee stockholders of TransDigm Holding
                        Company.

       NUMBER           DESCRIPTION OF EXHIBIT
       ------           ------------------------------------------------------------
       *10.3            Tax Allocation Agreement, dated December 3, 1998, between
                        TransDigm Holding Company and TransDigm Inc.

      **10.4            Employment Agreement dated May 19, 1999, between TransDigm
                        Holding Company and Douglas W. Peacock.

        10.5+ Employment Agreement Amendment, dated January 17, 2002, between TransDigm Holding Company and Douglas W. Peacock.

      **10.6            Employment Agreement dated May 19, 1999, between TransDigm
                        Holding Company and W. Nicholas Howley.

        10.7+ Employment Agreement Amendment, dated January 17, 2002, between TransDigm Holding Company and W. Nicholas Howley.

       *10.8            TransDigm Inc. Senior Executive Benefits Plan.

       *10.9            Summary of Annual Incentive Compensation Plan for Key
                        Management Employees of TransDigm Inc.

        10.10+          Purchase Agreement, dated June 4, 2002, by and among
                        TransDigm Inc., the Guarantors and the Initial Purchasers
                        (each as defined therein), with respect to the $75 million of 10 3/8% Senior Subordinated Notes due 2008.

        10.11           Amended and Restated Credit Agreement, dated as of
                        December 3, 1998 and amended and restated as of May 31,
                        2001, by and among TransDigm Holding Company, TransDigm
                        Inc., various lending institutions party thereto, Credit
                        Suisse First Boston, as Syndication Agent and Bankers Trust
                        Company, as Administrative Agent. (Incorporated herein by
                        reference to Exhibit 4.2 to Holdings' Form 8-K dated May 31
                        2001). (File No. 1658668).

        10.12+ First Amendment and Consent, dated as of May 14, 2002, to the Amended and Restated Credit Agreement.

        12.1+           Statement of Computation of Ratio of Earnings to Fixed
                        Charges.

        12.2+           Statement of Computation of Ratio of TransDigm Inc. Total
                        Debt to EBITDA (as defined).

        12.3+           Statement of Computation of Ratio of Pro Forma TransDigm
                        Inc. Net Debt to EBITDA (as defined).

        21.1+           Subsidiaries of TransDigm Holding Company.

        23.1+           Consent of Ernst & Young LLP.

        23.2+           Consent of Deloitte & Touche LLP.

        23.3+ Consent of Latham & Watkins (included in exhibit 5.1 hereto).

        24.1            Powers of Attorney (included in the signature pages to this
                        Registration Statement).

        25.1+           0 Statement of Eligibility and Qualification of Trustee on
                        Form T-1 under the Trust Indenture Act of 1939 of State
                        Street Bank and Trust Company.

        99.1+           Form of Letter of Transmittal, with respect to old notes and exchange notes.

        99.2+ Form of Notice of Guaranteed Delivery, with respect to old notes and exchange notes.

        99.3+           Form of Letter to Registered Holders and Depository Trust
                        Company Participants and Instructions from Beneficial Owners to Registered Holders and Depository Trust Company
                        Participants.

       NUMBER           DESCRIPTION OF EXHIBIT
       ------           ------------------------------------------------------------
        99.4+           Form of Letter to Clients.

        99.5+           Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form W-9.

------------------------

+  Filed herewith.

* (Incorporated by reference to same titled exhibit to our Registration Statement on Form S-4 dated January 29, 1999 File No. 333-71397, as amended.)

** (Incorporated by reference to same titled exhibit to our Form 10-K dated December 23, 1999 File No. 333-71397.)

    (B) Financial Statement Schedules

    Schedules are omitted since the information required to be submitted has been included in Holdings' Consolidated Financial Statements or the notes thereto.

ITEM 22. UNDERTAKINGS

    The Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, TransDigm Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond Heights, State of Ohio, on June 28, 2002.

                                                       TRANSDIGM INC.

                                                       By:  /s/ GREGORY RUFUS
                                                            -----------------------------------------
                                                            Gregory Rufus
                                                            Vice President, Chief Financial Officer
                                                            and Assistant Secretary

    The undersigned directors and officers of TransDigm Inc. hereby constitute and appoint W. Nicholas Howley and Gregory Rufus and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
               /s/ W. NICHOLAS HOWLEY
     -------------------------------------------       President, Chief Executive     June 28, 2002
                 W. Nicholas Howley                      Officer and Director

                  /s/ GREGORY RUFUS                    Vice President, Chief
     -------------------------------------------         Financial Officer and        June 28, 2002
                    Gregory Rufus                        Assistant Secretary

               /s/ DOUGLAS W. PEACOCK
     -------------------------------------------       Chairman of the Board of       June 28, 2002
                 Douglas W. Peacock                      Directors

                 /s/ STEPHEN BERGER
     -------------------------------------------       Director                       June 28, 2002
                   Stephen Berger

                 /s/ WILLIAM HOPKINS
     -------------------------------------------       Director                       June 28, 2002
                   William Hopkins

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ MUZZAFAR MIRZA
     -------------------------------------------       Director                       June 28, 2002
                   Muzzafar Mirza

                 /s/ JOHN W. PAXTON
     -------------------------------------------       Director                       June 28, 2002
                   John W. Paxton

               /s/ THOMAS R. WALL, IV
     -------------------------------------------       Director                       June 28, 2002
                 Thomas R. Wall, IV

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, TransDigm Holding Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond Heights, State of Ohio, on June 28, 2002.

                                                       TRANSDIGM HOLDING COMPANY

                                                       By:  /s/ GREGORY RUFUS
                                                            -----------------------------------------
                                                            Gregory Rufus
                                                            Vice President, Chief Financial Officer
                                                            and
                                                            Assistant Secretary

    The undersigned directors and officers of TransDigm Holding Company hereby constitute and appoint W. Nicholas Howley and Gregory Rufus and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
               /s/ W. NICHOLAS HOWLEY
     -------------------------------------------       President, Chief Executive     June 28, 2002
                 W. Nicholas Howley                      Officer and Director

                  /s/ GREGORY RUFUS                    Vice President, Chief
     -------------------------------------------         Financial Officer and        June 28, 2002
                    Gregory Rufus                        Assistant Secretary

               /s/ DOUGLAS W. PEACOCK
     -------------------------------------------       Chairman of the Board of       June 28, 2002
                 Douglas W. Peacock                      Directors

                 /s/ STEPHEN BERGER
     -------------------------------------------       Director                       June 28, 2002
                   Stephen Berger

                 /s/ WILLIAM HOPKINS
     -------------------------------------------       Director                       June 28, 2002
                   William Hopkins

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ MUZZAFAR MIRZA
     -------------------------------------------       Director                       June 28, 2002
                   Muzzafar Mirza

                 /s/ JOHN W. PAXTON
     -------------------------------------------       Director                       June 28, 2002
                   John W. Paxton

               /s/ THOMAS R. WALL, IV
     -------------------------------------------       Director                       June 28, 2002
                 Thomas R. Wall, IV

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Champion Aerospace Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond Heights, State of Ohio, on June 28, 2002.

                                                       CHAMPION AEROSPACE INC.

                                                       By:              /s/ GREGORY RUFUS
                                                            -----------------------------------------
                                                                          Gregory Rufus
                                                                Treasurer and Assistant Secretary

    The undersigned directors and officers of Champion Aerospace Inc. hereby constitute and appoint W. Nicholas Howley and Gregory Rufus and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ W. NICHOLAS HOWLEY                  Chairman of the Board of
     -------------------------------------------         Directors, Chief Executive      June 28, 2002
                 W. Nicholas Howley                      Officer and Director

                /s/ W. TODD LITTLETON
     -------------------------------------------       President                         June 28, 2002
                  W. Todd Littleton

                  /s/ GREGORY RUFUS
     -------------------------------------------       Treasurer, Assistant Secretary    June 28, 2002
                    Gregory Rufus                        and Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Marathon Power Technologies Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond Heights, State of Ohio, on June 28, 2002.

                                                       MARATHON POWER TECHNOLOGIES COMPANY

                                                       By:              /s/ GREGORY RUFUS
                                                            -----------------------------------------
                                                                          Gregory Rufus
                                                                Treasurer and Assistant Secretary

    The undersigned directors and officers of Marathon Power Technologies Company hereby constitute and appoint W. Nicholas Howley and Gregory Rufus and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ W. NICHOLAS HOWLEY                  Chairman of the Board of
     -------------------------------------------         Directors, Chief Executive      June 28, 2002
                 W. Nicholas Howley                      Officer and Director

               /s/ ALBERT J. RODRIGUEZ
     -------------------------------------------       President                         June 28, 2002
                 Albert J. Rodriguez

                  /s/ GREGORY RUFUS
     -------------------------------------------       Treasurer, Assistant Secretary    June 28, 2002
                    Gregory Rufus                        and Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, ZMP, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond Heights, State of Ohio, on June 28, 2002.

                                                       ZMP, INC.

                                                       By:              /s/ GREGORY RUFUS
                                                            -----------------------------------------
                                                                          Gregory Rufus
                                                                Treasurer and Assistant Secretary

    The undersigned directors and officers of ZMP, Inc. hereby constitute and appoint W. Nicholas Howley and Gregory Rufus and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ W. NICHOLAS HOWLEY                  Chairman of the Board of
     -------------------------------------------         Directors, Chief Executive      June 28, 2002
                 W. Nicholas Howley                      Officer and Director

                  /s/ JOHN F. LEARY
     -------------------------------------------       President                         June 28, 2002
                    John F. Leary

                  /s/ GREGORY RUFUS
     -------------------------------------------       Treasurer, Assistant Secretary    June 28, 2002
                    Gregory Rufus                        and Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Adams Rite Aerospace, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond Heights, State of Ohio, on June 28, 2002.

                                                       ADAMS RITE AEROSPACE, INC.

                                                       By:              /s/ GREGORY RUFUS
                                                            -----------------------------------------
                                                                          Gregory Rufus
                                                                Treasurer and Assistant Secretary

    The undersigned directors and officers of Adams Rite Aerospace, Inc. hereby constitute and appoint W. Nicholas Howley and Gregory Rufus and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ W. NICHOLAS HOWLEY                  Chairman of the Board of
     -------------------------------------------         Directors, Chief Executive      June 28, 2002
                 W. Nicholas Howley                      Officer and Director

                  /s/ JOHN F. LEARY
     -------------------------------------------       President                         June 28, 2002
                    John F. Leary

                  /s/ GREGORY RUFUS
     -------------------------------------------       Treasurer, Assistant Secretary    June 28, 2002
                    Gregory Rufus                        and Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Christie Electric Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond Heights, State of Ohio, on June 28, 2002.

                                                       CHRISTIE ELECTRIC CORP.

                                                       By:              /s/ GREGORY RUFUS
                                                            -----------------------------------------
                                                                          Gregory Rufus
                                                                Treasurer and Assistant Secretary

    The undersigned directors and officers of Christie Electric Corp. hereby constitute and appoint W. Nicholas Howley and Gregory Rufus and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ W. NICHOLAS HOWLEY                  Chairman of the Board of
     -------------------------------------------         Directors, Chief Executive      June 28, 2002
                 W. Nicholas Howley                      Officer and Director

               /s/ ALBERT J. RODRIGUEZ
     -------------------------------------------       President                         June 28, 2002
                 Albert J. Rodriguez

                  /s/ GREGORY RUFUS
     -------------------------------------------       Treasurer, Assistant Secretary    June 28, 2002
                    Gregory Rufus                        and Director

                                 EXHIBIT INDEX

       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------   ------------------------------------------------------------

        *2.1            Agreement and Plan of Merger, dated August 3, 1998, between
                          Phase II Acquisition Corp. and TransDigm Holding Company.

        *2.2            Amendment One, dated November 9, 1998, to the Agreement and
                          Plan of Merger between Phase II Acquisition Corp. and
                          TransDigm Holding Company.

        *2.3            Agreement and Plan of Reorganization, dated as of March 31,
                          1999, by and among TransDigm Inc., ARA Acquisition
                          Corporation, ZMP, Inc. and TCW Special Placements Fund II.

         2.4            Asset Purchase Agreement, dated as of April 29, 2001, by and between Aviation Acquisition Corporation and Federal-Mogul
                          Ignition Company. (Incorporated herein by reference to
                          Exhibit 2.1 to Holdings' Form 10-Q for the period ended
                          March 31, 2001). (File No. 1631079).

         3.1            Restated Certificate of Incorporation, filed on May 31,
                          2001, of TransDigm Holding Company. (Incorporated herein by reference to Exhibit 3.1 to Holdings' Form 8-K dated
                          May 31, 2001). (File No. 1658668).

         3.2            Certificate of Designations, Preferences and Relative,
                          Participating, Optional and Other Special Rights of
                          Preferred Stock and Qualifications, Limitations and
                          Restrictions Thereof of 16% Cumulative Redeemable
                          Preferred Stock of TransDigm Holding Company.
                          (Incorporated herein by reference to Exhibit 4.1 to Holdings' Form 8-K dated May 31, 2001). (File No.
                          1658668).

        *3.3            Certificate of Ownership and Merger, filed on December 3,
                          1998, merging Phase II Acquisition Corp. with and into
                          TransDigm Holding Company.

        *3.4            Certificate of Incorporation, filed on July 2, 1993, of
                          NovaDigm Acquisition, Inc. (TransDigm Inc.).

        *3.5            Certificate of Amendment, filed on July 22, 1993, of the
                          Certificate of Incorporation of NovaDigm Acquisition, Inc.
                          (TransDigm Inc.).

        *3.6            Certificate of Ownership and Merger, filed on September 13,
                          1993, merging IMO Aerospace Company with and into
                          TransDigm Inc.

        *3.7            Certificate of Incorporation, filed on March 28, 1994, of
                          MPT Acquisition Corp. (Marathon Power Technologies
                          Company).

        *3.8            Certificate of Amendment, filed on May 18, 1994, of the
                          Certificate of Incorporation of MPT Acquisition Corp.
                          (Marathon Power Technologies Company).

        *3.9            Certificate of Amendment, filed on May 24, 1994, of the
                          Certificate of Incorporation of MPT Acquisition Corp.
                          (Marathon Power Technologies Company).

        *3.10           Amended and Restated Articles of Incorporation, filed on
                          April 23, 1999, of ZMP, Inc.

        *3.11           Certificate of Ownership and Merger, filed on April 23,
                          1999, merging ARA Acquisition Corporation with and into
                          ZMP, Inc.

        *3.12           Articles of Incorporation, filed on July 30, 1986, of ARP
                          Acquisition Corporation (Adams Rite Aerospace, Inc.).

        *3.13           Certificate of Amendment, filed on September 12, 1986, of
                          the Articles of Incorporation of ARP Acquisition
                          Corporation (Adams Rite Aerospace, Inc.).

       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------   ------------------------------------------------------------
        *3.14           Certificate of Amendment, filed on January 27, 1992, of the
                          Articles of Incorporation of Adams Rite Aerospace
                          Products, Inc. (Adams Rite Aerospace, Inc.).

        *3.15           Certificate of Amendment, filed on December 31, 1992, of the
                          Articles of Incorporation of Adams Rite Aerospace
                          Products, Inc. (Adams Rite Aerospace, Inc.).

        *3.16           Certificate of Amendment, filed on August 11, 1997, of the
                          Articles of Incorporation of Adams Rite Aerospace Sabre
                          International, Inc. (Adams Rite Aerospace, Inc.).

         3.17+          Articles of Incorporation, filed on April 16, 2001, of
                          Aviation Acquisition Corporation (Champion Aerospace
                          Inc.).

         3.18+          Certificate of Amendment, filed on June 1, 2001, of the
                          Articles of Incorporation of Aviation Acquisition
                          Corporation (Champion Aerospace Inc.).

         3.19+          Articles of Incorporation, filed on December 6, 1929, of
                          McColpin -- Christie Electric Corporation, LTD. (Christie
                          Electric Corp.).

         3.20+          Certificate of Amendment, filed on November 3, 1947, of the
                          Articles of Incorporation of McColpin -- Christie
                          Corporation, LTD. (Christie Electric Corp.).

         3.21+          Certificate of Amendment, filed on May 26, 1952, of the
                          Articles of Incorporation of McColpin -- Christie
                          Corporation, LTD. (Christie Electric Corp.).

         3.22+          Certificate of Amendment, filed on May 1, 1956, of the
                          Articles of Incorporation of McColpin -- Christie Corp.
                          (Christie Electric Corp.)

         3.23+          Certificate of Amendment, filed on May 1, 1979, of the
                          Articles of Incorporation of Christie Electric Corp.

         3.24+          Certificate of Ownership, filed on April 16, 1985, of
                          Christie Electric Corp.

         3.25+          Certificate of Amendment, filed on September 29, 1993, of
                          the Articles of Incorporation of Christie Electric Corp.

        *3.26           Bylaws of TransDigm Holding Company.

        *3.27           Bylaws of NovaDigm Acquisition, Inc. (TransDigm Inc.).

        *3.28           Bylaws of MPT Acquisition Corp. (Marathon Power Technologies
                          Company).

        *3.29           Amended and Restated Bylaws of ZMP, Inc.

        *3.30           Amended and Restated Bylaws of Adams Rite Aerospace, Inc.

         3.31+          Bylaws of Aviation Acquisition Corporation (Champion
                          Aerospace Inc.).

         3.32+          Bylaws of Christie Electric Corp.

        *4.1            Indenture, dated December 3, 1998, among TransDigm Inc.,
                          TransDigm Holding Company and Marathon Power Technologies
                          Company and State Street Bank and Trust Company, as
                          trustee, relating to the 10 3/8% Senior Subordinated Notes due 2008 and the registered 10 3/8% Senior Subordinated
                          Notes due 2008.

        *4.2            Supplemental Indenture, dated April 23, 1999, among ZMP,
                          Inc. and Adams Rite Aerospace, Inc. and State Street Bank
                          and Trust Company, as trustee.

        *4.3            Specimen Certificate of 10 3/8% Senior Subordinated Notes
                          due 2008 (the "old notes") (included in Exhibit 4.1
                          hereto).

       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------   ------------------------------------------------------------
        *4.4            Specimen Certificate of the registered 10 3/8% Senior
                          Subordinated Notes due 2008 (the "exchange notes")
                          (included in Exhibit 4.1 hereto).

        *4.5            Registration Rights Agreement, dated December 3, 1998, among
                          TransDigm Inc., TransDigm Holding Company and Marathon
                          Power Technologies Company and BT Alex. Brown Incorporated
                          and Credit Suisse First Boston Corporation.

         4.6+           Registration Rights Agreement, dated June 7, 2002, among
                          TransDigm Inc., the Guarantors and the Initial Purchasers
                          (each as defined therein), relating to the $75 million of
                          10 3/8% Senior Subordinated Notes due 2008.

        *4.7            Indenture, dated December 3, 1998, between TransDigm Holding
                          Company and State Street Bank and Trust Company, as
                          trustee, relating to $20,000,000 aggregate principal
                          amount of 12% Pay-in-Kind Senior Notes due 2009.

        *4.8            Specimen Certificate of 12% Pay-in-Kind Senior Notes due
                          2009 (included in Exhibit 4.7 hereto).

        *4.9            Registration Rights Agreement, dated December 3, 1998, among
                          TransDigm Holding Company and Kelso Investment Associates
                          IV, L.P. and Kelso Equity Partners II, L.P.

         4.10           Investment Agreement, dated as of May 31, 2001, by and
                          between TransDigm Holding Company and First Union
                          Investors, Inc. (Incorporated herein by reference to Exhibit 4.3 to Holdings' Form 8-K dated May 31, 2001).
                          (File No. 1658668).

         5.1+           Opinion of Latham & Watkins as to the legality of the
                          securities, dated June 28, 2002.

       *10.1            Stockholders' Agreement, dated December 3, 1998, by and
                          among TransDigm Holding Company, Odyssey Investment
                          Partners Fund, LP, Odyssey Coinvestors, LLC, TD-Equity
                          LLC, KIA IV-TD, LLC and Kelso Equity Partners II, L.P.

       *10.2            Stockholders' Agreement, dated December 3, 1998, by and
                          among TransDigm Holding Company, Odyssey Investment
                          Partners Fund and certain employee stockholders of
                          TransDigm Holding Company.

       *10.3            Tax Allocation Agreement, dated December 3, 1998, between
                          TransDigm Holding Company and TransDigm Inc.

      **10.4            Employment Agreement dated May 19, 1999, between TransDigm
                          Holding Company and Douglas W. Peacock.

        10.5+           Employment Agreement Amendment, dated January 17, 2002,
                          between TransDigm Holding Company and Douglas W. Peacock.

      **10.6            Employment Agreement dated May 19, 1999, between TransDigm
                          Holding Company and W. Nicholas Howley.

        10.7+           Employment Agreement Amendment, dated January 17, 2002,
                          between TransDigm Holding Company and W. Nicholas Howley.

       *10.8            TransDigm Inc. Senior Executive Benefits Plan.

       *10.9            Summary of Annual Incentive Compensation Plan for Key
                          Management Employees of TransDigm Inc.

        10.10+          Purchase Agreement, dated June 4, 2002, by and among
                          TransDigm Inc., the Guarantors and the Initial Purchasers
                          (each as defined therein), with respect to the $75 million of 10 3/8% Senior Subordinated Notes due 2008.

       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------   ------------------------------------------------------------
        10.11           Amended and Restated Credit Agreement, dated as of December
                          3, 1998 and amended and restated as of May 31, 2001, by
                          and among TransDigm Holding Company, TransDigm Inc.,
                          various lending institutions party thereto, Credit Suisse
                          First Boston, as Syndication Agent and Bankers Trust
                          Company, as Administrative Agent. (Incorporated herein by
                          reference to Exhibit 4.2 to Holdings' Form 8-K dated May
                          31 2001). (File No. 1658668).

        10.12+          First Amendment and Consent, dated as of May 14, 2002, to
                          the Amended and Restated Credit Agreement.

        12.1+           Statement of Computation of Ratio of Earnings to Fixed
                          Charges.

        12.2+           Statement of Computation of Ratio of TransDigm Inc. Total
                          Debt to EBITDA (as defined).

        12.3+           Statement of Computation of Ratio of Pro Forma TransDigm
                          Inc. Net Debt to EBITDA (as defined).

        21.1+           Subsidiaries of TransDigm Holding Company.

        23.1+           Consent of Ernst & Young LLP.

        23.2+           Consent of Deloitte & Touche LLP.

        23.3+           Consent of Latham & Watkins (included in exhibit 5.1
                          hereto).

        24.1            Powers of Attorney (included in the signature pages to this
                          Registration Statement).

        25.1+           Statement of Eligibility and Qualification of Trustee on
                          Form T-1 under the Trust Indenture Act of 1939 of State
                          Street Bank and Trust Company.

        99.1+           Form of Letter of Transmittal, with respect to old notes and exchange notes.

        99.2+           Form of Notice of Guaranteed Delivery, with respect to old notes and exchange notes.

        99.3+           Form of Letter to Registered Holders and Depository Trust
                          Company Participants and Instructions from Beneficial
                          Owners to Registered Holders and Depository Trust Company
                          Participants.

        99.4+           Form of Letter to Clients.

        99.5+           Guidelines for Certification of Taxpayer Identification
                          Number on Substitute Form W-9.

------------------------

+  Filed herewith.

* (Incorporated by reference to same titled exhibit to our Registration Statement on Form S-4 dated January 29, 1999 File No. 333-71397, as amended.)

** (Incorporated by reference to same titled exhibit to our Form 10-K dated December 23, 1999 File No. 333-71397.)